EX. 10.10

SECOND AMENDED AND RESTATED
INVENTORY LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDED AND RESTATED INVENTORY LOAN AND SECURITY AGREEMENT (as amended from time to time, this “Agreement”), made and executed as of the 22nd day of December, 2010, by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as secured party (herein referred to as the “Lender”) and SILVERLEAF RESORTS, INC., a Texas corporation, as debtor (herein referred to as the “Borrower”).

1.    INTERPRETATION OF THIS AGREEMENT

1.1    Terms Defined
As used in this Agreement, the following terms shall have the following respective meanings set forth below or set forth in the Section referred to following such term:
Acquisition Advance-as defined in Section 2.1.

Acquisition Contract-means, collectively, each purchase and sale or similar agreement entered into by and between Borrower and any seller for the acquisition of any Resort.

Acquisition Purchase Price-means, collectively, (a) the purchase price of all real and personal property as set forth in the applicable Acquisition Contract, plus (b) all reasonable and customary out-of-pocket costs and expenses of Borrower in connection therewith, capitalized on Borrowers' balance sheet in accordance with GAAP, as more particularly set forth in the applicable Acquisition Contract.
Additional Resort-means any property acceptable to Lender in its sole discretion subject to an Acquisition Contract for which a Borrower seeks a Subsequent Advance to finance all or a portion of the Acquisition Purchase Price.
Additional Resort Property-means collectively, (i) all of Borrowers' right, title and interest in and to the real property related to any Additional Resort, and for which a Mortgage has been filed in favor of Lender and (ii) all personal property used at or in conjunction with the real property described in clause (i) above.
Advance-as defined in Section 2.1 of this Agreement.
Affiliate-means any Person:
(a)which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person;
(b)which beneficially owns or holds 5% or more of any class of the Voting Equity of such Person; or
(c)5% or more of the Voting Equity of which is beneficially owned or held by such Person.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity, other voting Securities, by contract or otherwise.
Agreement or this Agreement-as defined in the preamble hereto.
Amended and Restated Agreement-means that certain Amended and Restated Inventory Loan and Security Agreement, dated as of April 28, 2006, by and between Lender and Borrower, as amended and modified from time to time.
Amended and Restated Closing Date-means April 28, 2006.
Amortization Triggering Event-means the occurrence of any of the following:
(a)tested at the end of each calendar quarter, if Borrower's Consolidated Net Income less any extraordinary gains falls below $5,000,000 for the immediately preceding twelve (12) calendar month period, or
(b)if after thirty (30) days following the end of each calendar month after the Closing Date, greater than twenty percent (20.00%) of all Pledged Intervals constitute Blue-Season Timeshare Interests, or
(c)if after thirty (30) days following the end of each calendar month following the Closing Date, greater than thirty percent (30.00%) of all Pledged Intervals constitute Vintage-type Timeshare Interests, or
(d)if after thirty (30) days following the end of each calendar month following the Closing Date, greater than ten percent (10.00%) of all Pledged Intervals are located at the Resort known as Holly Lake Resort and the Resort known as Lake O' the Woods Resort, or
(e)at the end of each calendar quarter, if Borrower shall have sold less than thirty percent (30%) of the total amount of Pledged Intervals securing the Loan pledged as Collateral to Lender pursuant to the terms of this Agreement and the Loan Documents for the immediate twelve (12) calendar months prior to the applicable test date, or
(f)a Change in Management shall have occurred,
(g)the end of the Commitment Period, or
(h)the occurrence and continuance of any Default or Event of Default.
Applicable Law-means any and all federal, state, and local statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type applicable to the Loan, this Agreement, the Loan Documents and other Security Documents, Borrower, any Resort or any portion thereof including, without limitation, those governing the marketing and sale of Timeshare Interests at or with respect to the Receivables Loan Approved Resorts, those governing the servicing, collection and enforcement related to Note Receivables, and those regarding access and facilities for handicapped or disabled persons and any required by any Applicable State or any of their administrative agencies.
Applicable States-means (i) Texas, (ii) Missouri, (iii) Georgia, (iv) Illinois, (v) Florida, (vi) Massachusetts and (vii) any other state in which Borrower is or becomes qualified to sell Timeshare Interests located at a Resort, provided, that acceptable proof of such qualification (including all applicable licenses and permits) or an exemption therefrom has been delivered to Lender.
Backup Servicer-means Concord Servicing Corporation, or such other servicer acceptable to Lender in its Permitted Discretion, that Lender engages from time to time, all in accordance with the terms and conditions of the Backup Servicing Agreement.
Backup Servicing Agreement-means that certain Backup Servicing Agreement dated as of April 29, 2005 among Lender, Borrower and Backup Servicer, as amended on the Closing Date and as the same may be further amended, modified, supplemented, restated, replaced or renewed in writing from time to time.
Bank Product Agreement-means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management or depositary arrangements entered into between Borrower and Lender or an Affiliate of Lender, in its separate capacity as a party to such Bank Products Agreement.
Bankruptcy Code-means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be amended from time to time.
Bi-annual Timeshare Interest-has the meaning given to such term in the definition of Timeshare Interest.
Blue-season Timeshare Interests-means the off-season Timeshare Interest at each Resort more particularly described in Schedule 16 attached hereto.
Books and Records-means all books, records, computer tapes, disks, software and micro-fiche records of Borrower solely related to the Pledged Intervals, Additional Resorts and other Collateral.
Borrower-as defined in the preamble to this Agreement.
Borrowing Base-means, at any date, a maximum outstanding Loan amount equal to the lesser of (i) the Maximum Loan Amount or (ii) the sum of (a) (1) in connection with all Additional Resorts acquired or being acquired by Borrower that are not already developed for hospitality or residential use or fit for use as timeshare at the time of acquisition, seventy percent (70%) of the Acquisition Purchase Price in connection with such Resorts, plus (2) for all other Additional Resorts acquired or being acquired by Borrower, seventy-five percent (75%) of the Acquisition Purchase Price in connection with such Resorts, (b) the lesser of (1) the then applicable Inventory Advance Maximum Amount and (2) the then applicable Inventory Advance Rate multiplied by the Retail Value of all Pledged Intervals located in any Resort other than any Additional Resort, and (c) seventy-five percent (75%) of the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Lender pursuant to this Agreement as partial security for the Loan as of the date in question.
Borrowing Base Certificate-means a certificate duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit G hereto.
Broker-as defined in Section 10.14 of this Agreement.
Business Day-means each day that is not a Saturday, Sunday or other day on which (a) commercial banks in California and New York City are authorized or required by law to remain closed or (b) banks are not open for dealings in dollar deposits in the London interbank market.
Capital Lease-means, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.
Change in Law-means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Lender (or, for purposes of Section 3.21 by any Lending Office of Lender or by such holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
Change in Management-means a change of more than fifty percent (50%), in the aggregate, of the following members of the executive management team of Borrower: Robert Mead, Sharon Brayfield, David O'Connor, Harry White, Edward Lahart, Thomas Morris and Joe Conner (each an “Executive Management Member”).
Claims-means any and all liabilities, obligations, losses, damages, penalties, claims, actions, litigation, proceedings, investigations, judgments, suits, fees, costs, expenses, charges, advances and disbursements of any kind (including, without limitation, fees, costs, expenses and charges of counsel (including in-house counsel)).
Closing Date-means December 22, 2010.
Code-means the Uniform Commercial Code as in effect in the State of Maryland; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Maryland, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
Collateral-as defined in Section 3.2 of this Agreement.
Colorado Hotel-means that certain hotel, commonly known as The Pinnacle Lodge, owned by Borrower with an address of 108 Zerex St., Fraser, Colorado 80442, pledged to Lender as Collateral.
Commitment Fee-means an amount equal to $500,000 which shall be deemed fully earned and nonrefundable upon execution of this Agreement on the Closing Date.
Commitment Period-means, individually and collectively, the Inventory Commitment Period and the Receivables Commitment Period.
Common Elements-has the meaning set forth in each Declaration, and includes all recreational and service facilities as well as the land (excluding real property constituting all or a part a Timeshare Unit), which are included within each Resort and owned by Borrower, for the common use and enjoyment of a Purchaser of Timeshare Interests.
Compensation-as defined in Section 3.1(g) of this Agreement.
Condemnation Compensation-as defined in Section 3.6(a) of this Agreement.
Confidential Information-as defined in Section 10.17 of this Agreement
Consolidated Net Income-means, with respect to any period, the aggregate stated income statement amount of net income of Borrower and its subsidiaries, after deduction of all expenses, taxes and other proper charges paid during such period, excluding extraordinary profits, gains or losses, determined on a consolidated basis in accordance with GAAP.
Construction Costs-means any costs and expenses required to be paid by Borrower under any construction contract or otherwise identified as construction costs (including, without limitation, contractor fees, architect fees, engineering fees, site work and landscaping, interest expenses and professional fees) together with any insurance or bonding costs, related to any construction, remodeling, improvement or renovation work in any way related to any Pledged Interval.
Credit File-means, collectively, all Notes Receivable, the related mortgages, the related federal truth-in-lending disclosure statements, the Purchase Agreement, all related notices delivered under Applicable Law, and all title insurance policies insuring the Timeshare Mortgage.
Credit Protection Laws-means all federal, state and local laws in respect of the business of extending credit to borrowers, including without limitation, the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Financial Privacy Act, Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, anti-discrimination and fair lending laws, laws relating to servicing procedures or maximum charges and rates of interest, and other similar laws, each to the extent applicable, and all applicable regulations in respect of any of the foregoing.
CSF-as defined in Section 10.19 of this Agreement.
Custodial Agreement-means that certain Custodial Agreement by and among Borrower, Lender and Custodian, dated as of April 29, 2005, pursuant to which Custodian will maintain custody of all original Pledged Notes Receivable and Purchase Agreements and certain original and duplicate documents and instruments related thereto and take certain actions in connection therewith, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time in accordance with the terms hereof and thereof.
Custodian-means Wells Fargo Bank, National Association, or such other Person as Lender, in its sole discretion, engages from time to time, at Borrower's sole cost and expense pursuant to the terms of the Custodial Agreement, to maintain custody of all original Pledged Notes Receivable and certain original and duplicate documents and instruments related thereto and take certain actions in connection therewith.
Debt-of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all guarantees by such Person of Debt of others, (g) all Capital Leases of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefore.
Debt Service Coverage Ratio-means, at any time of determination, the ratio of (a) EBITDA of Borrower and its subsidiaries on a consolidated basis, less capital expenditures for the immediately preceding twelve (12) calendar months to (b) the cash Interest Expenses of Borrower and its subsidiaries on a consolidated basis for the immediately preceding twelve (12) calendar months.
Debtor Relief Law-means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law, proceeding, or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.
Declarant-means the status of Borrower as the declarant under the applicable Declaration and the Articles of Incorporation and By-Laws of the related Owner's Association, as amended.
Declaration-means, collectively, all declarations, covenants, conditions and restrictions, or other restrictive covenants encumbering all or any portion of the real property where a Resort or building in which a Timeshare Interest owned by Borrower is located (whether or not such Timeshare Interest is a Pledged Interval), filed in the appropriate official records of the county where such Resort or building is located, and delivered to Lender prior to any Advance being made by Lender to finance a Note Receivable related to such Timeshare Interest or to be secured by such Timeshare Interest if such Timeshare Interest constitutes a Pledged Interval.
Default-means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
Default Rate -means, at any time, the per annum rate of interest equal to the Interest Rate, then in effect, plus 4% per annum; provided, however, that the Default Rate shall in no event exceed the Maximum Rate.
Delinquent Pledged Note Receivable-as defined in Section 7.31 of this Agreement.
Disbursement Agent-means Lender, an affiliate or employee of Lender or any Person as Lender may in its sole discretion select to function as the disbursement agent for the Loan, if any. Any third-party “Disbursement Agent” shall be the exclusive agent of Lender and Borrower shall be required to pay the fees and costs incurred by Lender for Disbursement Agent's administration of the Loan proceeds.
Eligible Note Receivable-means a Pledged Note Receivable that satisfies each of the following conditions:
(a)The Pledged Note Receivable arises from a bona fide sale by Borrower of one (1) or more Timeshare Interests in a Receivables Loan Approved Resort to a Purchaser;
(b)The Timeshare Interest sale from which it arises has not been canceled by the Purchaser or Borrower, any statutory or other applicable cancellation or rescission period has expired, the Timeshare Interest purchased by the Purchaser has not been surrendered in accordance with any applicable terms of the relevant Purchase Agreement, and the related Timeshare Interest sale complies fully with the terms, provisions, and conditions of this Agreement, the other Loan Documents, the Timeshare Documents, and all Applicable Laws;
(c)The Pledged Note Receivable is secured by a first priority Timeshare Mortgage on the purchased Timeshare Interest;
(d)The Pledged Note Receivable evidences the personal obligation of the applicable Purchaser to pay the balance due on the Purchase Price of the Timeshare Interest being acquired by such Purchaser, all as described and set forth in the Purchase Agreement to which such Pledged Note Receivable pertains;
(e)Principal and interest payments on the Pledged Note Receivable are payable to Borrower in U.S. Dollars and are made by the applicable Purchaser and not by Borrower or Affiliate thereof;
(f)Scheduled payments of principal and interest on the Pledged Note Receivable are due in equal monthly installments;
(g)The Pledged Note Receivable has an original term of no greater than one hundred twenty (120) months;
(h)A cash down payment and/or other cash payments have been received from the Purchaser or the maker of the Pledged Note Receivable in an amount equal to at least ten percent (10%) of the original purchase price of the relevant Timeshare Interest, no portion of such down payment has been paid or loaned to the Purchaser by Borrower, and the Purchaser has received no cash or other rebates of any kind;
(i)All Purchasers must have a FICO credit score equal to or greater than 550;
(j)No monthly installment due with respect to a Pledged Note Receivable is more than thirty (30) days' contractually past due as of the date of the initial Advance on such Pledged Note Receivable and subsequent to the initial Advance on a Pledged Note Receivable, no monthly installment due with respect to such Pledged Note Receivable is more than sixty (60) days contractually past due;
(k)The first monthly installment due with respect to the Pledged Note Receivable is no more than sixty (60) days after the date of such Pledged Note Receivable.
(l)The Purchaser of the relevant Timeshare Interest has, subject to the terms of the Declaration and the other Timeshare Documents, access to a Timeshare Unit within the Property developed in accordance with the specifications provided in the Purchase Agreement, and a certificate of occupancy has been issued for such Timeshare Unit;
(m)Neither the Purchaser of the relevant Timeshare Interest nor any other maker of the Pledged Note Receivable is an Affiliate of, related to, or employed by Borrower;
(n)The Purchaser or other obligor has no bona fide claim against Borrower or any Affiliate of Borrower and no defense, set-off, or counterclaim exists with respect to the Pledged Note Receivable;
(o)The maximum outstanding principal balance of any Pledged Note Receivable hereunder does not exceed $50,000 and the maximum aggregate exposure by any one obligor shall not exceed two (2) Pledged Notes Receivable, without the prior written consent of Lender;
(p)The Pledged Note Receivable is made by a U.S. resident unless otherwise approved by Lender;
(q)The original of the Pledged Note Receivable and all related documents and instruments have been endorsed in the manner prescribed by Lender and delivered to Lender or Custodian as provided herein, and all such related documents and instruments otherwise comply in all respects with all Applicable Laws;
(r)The form of promissory note, Timeshare Mortgage, federal truth-in-lending disclosure statement, Purchase Agreement, loan application and all other documents and instruments corresponding to the Timeshare Interest purchase transaction giving rise to such Note Receivable shall be in form and content acceptable to Lender and approved in advance by Lender in writing;
(s)The Timeshare Unit corresponding to such Pledged Note Receivable is subject to property insurance acceptable to Lender in its sole discretion;
(t)Subject to the provisions of Section 7.22, the Timeshare Unit, and the Lien evidenced by the Timeshare Mortgage, corresponding to such Pledged Note Receivable is subject to title insurance acceptable to Lender in its sole discretion; provided, however, any Pledged Note Receivable relating to Oak N' Spruce Resort shall not be required to be subject to title insurance; and
(u)If the Timeshare Interest securing such Pledged Note Receivable relates to Oak N' Spruce Resort, then Lender shall have received an Assignment of Certificate of Beneficial Interest securing such Pledged Note Receivable acceptable to Lender in its sole discretion and Borrower shall have filed a UCC-1 financing statement in the state where the Purchaser is located naming Borrower as the secured party and Lender as Borrower's assignee.
Encumbered Timeshare Interest-means the Timeshare Interest that is encumbered by the Liens of the Timeshare Mortgages which are pledged and assigned to Lender.
Environmental Protection Law-means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended from time to time (“RCRA”), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, and any and all comparable statutes or ordinances enacted in the State of Texas or any other state where a Resort is located, as all of the foregoing laws may be amended from time to time, and any rules or regulations promulgated pursuant to the foregoing; together with any similar local, state or federal statutes, ordinances, rules, or regulations, either in existence as of the date hereof or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal, and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability, or other tortious conduct, or any other federal, state, or local statute, ordinance, regulation, rule, policy, or determination pertaining to health, hygiene, the environment, or environmental conditions.
Escrow Agent-as defined in Section 2.8(i) hereof.
Event of Default-as defined in Section 8.1 of this Agreement.
Exchange Company-either Interval International and/or Resort Condominiums International (RCI).
Executive Management Member-as defined in the definition of Change in Management.
Existing Receivables Loan-means that certain loan provided by Lender to Borrower pursuant to the Existing Receivables Loan Agreement in the maximum principal amount of $20,000,000.
Existing Receivables Loan Agreement-means that certain Receivables Loan and Security Agreement, dated as of April 29, 2005, by and between Borrower and Lender, as amended from time to time.
Existing Receivables Loan Documents-means all documents, instruments, agreements and other contracts executed or delivered in connection with the Existing Receivables Loan Agreement.
Fair Market Value-at any time with respect to any Pledged Interval means the sale value of such Pledged Interval that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.
FICO-means the credit scoring system used by Fair Isaac and Company.
Furnishings-means the furnishings, furniture, equipment, appliances and fixtures provided by the Silverleaf Club or Borrower at each Resort for use within the Timeshare Units and the Common Elements.
GAAP-means the Financial Accounting Standards Board (FASB) Accounting Standards Codification.
Governmental Authority-means any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.
Hazardous Substances-means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Protection Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls); provided, however, that “Hazardous Substances” shall not include any substance used by Borrower in the ordinary course of business and in compliance with applicable Environmental Protection Laws.
Impositions-as defined in Section 3.7 of this Agreement.
Improvements-means all Timeshare Interests, Timeshare Units, Common Elements and other buildings, structures, recreational facilities and appurtenances now located on the Resort.
Indemnified Persons-as defined in Section 10.14(a) of this Agreement.
Indemnity Agreement-means that certain Hazardous Materials Indemnity Agreement of even date herewith executed by Borrower for the benefit of Lender.
Initial Advance-means the first Acquisition Advance and/or Acquisition Advance under the Inventory Loan which shall occur or be deemed to have occurred on or promptly following the Original Closing Date.
Initial Receivables Advance-as defined in Article 6 of this Agreement.
Insurance Premiums-as defined in Section 3.5(a)(iv) of this Agreement.
Intercreditor Agreement-means, individually and collectively, (i) that certain Amended and Restated Intercreditor Agreement, dated as of September 28, 2007, by and among Borrower, Lender, Textron Financial Corporation, Wells Fargo Foothill, LLC and Liberty Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time and (ii) and any other intercreditor agreement entered into by Borrower, Lender and any other lenders or financial institutions from time to time providing financing to Borrower and its Affiliates, as the same may be amended, restated, supplemented or otherwise modified from time to time.
Interest Expense-means total interest expense generated (including attributable to conditional sales contracts, capital leases and other title retention agreements in accordance with GAAP) of Borrower and its subsidiaries with respect to all outstanding Indebtedness including accrued interest and interest paid in kind capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing.
Interest Rate-means, on any date, (a) for all Inventory Advances, Acquisition Advances, Protective Advances and all Obligations (other than Receivables Advances) and fees relating to all Advances, unless otherwise set forth in this Agreement, the fluctuating rate of interest per annum equal to the greater of (i) seven percent (7%) per annum and (ii) the sum of (1) the LIBOR Rate in effect on such day plus (2) six and one quarter of one percent (6.25%) per annum, and (b) for all Receivables Advances, unless otherwise set forth in this Agreement, the fluctuating rate of interest per annum equal to the greater of (i) six and one quarter of one percent (6.25%) per annum and (ii) the sum of (1) LIBOR Rate in effect on such date plus (2) five and one half of one percent (5.50%) per annum. The Interest Rate shall be calculated based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.
Inventory Advance-as defined in Section 2.1.
Inventory Advance Maximum Amount-means, (a) for the period of time commencing on the Closing Date and ending on June 14, 2011, $50,000,000, (b) for the period of time commencing on June 15, 2011 and ending on December 14, 2011, $45,000,000, (c) for the period of time commencing on December 15, 2011 and ending on June 14, 2012, $37,500,000, (d) for the period of time commencing on June 15, 2012 and ending on December 14, 2012, $30,000,000, (e) for the period of time commencing on December 15, 2012 and ending on June 14, 2013, 22,500,000, (f) for the period of time commencing on June 15, 2013 and ending on the Maturity Date, $15,000,000, as each of the dollar amounts set forth in this definition may be reduced pursuant to Section 3.16(c) of this agreement.
Inventory Advance Rate-means, (a) for the period of time commencing on the Closing Date and ending on June 14, 2011, fifteen percent (15%), (b) for the period of time commencing on June 15, 2011 and ending on December 14, 2011, fourteen and one-half of one percent (14.5%), (c) for the period of time commencing on December 15, 2011 and ending on June 14, 2012, fourteen percent (14%), (d) for the period of time commencing on June 15, 2012 and ending on December 14, 2012, thirteen and one-half of one percent (13.5%), (e) for the period of time commencing on December 15, 2012 and ending on June 14, 2011, thirteen percent (13%), (f) for the period of time commencing on June 15, 2013 and ending on the Maturity Date, twelve and one-half of one percent (12.5%).
Inventory Commitment Period-means, solely with respect to the Inventory Loan, the period commencing on the Closing Date and ending on the earliest to occur of:
(a)the date on which Lender's obligations hereunder to make Advances are terminated pursuant to this Agreement,
(b)the date on which the Obligations are accelerated pursuant to Section 8.2(a) of this Agreement,
(c)the date on which any of the Events of Default set forth in Section 8.1 shall have occurred
(d)the date on which any Amortization Triggering Event occurs, and
(e)November 30, 2013.
Inventory Loan- means, subject to the Maximum Loan Amount, the aggregate principal balance of all Acquisition Advances and Inventory Advances outstanding at such time.
Lender-as defined in the preamble to this Agreement.
Leverage Ratio- means, as of any date of determination, the ratio of (i) the sum of amounts outstanding under this Agreement plus any other Debt of Borrower and its subsidiaries on a consolidated basis (other than off balance sheet debt that is non-recourse to Borrower and approved by Lender in its Permitted Discretion) to (ii) Borrower's and its subsidiaries' Tangible Net Worth, on a consolidated basis.
Lending Office-means the office or offices of Lender set forth on Schedule 14 attached hereto, as the same may be updated from time to time.
Liberty Facility-means that certain Loan and Security Agreement dated as of September 28, 2007 between Liberty Bank and Borrower and all other documents and other instruments executed in connection therewith, as all of the same may have been and may hereafter be amended, supplemented and modified from time to time.
LIBOR-means, at the time of determination thereof, a variable rate of interest equal to (a) at Lender's election (i) the rate described as the “London Interbank Offered Rate” for one month in the Money Rates section of The Wall Street Journal, or (ii) the rate of interest determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank offered rate for U.S. Dollars for a one month period based upon the information presented on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the day of determination of such LIBOR Rate, in each instance rounded upwards to the nearest 1/8 of 1%. If the Reuters Screen (or its successor) or The Wall Street Journal ceases to provide such quotes, a comparable replacement, as determined by Lender, may be used by Lender. If on any date of determination (a) more than one “London Interbank Offered Rate” for a one month period is published in The Wall Street Journal, or (b) more than one London interbank offered rate for a one month period appears on the Reuters Screen LIBOR01, the highest of such rates will be the rate used for such day.
LIBOR Rate-means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by Lender pursuant to the following formula:
LIBOR Rate =                     LIBOR
1.00 - Eurocurrency Reserve Percentage
Lien-any interest in any real or personal property or other assets securing an obligation owed to, or a claim by, a Person other than the owner of such real property, personal property or other assets, whether such interest is based on the common law, statute or contract, and including, but not limited to, attachments, judgments or tax liens and the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting such real or personal property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any real or personal property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to such real or personal property has been retained by or vested in some other Person for security purposes.
Loan-means, at any time, the aggregate principal balance of all Advances outstanding at such time.
Loan Costs-as defined in Section 10.2 of this Agreement.
Loan Documents-means, collectively, this Agreement, each Note, all Security Documents, the Existing Receivables Loan Documents, the Servicing Agreement, the Backup Servicing Agreement and all other agreements, instruments and documents executed in connection herewith.
Lockbox Account-as defined in Section 2.3(b) hereof.
Lockbox Agent-means JPMorgan Chase Bank, N.A., or such other Person as may be approved by Lender in writing from time to time, as Lender's exclusive agent for the collection of all payments made on the Pledged Notes Receivable.
Lockbox Agreement-means that certain Lockbox Agreement, dated on or about the Closing Date, by and among Lender, Borrower, and Lockbox Agent, pursuant to which Lockbox Agent is engaged, at Borrower's sole cost and expense, as Lender's exclusive agent to receive, deposit, and disburse all amounts paid by each Purchaser or other obligor pursuant to any Pledged Note Receivable to which such Purchaser or other obligor is a party, as well as certain financial reporting services, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.
Loss of License-means the suspension, loss, revocation, or failure to renew or file for renewal of any legally required registration, approval, license, permit, or franchise now held or hereafter acquired by Borrower with respect to the Resorts or the marketing or sale of Timeshare Interests thereat or with respect thereto, or the failure to pay any amount which is necessary for the continued operation of the Resorts in compliance with all Applicable Laws.
Master Collateral Assignment-as defined in Section 6.4(c) of this Agreement.
Material Adverse Change-means any development, event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which:  (i) has had, or reasonably could be expected to have (as determined by Lender), a material adverse effect upon or change in (a) the legality, validity or enforceability of any Loan Document, or (b) the validity, perfection or priority of any Lien granted to Lender under this Agreement or any other Loan Document; (ii) has been, or reasonably could be expected to be (as determined by Lender), material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Borrower (including, without limitation, the termination of any applicable timeshare, condominium or similar regime whether by consent of the Timeshare Interest owners, Timeshare Unit owners or otherwise, any modification or amendment to any Declaration that shall, in the reasonable opinion of Lender, adversely affect the Collateral, Timeshare Interest, Timeshare Unit, any Receivables Loan Approved Resort or the operations or prospects of any Receivables Loan Approved Resort, or the substantial destruction of any Receivables Loan Approved Resort, if not fully insured); or (iii) has materially impaired, or reasonably could be expected to materially impair (as determined by Lender), the ability of the Borrower to perform any of the Obligations, or to consummate the transactions, under the Loan Documents.
Material Adverse Effect-means a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Security Documents.
Maturity Date-means, November 30, 2016.
Maximum Loan Amount-means $50,000,000.
Maximum Rate-as defined in Section 2.2(f)(v) of this Agreement.
Monthly Average Weighted Loan Balance-means, for any calendar month, the quotient of
(a)the aggregate of the Daily Loan Balances for each of the days of such month in respect of the Loan, divided by
(b)the number of days in such month.
For purposes of this definition, “Daily Loan Balance” shall mean, for any day, the amount of the Loan outstanding as of the close of business of Lender for such day after giving effect to all payments received made during such day.
Mortgage-means, collectively, (a) each of those certain deeds of trust, mortgages, deeds to secure debt and other security agreements delivered to Lender on the Original Closing Date and on the Amended and Restated Closing Date in connection with the Original Agreement and the Amended and Restated Agreement, respectively, and (b) each and every mortgage, deed of trust, deed to secure debt or other security agreement, each executed by Borrower in favor of Lender, granting a security interest and Lien in and to all Pledged Intervals or Additional Resort Property, as applicable, from time to time, in form and substance satisfactory to Lender, as all of the same may hereafter be amended, restated or modified from time to time.
Negative Pledge-means those certain negative pledge agreements executed by Borrower in favor of Lender related to Borrower's agreement not to grant any Lien on any Resort Facilities, any rights of Borrower as Declarant, or any contracts or management agreements between Borrower and Silverleaf Club, or any other Property-Related Contracts.
Net Income-means the net income (or loss) determined in conformity with GAAP.
Net Sales-means the contractual purchase price of a Timeshare Interest sale where the rescission period has expired.
Net Worth-means, for any Person, such Person's assets minus liabilities, as determined in accordance with GAAP.
Note-means, individually and collectively, one or more Promissory Notes, substantially in the form attached hereto as Exhibit H, executed by Borrower from time to time as requested by Lender evidencing the Loan and all Advances under this Agreement, as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.
Note Receivable-means a promissory note made and executed by a Purchaser in favor of Borrower in connection with such Purchaser's acquisition of a Timeshare Interest.
Oak N' Spruce Resort-means that certain Receivables Loan Approved Resort located at Lee, Berkshire County, Massachusetts and part of the Silverleaf Club.
Obligations-means all present and future obligations, indebtedness and liabilities of Borrower to Lender at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents, the Existing Receivables Loan Documents and under or in respect of any Bank Product Agreement or otherwise relating to Notes and/or the Loan, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of Borrower for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.
OFAC-means the U.S. Department of Treasury's Office of Foreign Asset Control.
Original Agreement-means that certain Inventory Loan and Security Agreement, dated as of April 29, 2005 between Lender and Borrower.
Original Closing Date-means April 29, 2005.
Orlando Breeze Resort Club-means a Texas non-profit corporation established to manage the Resort known as Orlando Breeze Resort in Davenport, Polk County, Florida.
Other Taxes-as defined in Section 10.26 of this Agreement.
Owner's Association-means, collectively, each non-profit established homeowner's or similar owner's association established pursuant to a Declaration related to a Resort where a Pledged Interval is located.
Participating Lender-means any Person which (a) is the holder of one or more (but not all) of the Notes, or (b) shall have been granted the right by Lender to participate in any Note and the Collateral and shall have entered into a participation agreement in form and substance satisfactory to Lender.
Patriot Act-means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended.
Payment Authorization Agreement-means the pre-authorized debit agreement executed by a Purchaser which provides for the payment of a Note Receivable.
Permitted Discretion-means a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.
Permitted Exceptions-means those title exceptions, liens and encumbrances affecting all or any portion of the Collateral to which Lender consents, as set forth on Schedule 2 of this Agreement.
Person-means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or a government or agency or political subdivision thereof.
Pledged Interval-means, individually and collectively, all of Borrower's fee simple ownership interest in and to all real property constituting a completed Timeshare Interest located in a Resort, all to be sold by Borrower to Purchasers and for which a Mortgage has been or will be filed in favor of Lender.
Pledged Note Receivable-means a Note Receivable that has been and remains pledged to Lender by Borrower, pursuant to this Agreement or any of the other Loan Documents.
Prepayment Date-as defined in Section 2.3(e) of this Agreement.
Property-means, collectively, all of Borrower's right, title and interest in and to all Timeshare Interests, all Resorts, all voting rights with respect to all Declarations, and all other personal property related thereto.
Property-Related Contract-means all franchises, permits, trade names, trademarks (and goodwill associated therewith), approvals, leasehold interests (whether as lessor or lessee or sublessor or sublessee), management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, other servicing contracts, licensing contracts or other similar contracts, and all guaranties of any of the foregoing, whether existing as of the Closing Date or arising after the date hereof, relating, in each case, to each Resort (and the Timeshare Interests and/or the Timeshare Units related thereto).
Protective Advances-as defined in Section 2.9.
Purchase Agreement-means a contract for Purchase and Sale executed by a Purchaser and Borrower for the Purchaser's acquisition of a Timeshare Interest.
Purchase Price-means the total purchase price of a Timeshare Interest, as set forth in the Timeshare Documents relating to the purchase of such Timeshare Interest
Purchaser-means any individual(s) who acquires one (1) or more Timeshare Interests or Timeshare Units at a Resort.
Receivables Advance-as defined in Section 2.1.
Receivables Commitment Period-means, solely with respect to the Receivables Loan, the period commencing on the Closing Date and ending on the earliest to occur of:
(a)the date on which Lender's obligations hereunder to make Advances are terminated pursuant to this Agreement,
(b)the date on which the Obligations are accelerated pursuant to Section 8.2(a) of this Agreement,
(c)the date on which any of the Events of Default set forth in Section 8.1 shall have occurred
(d)the date on which any Amortization Triggering Event occurs, and
(e)November 30, 2013.
Receivables Loan-means, subject to the Maximum Loan Amount, the aggregate principal balance of all Receivables Advances outstanding at such time.
Receivables Loan Approved Resorts-means, collectively, Oak N' Spruce, each of the resorts owned by Borrower or an Affiliate of Borrower located in Habersham County, Georgia, LaSalle County, Illinois, Comal County, Texas, Taney County, Missouri, Wood County, Texas, Smith County, Texas, Stone County, Missouri, Montgomery County, Texas, Galveston County, Texas and Jefferson County, Missouri, each included in the Silverleaf Club, and Orlando Breeze Resort located in Polk County Florida, all as more particularly described on Schedule 17 attached hereto, and all additional timeshare resorts or similar real property developments approved from time to time by Lender in its sole discretion where a Timeshare Interest owned by Borrower is located, together with all improvements now or hereafter located thereon including, as applicable, all roadways, easements, Common Elements, Furnishings, Resort Facilities, equipment, fixtures, licenses and all other appurtenances thereunto belonging.
Related Fund-means (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of its business and is advised or managed by (i) Lender, (ii) an Affiliate of Lender, (iii) the same investment advisor that manages Lender or (iv) an Affiliate of an investment advisor that manages Lender, or (b) any finance company, insurance company or other financial institution which temporarily warehouses Loans for Lender or any Person described in clause (a) above.
Release Fee-as defined in Section 2.5(c) hereof.
Release Price-means, with respect to any Pledged Interval constituting a Timeshare Interest to be sold pursuant to a Purchase Agreement, an amount in cash equal to the greater of (a) twenty percent (20%) of the Retail Value of the Timeshare Interest to be sold or (b) an amount sufficient to fully repay to Lender the Loan and all other Obligations under this Agreement and the other Loan Documents, based upon Borrower's completion of sales of seventy-five percent (75%) of all Pledged Intervals constituting Collateral for the Loan.
Released Parties-as defined in Section 10.15 of this Agreement.
Releasing Parties-as defined in Section 10.15 of this Agreement.
Resorts-means, collectively, (i) each of the resorts listed in Schedule 5 attached hereto, each located in an Applicable State, and each where a Pledged Interval owned by Borrower is located, and is for sale by Borrower to Purchasers, together with all improvements now or hereafter located thereon including, as applicable, all roadways, easements, Common Elements, Furnishings, Resort Facilities, equipment, fixtures, licenses and all other appurtenances thereunto belonging, (ii) each Additional Resort and (iii) each Receivables Loan Approved Resort.
Resort Facilities-means those facilities and amenities at a Resort that are available for use by Purchasers of Pledged Intervals in such Resort and that are more particularly described in Schedule 9 attached hereto; in certain cases such facilities and amenities are not located within the boundaries of the timeshare regime at the applicable Resort as established pursuant to the applicable Declaration, but in such cases are subject to a Use Agreement.
Resort Map-means the site plan for each Resort recorded as part of the applicable Declaration in the applicable public records.
Retail Value-means the retail sales price of each type of Timeshare Interest (including Weekly Timeshare Interests and Bi-annual Timeshare Interests) constituting a Pledged Interval, identified by Resort, location, type of Timeshare Interest and season, as set forth on Schedule 4 attached hereto, as the same may be hereafter amended and modified from time to time in a manner acceptable to Lender in writing in its Permitted Discretion; provided, however, that in the event that the sum of all actual sales prices for Pledged Intervals sold by Borrower and released by Lender during any calendar quarter (as disclosed to Lender in the inventory report delivered pursuant to Section 7.14(j) hereof) is less than ninety percent (90%) of the aggregate Retail Value of such Pledged Intervals sold by Borrower and released by Lender during such calendar quarter as set forth on Schedule 4, Lender reserves the right in its Permitted Discretion to reduce the Retail Value for such Timeshare Interests set forth on Schedule 4 in an amount equal to the difference between the actual sales price for the Timeshare Interest(s) sold during such calendar quarter and the then applicable Retail Value.
Sales and Marketing Program-means the existing policies, terms and procedures followed by Borrower in conducting sales and marketing of Timeshare Interests.
Sales & Marketing Costs-means all promotion, lead generation, sales commissions and other marketing expenses and costs incurred by Borrower in connection with selling and marketing of the Timeshare Interests (including all Pledged Intervals) in each Resort.
Security-shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
Security Documents-means this Agreement, the Note, each Mortgage, each Negative Pledge, each Intercreditor Agreement, the Master Collateral Assignment and each Supplemental Collateral Assignment, the Lockbox Agreement, the Indemnity Agreement, the Custodial Agreement, and all assignments, instruments, certificates, notices, requests for advances and other documents now or hereafter executed and delivered in connection with the transactions contemplated herein.
Servicing Agreement-means that certain Servicing Agreement, dated April 29, 2005, between Lender and Borrower, as servicer, as amended on this Closing Date and as the same may be further amended, modified, supplemented, restated, replaced or renewed in writing from time to time.
Silverleaf Club-means the Texas non-profit corporation, which manages all of the Resorts, other than Orlando Breeze Resort.
Subsequent Advance-as defined in Section 6 of this Agreement.
Subsequent Advance Date-as defined in Section 6 of this Agreement.
Supplemental Collateral Assignment- as defined in Section 6.4(c) of this Agreement.
Suspension of Sales Order or Sanction- the issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction prohibiting the sale or marketing of Timeshare Interests.
Tangible Net Worth-means, for any Person, such Person's tangible assets minus liabilities plus subordinated debt as approved by Lender, as determined in accordance with GAAP.
Taxes-as defined in Section 10.26 of this Agreement.
Textron Facility-means that certain Consolidated, Amended and Restated Loan and Security Agreement dated as of February 21, 2007, between Textron Financial Corporation and Borrower, and all documents and other instruments executed in connection therewith, as all of the same have been and may hereafter be amended, supplemented and modified from time to time.
Third-Party Offer-as defined in Section 2.6 of this Agreement.
Timeshare Act-means any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Receivables Loan Approved Resorts and the sale of Timeshare Interests.
Timeshare Association-means, individually and collectively, those certain non-profit corporations, or any successor associations thereto, created in the Declaration.
Timeshare Documents-means the Declaration, the bylaws and rules and regulations of the Timeshare Association, and all other documents and instruments relating to the Property, the Timeshare Association, and/or the Timeshare Units, Common Areas, or Timeshare Interests thereat, including but not limited to public offering statements, Purchase Agreements, promissory notes, federal truth-in-lending disclosures, advertising and promotional materials of any and every type, contracts and agreements to which the Timeshare Association is subject, and any and all other documents, instruments, and other materials used, directly or indirectly, in connection with the marketing, sale, and financing of such Timeshare Interests. Each Timeshare Document shall be reviewed by Lender and accepted by Lender as a condition precedent to the Initial Receivables Advance.
Timeshare Interest-means a fee simple ownership interest in a Timeshare Unit located at a Resort to be sold by Borrower to Purchasers comprised of either: (i) a Timeshare Interest which provides a Purchaser with a seven (7) consecutive day right of occupancy in a Timeshare Unit located in a Resort every year (“Weekly Timeshare Interest”); or (ii) any combination of a Timeshare Interest which provides a Purchaser with a seven (7) consecutive day right of occupancy in a Timeshare Unit located in a Resort every other year (“Bi-annual Timeshare Interest”), as set forth in the applicable Declaration, with such interest being entitled to the right to the possession, use and occupancy of a Timeshare Unit located in a Resort during the applicable time periods sold for such Weekly Timeshare Interest or Bi-annual Timeshare Interest, as applicable, and the use of all Resort Facilities.
Timeshare Mortgage-means a recorded, first priority mortgage executed and delivered by each Purchaser to Borrower, securing a Pledged Note Receivable and encumbering all of the right, title and interest of each Purchaser in the related Timeshare Interest. With respect to Oak N' Spruce Resort only, “Timeshare Mortgage” shall mean an Assignment of Certificate of Beneficial Interest executed by each Purchaser and delivered to Borrower.
Timeshare Unit-means a residential unit at a Resort.
Title Insurance Policy -means a mortgagee's title insurance policy (issued to Lender and in full force and effect) in respect of each mortgage, together with such endorsements thereto as Lender may require. Each Title Insurance Policy (a) shall have been issued by a title insurance company which is satisfactory to Lender, (b) shall be in form and substance satisfactory to Lender and its special counsel, (c) shall be in such amounts as Lender may require in its sole discretion, (d) shall insure that the applicable Mortgage creates a valid first Lien in and to the applicable Pledged Interval free and clear of all defects, encumbrances and other Liens unacceptable to Lender except for Permitted Exceptions and (e) shall contain such further endorsements and affirmative coverage as Lender may request. All premiums in respect of such Title Insurance Policy shall have been paid in full and evidence thereof shall have been delivered to Lender.
Transaction Persons-as defined in Section 4.29 of this Agreement.
Uniform Commercial Code-means the applicable Uniform Commercial Code as adopted and in force from time to time.
Unused Line Fee-means a fee payable to Lender in an amount calculated as of the last day of each calendar month equal to one-half of one percent (0.50%) per annum of the difference between (a) the Maximum Loan Amount and (b) the average outstanding principal balance of the Loan during such month, in each case payable monthly in arrears by the first Business Day of the following month.
U.S. Dollars-means lawful money of the United States of America
Use Agreement-means each of those certain Recreation and Use Agreements whereby Purchasers have been granted the right to use and enjoy the Resort Facilities as described on Schedule 7 attached hereto.
Vintage-type Timeshare Interests-means the Timeshare Interests more particularly described in Schedule 16 attached hereto.
Voting Equity-means Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) of such corporation or, in the case of a Person which is not a corporation, Securities or similar equity or partnership interests which entitle the holder thereof to elect, select or control the management or policies of such Person.
Weekly Timeshare Interest-has the meaning given such term in the definition of Timeshare Interest.
Wells Fargo Capital Finance Facility- means that certain Loan and Security Agreement-Receivables dated as of December 16, 2005, between Wells Fargo Capital Finance, LLC (formerly known as Well Fargo Foothill, LLC, successor to Wells Fargo Foothill, Inc.) and Borrower, including all other documents and instruments executed in connection therewith, as all of same may hereafter be amended, supplemented or modified from time to time.
1.1    Directly or Indirectly
. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.
1.2    Headings
. Section headings have been inserted in this Agreement as a matter of convenience of reference only; such section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.
1.3    Accounting Principles
. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with generally accepted accounting principles, procedures and practices consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
2.    ADVANCES AND NOTE
2.1    Terms of the Advances
. Lender agrees (and if there shall be more than one Lender from time to time party to this Agreement, this obligation shall be several, and not joint, among such Lenders), pursuant to the terms of this Agreement and subject to the satisfaction of the conditions precedent in Section 5 or Section 6 of this Agreement (as the case may be), to make one or more advances to finance all or a portion of the Acquisition Purchase Price of Additional Resorts (individually, an “Acquisition Advance” and collectively, the “Acquisition Advances”) or to finance Eligible Intervals at a Resort other than an Additional Resort (individually, an “Inventory Advance” and collectively, the “Inventory Advances”) or to finance Eligible Notes Receivable (individually, a “Receivables Advance” and collectively, the “Receivables Advances” and collectively with all Acquisition Advances, Inventory Advances, and Protective Advances, “Advance” or “Advances”) to Borrower from time to time during the applicable Commitment Period, the aggregate outstanding balance of which at the time of any such Advance after giving effect to such Advance shall not exceed the amount determined with reference to the Borrowing Base, provided that
(a)no Inventory Advance shall be made
(i)following the occurrence of any Amortization Triggering Event, unless otherwise agreed to by Lender in its sole discretion;
(ii)unless Lender has approved in its Permitted Discretion the Collateral (including all Pledged Intervals) proposed to secure such Inventory Advance;
(iii)unless, after making such Inventory Advance, the aggregate amount of all Blue-season Timeshare Interests which constitute Pledged Intervals securing the Inventory Loan is less than twenty percent (20%) of all Pledged Intervals;
(iv)unless, after making such Inventory Advance, the aggregate amount of all Vintage-type Timeshare Interests which constitute Pledged Intervals securing the Inventory Loan is less than thirty percent (30%) of all Pledged Intervals;
(v)unless, after making such Inventory Advance, the aggregate amount of all Pledged Intervals securing the Loan located at the Resorts known as Lake O' the Woods and Holly Lake Resort, collectively, is less than ten percent (10%) of all Pledged Intervals;
(vi)if the Pledged Interval is located at a Resort where Borrower has received a Suspension of Sales Order or Sanction;
(vii)if the principal amount of all then outstanding Inventory Advances after giving effect to such Inventory Advance would exceed the then applicable Inventory Advance Maximum Amount; and
(viii)after the expiration of the Inventory Commitment Period;
(b)no Acquisition Advance shall be made
(i)unless Lender determines in its sole discretion to make such Acquisition Advance;
(ii)unless Lender has performed due diligence satisfactory to Lender in its sole discretion with respect to the Resort to be acquired with such Acquisition Advance;
(iii)unless Lender is satisfied in its sole discretion with all zoning, entitlements, construction plans and such other items as are reasonably required by Lender with respect to the Resort to be acquired with such Acquisition Advance;
(iv)if the principal amount of all then outstanding Acquisition Advances after giving effect to such Acquisition Advance would exceed $15,000,000; and
(v)after the expiration of the Inventory Commitment Period;
(c)no Receivables Advance shall be made
(i)following the occurrence of any Amortization Triggering Event, unless otherwise agreed to by Lender in its sole discretion;
(ii)unless Lender has approved in its Permitted Discretion the Collateral (including all Pledged Notes Receivable) proposed to secure such Receivables Advance;
(iii)if the principal amount of all then outstanding principal balance of the Loan after giving effect to such Receivables Advance would exceed $50,000,000; and
(iv)after the expiration of the Receivables Commitment Period;
(d)no Advance shall be made
(i)unless the conditions precedent, as applicable for such Advance, set forth in Sections 5 and 6 hereof, have been satisfied or waived in writing; or
(ii)if a Default or Event of Default shall then exist; and
(iii)following delivery by Lender of a notice of the occurrence of a Default or otherwise as set forth in Sections 8.1(a) or 8.1(c) hereof, until such time as the applicable failure to comply or violation subject of such notice is satisfied or cured by Borrower;
(e)on the date of the making of any Advance the aggregate original principal amount of all such Advances made hereunder shall not exceed the Borrowing Base, determined as of such date;
(f)Lender shall have received a written request for the Advance in the form attached hereto as Exhibit E or Exhibit F, as applicable, together with a completed and executed Borrowing Base Certificate in the form of Exhibit G;
(g)unless otherwise agreed to by Lender in its sole discretion, each Acquisition Advance and Inventory Advance shall be in a principal amount of not less than $250,000 (provided, if less than $250,000 remains available under the Borrowing Base, the amount of the Acquisition Advance or Inventory Advance may equal the balance of the amount under the Borrowing Base then remaining) and each Receivables Advance shall be in a principal amount of not less than $50,000 (provided, if less than $50,000 remains available under the Borrowing Base, the amount of the Receivables Advance may equal the balance of the amount under the Borrowing Base then remaining); and
(h)no more than one (1) Inventory Advance and one (1) Acquisition Advance shall be made in any calendar month, and no more than one (1) Receivables Advance shall be made in any calendar week.
Other than as provided in Section 2.3, Section 3.5 and Section 3.6 hereof, Borrower may not prepay the Loan.
The Loan shall be payable in the manner set forth in Section 2.3 of this Agreement. The Loan shall be due and payable on the Maturity Date, subject to earlier prepayment as herein provided or as otherwise provided in any other Loan Document, together with any accrued interest thereon then remaining unpaid and any other unpaid Obligations outstanding under the Loan or under any of the other Loan Documents. The Initial Receivables Advance shall be disbursed on terms and conditions set forth in Section 5 of this Agreement and otherwise satisfactory to Lender, and each Subsequent Advance hereunder shall be disbursed by Lender in the manner set forth in Section 6 of this Agreement.
The Loan is a revolving credit facility, and Borrower shall be permitted, subject to the terms of this Agreement, to reborrow amounts repaid and applied to reduce the Loan.
With respect to each Advance, such Advance shall be allocated so that (i) any proceeds made to finance any Pledged Intervals at a Resort shall constitute a portion of the Inventory Loan, (ii) any proceeds made to finance any Acquisition Purchase Price of any Additional Resorts shall constitute a portion of the Inventory Loan, and (iii) any other proceeds shall constitute a portion of the Receivables Loan.
2.2    The Loan; Rate of Interest; Receipt of Funds.

(i)The Loan. The aggregate outstanding amounts of all Advances, all other amounts outstanding pursuant to this Agreement, and all other Obligations pursuant to this Agreement shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.
(j)Evidence of Loans. Lender shall maintain true, correct and complete electronic or written records in which it will record (i) the amount of each Advance made hereunder, (ii) whether each Advance (or a portion thereof) is an Advance under the Inventory Loan or the Receivables Loan, (iii) the amount of any principal and/or interest due and payable and/or to become due and payable from Borrower and payable to Lender hereunder and (iv) all amounts received by Lender hereunder from Borrower.
(k)Evidence of Indebtedness. The entries made in the electronic or written records maintained pursuant to Section 2.2(b) (the “Register”) shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of Lender to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the correct amounts owed pursuant to the Loan, including all Advances made by Lender, and all other Obligations in accordance with the terms of this Agreement and all other Loan Documents.
(l)Monthly Statements. Lender will account to Borrower monthly with a written statement of Advances under the Loan (including a breakdown between the Inventory Loan and the Receivables Loan) and any charges and payments made pursuant to this Agreement; provided, however, that the failure of Lender to provide such written statement shall not constitute a default or breach by Lender of this Agreement or any other Loan Document and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within fifteen (15) calendar days of receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.
(m)Notes. Borrower agrees that:
(i)upon written notice by Lender to Borrower that a promissory note or other evidence of indebtedness is requested by Lender to evidence the Loan and other Obligations owing or payable to, or to be made by, Lender, Borrower shall promptly (and in any event within ten (10) Business Days of any such request) execute and deliver to Lender an appropriate promissory note or notes in form and substance acceptable to Lender and Borrower and substantially in the form of Exhibit H attached hereto payable to the order of Lender in a principal amount equal to the amount of the Loan, owing or payable to Lender;
(ii)all references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to the Borrower for cancellation) hereunder, as the same may be amended, modified, divided, supplemented and/or restated from time to time; and
(iii)upon Lender's written request, and in any event within ten (10) Business Days of any such request, Borrower shall execute and deliver to Lender new Notes (on substantially the same terms and in substantially the same form) and/or divide the Notes in exchange for then existing Notes in such smaller amounts or denominations as Lender shall specify in its sole and absolute discretion; provided that the aggregate principal amount of such new Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to Borrower within a reasonable period of time after Lender's receipt of the replacement Notes.
(n)Rate of Interest.
(i)Interest shall accrue on the Loan, as more particularly provided for in this paragraph, and shall be due monthly in arrears on the first day of the month following the month in respect of which such interest accrued, provided that all accrued and unpaid interest on the Maturity Date shall be due on the Maturity Date, subject to earlier prepayment as provided herein or in any other Loan Document. Interest shall be applied as provided in Section 2.3(a)(ii). Subject to the accrual of interest on the Loan after the occurrence of a Default or Event of Default, as more particularly provided in this paragraph (f), the Monthly Average Weighted Loan Balance in respect of the Loan for each calendar month shall bear interest at a rate per annum equal to the applicable Interest Rate.
(ii)Interest and all fees under this Agreement shall be calculated under this paragraph on the basis of actual days elapsed over a period of a 360 day year.
(iii)Each Advance shall bear interest as of the date of Lender's wiring of funds thereof through the date of the receipt by Lender of the repayment of such Advance (if the repayment of all or any portion of any Advance is received by Lender later than 1:00 pm, Eastern time, then interest accrual thereon shall be through the next Business Day following such receipt). After the occurrence of any Default or Event of Default or after the Maturity Date (if the aggregate principal balance of the Advances and any other sums due under any Loan Document is not paid in full on the Maturity Date), the Loan will bear interest at the Default Rate.
(iv)Whenever, subsequent to the date of this Agreement, the LIBOR Rate is increased or decreased, the Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the LIBOR Rate on and after the day of such change (subject to the Maximum Rate).
(v)Borrower and Lender intend to comply at all times with applicable usury laws. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Loan or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under Applicable Law (the “Maximum Rate”). Lender may, in determining the Maximum Rate in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that otherwise permitted by Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the Maximum Rate, the interest payable to Lender shall be reduced to the Maximum Rate; and if from any circumstance Lender shall ever receive anything of value deemed interest by Applicable Law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the Maximum Rate. Borrower agrees that in determining whether or not any interest payment under the Security Documents or other Loan Documents exceeds the Maximum Rate, any non-principal payment (except payments specifically described in the Security Documents as “interest”) including without limitation, late charges, shall to the maximum extent not prohibited by law, be an expense, fee or premium rather than interest. Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the Maximum Rate. The provisions of this Agreement, the Note, all other Security Documents and Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this paragraph, and this paragraph shall govern over all other provisions in any document or agreement now or hereafter existing. This paragraph shall never be superseded or waived unless there is a written document executed by Lender and Borrower, expressly declaring the usury limitation set forth in this paragraph to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.
(o)Interest and Other Payments Due on Holidays. If any payment due on, or with respect to, this Agreement, any Note or any other Security Document or Loan Document shall fall due on a day other than a Business Day, then such payment shall be made on the 1st Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable to (but not including, subject to clause (d) below) the actual date of payment.
(p)Application of Payments Received after 1:00 pm. Any payment actually received by Lender at or before 1:00 p.m., Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received by Lender on such day. Any payment actually received by Lender after 1:00 p.m., Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received on the next following Business Day. All payments received by Lender on a day other than a Business Day, or in a manner other than by federal funds wire transfer, shall be deemed to have been received by Lender on the Business Day such amounts actually become available to Lender prior to 1:00 p.m., Eastern time in immediately available funds.
(q)Use of Proceeds. No Advance to Borrower may be requested or used to fund any obligation of Borrower or any Affiliate of Borrower to Lender or any of its successors and assigns.
1.Mandatory Prepayments of Loan; Voluntary Prepayments of Loan
.
(a)Mandatory Prepayments of Inventory Loan.
(i)Sales.
(A)Following the occurrence of any Amortization Triggering Event, if elected by Lender in its sole discretion, Borrower agrees to retain one or more nationally recognized title insurance company or other escrow agent (the “Escrow Agent”) acceptable to Lender and to use its best efforts to have each Escrow Agent execute and deliver to Lender an escrow account acknowledgment in form and substance satisfactory to Lender. The escrow procedures utilized by the Escrow Agent, following the occurrence of any Amortization Triggering Event, shall be satisfactory to Lender.
(B)With respect to each sale of a Pledged Interval, Borrower shall deliver, or cause to be delivered, to Lender the Release Fee required hereunder for such Pledged Interval, and following the occurrence of any Amortization Triggering Event, the Release Price required hereunder for such Pledged Interval. Following the occurrence of any Amortization Triggering Event, upon receipt of payment of the Release Price, Lender shall credit the Release Price payment as provided in Section 2.3(a)(ii) hereof.
(C)Lender reserves the right to adjust and re-calculate the Release Price (i) in the event of a reduction in the number of Pledged Intervals then remaining, (ii) if the Purchase Price under any Purchase Agreement is less than ninety percent (90%) of the Retail Value set forth in Schedule 4 for such Timeshare Interest constituting a Pledged Interval, or (iii) if Lender determines in its sole discretion that sales of the remaining Pledged Intervals are insufficient to enable all Obligations related to the Inventory Loan arising under this Agreement and the other Loan Documents to be repaid in full on or before Borrower's sale of seventy-five percent (75%) of the aggregate number of all Pledged Intervals.
(D)Following the occurrence of any Amortization Triggering Event, Borrower shall, or if applicable, shall instruct the Escrow Agent, to deliver the applicable Release Price in respect of each Pledged Interval sold, to be sold or otherwise requested by Borrower to be released from the Liens created by this Agreement and the other Security Documents, received by the Escrow Agent on or before the proposed date by Borrower for releasing the Lien encumbering such Pledged Interval, directly to Lender upon receipt by Borrower or the Escrow Agent, as applicable. Borrower acknowledges, and, as applicable, shall instruct the Escrow Agent that Lender shall not authorize the recording of any partial release of its Lien related to a sold Pledged Interval prior to Lender's receipt of the Release Fee and, following the occurrence of an Amortization Triggering Event, the Release Price.
(E)Following the occurrence and during the continuance of an Event of Default, unless otherwise agreed to by Lender, Lender shall not be obligated to release its Lien on any Collateral.
(ii)Application of Proceeds.
(A)    Prior to the occurrence of any Amortization Triggering Event, (1) all Release Prices delivered to Lender in good, collected funds in legal tender of the United States of America shall be applied as follows:
First, to the payment of
(iii)all costs and charges allocated by Lender in respect of the Inventory Loan, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of any Resort) provided for in any Mortgage or any other Security Document,
(iv)all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents allocated by Lender in respect of the Inventory Loan, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and
(v)all other fees, costs and expenses as set forth in Section 10.2 of this Agreement allocated by Lender with respect to the Inventory Loan;
Second, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Inventory Loan,
Third, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Inventory Loan,
Fourth, to the payment of the principal amount of the Inventory Loan as sufficient to maintain the Borrowing Base,
Fifth, to reduce the outstanding principal balance of the Inventory Loan,
Sixth, to the payment of
(vi)all costs and charges allocated by Lender in respect of the Receivables Loan, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of any Resort) provided for in any Mortgage or any other Security Document,
(vii)all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents allocated by Lender in respect of the Receivables Loan, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and
(viii)all other fees, costs and expenses as set forth in Section 10.2 of this Agreement allocated by Lender with respect to the Receivables Loan;
Seventh, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Receivables Loan,
Eighth, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Receivables Loan,
Ninth, to the payment of the principal amount of the Receivables Loan as sufficient to maintain the Borrowing Base,
Tenth, to reduce the outstanding balance of the Receivables Loan,
Eleventh, to the payment of all other Obligations in such order as determined by Lender in its sole discretion, and
Twelfth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, provided that if any Obligations shall not have been paid in full, any such surplus shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Obligations shall have been paid in full and such surplus may be used by Lender to pay any such Obligations which from time to time become due and payable; and
and (2) all other payments (other than the proceeds of any Note Receivables which shall be applied in accordance with Section 2.3(b)(ii)) delivered to Lender in good, collected funds in legal tender of the United States of America shall be applied to the Obligations by Lender as determined by Lender in its sole discretion.
(B)    Following the occurrence of any Amortization Triggering Event, all payments delivered to Lender in good, collected funds in legal tender of the United States of America shall be applied to the Obligations by Lender as follows:
First, to the payment of
(i)    all costs and charges allocated by Lender in respect of the Inventory Loan, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of any Resort) provided for in any Mortgage or any other Security Document,
(ii)    all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents allocated by Lender in respect of the Inventory Loan, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and
(iii)    all other fees, costs and expenses as set forth in Section 10.2 of this Agreement allocated by Lender with respect to the Inventory Loan;
Second, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Inventory Loan,
Third, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Inventory Loan,
Fourth, to the payment of the principal amount of the Inventory Loan as sufficient to maintain the Borrowing Base,
Fifth, to reduce the outstanding principal balance of the Inventory Loan,
Sixth, to the payment of
(i)    all costs and charges allocated by Lender in respect of the Receivables Loan, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of any Resort) provided for in any Mortgage or any other Security Document,
(ii)    all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents allocated by Lender in respect of the Receivables Loan, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and
(iii)    all other fees, costs and expenses as set forth in Section 10.2 of this Agreement allocated by Lender with respect to the Receivables Loan;
Seventh, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Receivables Loan,
Eighth, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Receivables Loan,
Ninth, to the payment of the principal amount of the Receivables Loan as sufficient to maintain the Borrowing Base,
Tenth, to reduce the outstanding balance of the Receivables Loan,
Eleventh, to the payment of all other Obligations in such order as determined by Lender in its sole discretion, and
Twelfth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, provided that if any Obligations shall not have been paid in full, any such surplus shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Obligations shall have been paid in full and such surplus may be used by Lender to pay any such Obligations which from time to time become due and payable.
Interest which accrues on the Loan in respect of any month shall be due and payable on, and shall be paid by Borrower no later than, the first day of the following calendar month. To the extent that any interest due and payable as of the first day of any month shall not have been previously paid in full by the application of the proceeds of the cash down payments, cash payments, loan proceeds and sales proceeds, as set forth above or by the application of any Release Prices or excess Borrowing Base payments made during such month, as set forth in Section 2.3(e) and (f), respectively, or by application of funds received by Lender from the Lockbox Agent, as described in section 2.3(b) or otherwise, without notice or demand, Borrower shall immediately pay such shortfall.
(iii)    Suspension of Sales. If Borrower receives any Suspension of Sales Order or Sanction related to Pledged Intervals located at any Resort which remains outstanding for more than thirty (30) days from the date of its entry, Borrower shall either (a) provided no Event of Default or Amortization Triggering Event has occurred, pledge to Lender unencumbered and unsold Timeshare Interests which shall constitute Pledged Intervals (which comply with all requirements set forth in Section 2.1 and Section 6 hereof) sufficient to maintain the Borrowing Base, or (b) promptly pay to Lender an amount equal to all Advances made to Borrower secured by the Pledged Intervals located at such Resort, unless such Suspension of Sales Order or Sanction has been discharged in full or stayed by appeal, bond or otherwise.
(ix)Acquisition Advances. With respect to each Acquisition Advance, upon the sooner of (a) the date that is eighteen (18) months after the date of such Acquisition Advance, (b) the date upon which Borrower closes the sale of any Timeshare Interest at the related Additional Resort or (c) the end of the Inventory Commitment Period, Borrower shall repay the principal attributable to such Acquisition Advance either (y) through a refinance of all Acquisition Advances related to such Additional Resort with proceeds of Inventory Advances, with any shortfall to be paid directly by Borrower, upon which such Additional Resort shall be added to Schedule 5 hereof and shall no longer be considered an Additional Resort, or (z) on the first day of each month commencing with the month immediately following such date, in equal installments, each in an amount equal to the amount of the principal related to such Acquisition Advance divided by the number of months then remaining until the Maturity Date.
(b)Mandatory Receivables Loan Payments.
(i)Lockbox Account. Subject to Section 8.2(c), Borrower shall direct or otherwise cause the makers of each Pledged Note Receivable, in writing, to pay directly to Lockbox Agent all interest, principal, prepayments (both voluntary and mandatory), and other amounts of any and every description payable to Borrower by or on behalf of such maker pursuant to the applicable Pledged Note Receivable, the related Timeshare Mortgage, or any other related documents or instruments. Such amounts shall be deposited by Lockbox Agent into the lockbox account established and maintained by Lockbox Agent in accordance with the provisions of the Lockbox Agreement (the “Lockbox Account”) by 5:00 p.m. eastern time on each and every Business Day, prior to the Maturity Date. Lockbox Agent shall be responsible pursuant to the terms of the Lockbox Agreement for remitting to Lender, via wire transfer, 100% of cleared funds collected from the Pledged Notes Receivable in the Lockbox Account.
(ii)Application of Funds. Subject to Section 2.3(a)(ii) and Section 8.2 hereof all amounts received by Lender from the Lockbox Account shall be applied by Lender on a weekly basis beginning on the last Business Day of each week in the following order of priority (A) First, to the payment of all expenses, fees, Protective Advances, costs and other charges allocated by Lender in respect of the Receivables Loan; (B) Second, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Receivables Loan, (C) Third, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Receivables Loan, (D) Fourth, to the payment of the principal amount of the Receivables Loan, (E) Fifth, to the payment of all expenses, fees, Protective Advances, costs and other charges allocated by Lender in respect of the Inventory Loan; (F) Sixth, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Inventory Loan, (G) Seventh, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Inventory Loan, (H) Eighth, to the payment of the principal amount of the Inventory Loan, (I) Ninth, to the payment of all other Obligations in such order as determined by Lender in its sole discretion, and (J) Tenth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, provided that if any Obligations shall not have been paid in full, any such surplus shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Obligations shall have been paid in full and such surplus may be used by Lender to pay any such Obligations which from time to time become due and payable. If the amount of funds received by Lender from the Lockbox Agent with respect to any week is insufficient to pay in full the amounts provided for in clauses (A) through (F) of the preceding sentence for such week, without notice or demand, Borrower shall pay the difference to Lender within the first seven (7) days of the next succeeding week.
(iii)Borrower's Receipt of Payments. In the event Borrower receives any payments on any of the Pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lender, and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received from Borrower) as and when received by Borrower unless Lender shall have notified Borrower to deliver directly to Lender all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Lender and delivered to Lender promptly upon Borrower's receipt thereof.
(c)Prepayments Unconditional. Notwithstanding any other term or provision contained in this Agreement, Borrower's payment obligations are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason.
(d)Limited Voluntary Prepayments. The Loan may be prepaid in whole or in part during the Commitment Period. Any prepayments in full other than through the payments of Release Prices or any termination of this Agreement hereunder shall be made only after forty-five (45) days prior written notice from Borrower to Lender. Borrower shall include, with any partial prepayment, a request to Lender regarding how such partial prepayment be applied to the Obligations. Absent any Amortization Triggering Event, Lender shall apply the partial prepayment as directed by Borrower, provided, however, that Lender shall have no obligation to release any Liens of any Collateral, except as otherwise set forth herein.
(e)Release Payments. Payments of Release Prices shall be applied by Lender when received in good, collected funds as set forth in Section 2.3(a)(ii) hereof. To the extent that Borrower delivers, or causes to be delivered, all cash down payments, deposits, cash payments, loan proceeds and sales proceeds in respect of the sale of any Pledged Interval, as provided for under this Section 2.3, and such funds are at least equal to any applicable Release Price for such Pledged Interval, such payments and proceeds shall be deemed to have satisfied the Release Price in respect of such Pledged Interval in an amount of, and to the extent that, such moneys are actually applied under Section 2.3(a)(ii). No Release Price shall be payable prior to the occurrence of an Amortization Triggering Event.
(f)Borrowing Base. If on any date the aggregate original principal amount of all Advances shall exceed the Borrowing Base, determined as of such date, Borrower shall either (i) immediately pay the amount of such excess to Lender together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by Lender when received in good, collected funds as set forth in Section 2.3(a)(ii) or Section 2.3(b) hereof, as applicable, or (ii) if applicable, provided no Event of Default or Amortization Triggering Event has occurred, pledge to Lender (A) unencumbered and unsold Timeshare Interests which shall constitute Pledged Intervals (which comply with all requirements set forth in Section 2.1 and Section 6 hereof), (B) Additional Resorts or (C) increase the aggregate principal amount of Eligible Notes Receivable pledged to Lender, as applicable, sufficient to cure such Borrowing Base deficiency within fifteen (15) Business Days; provided, however that, unless otherwise agreed to by Lender, Borrower shall not be permitted to pledge additional unsold Timeshare Interests, Additional Properties or Eligible Notes Receivable to cure such Borrowing Base deficiency more than once each calendar quarter. The pledge and delivery to Lender of additional Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in Section 3.5 of this Agreement and shall be accompanied by a written certification of Borrower to the effect that such additional Pledged Notes Receivable are Eligible Notes Receivable and that, giving effect to the pledge to Lender of such Eligible Note Receivable, the outstanding unpaid principal balance of the Loan is equal to or less than the Borrowing Base. If (i) the outstanding principal amount of Inventory Advances hereunder shall exceed the then applicable Inventory Advance Maximum Amount, (ii) the outstanding principal amount of Acquisition Advances hereunder shall exceed $15,000,000, or (iii) the outstanding principal amount of the Loan hereunder shall exceed $50,000,000, Borrower shall immediately pay the amount of such excess to Lender together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by Lender when received in good, collected funds as set forth in Section 2.3(a)(ii) hereof.
(g)Mandatory Condemnation Payments. Upon the delivery of any Condemnation Compensation to Borrower, any Owner's Association and/or any Purchaser, if such Condemnation Compensation is not required to be used to repair, replace or improve the Pledged Intervals or the Resort in accordance with the terms of this Agreement, the applicable Declaration or Applicable Law, Borrower shall immediately repay the Inventory Loan in an amount equal to the amount of such Condemnation Compensation delivered to Borrower, any Owner's Association and/or such Purchaser(s). Such repayments shall be applied in the manner set forth in Section 2.3(a)(ii).
2.4    Participating Lender
. Lender shall have the right, without prior notice to Borrower or the approval of Borrower, to designate one or more Participating Lenders and to grant to such Participating Lenders participations in the Loan, on terms and conditions satisfactory to Lender. Such Participating Lenders shall communicate and deal only with Lender in respect to such Participating Lenders' interests in the Loan, the Collateral and enforcement of remedies with respect to the Collateral and Borrower shall communicate and deal hereunder only with Lender and not with any Participating Lender. Borrower shall not be liable hereunder to make any payment to any Participating Lender; all of Borrower's Obligations hereunder shall run directly to Lender. Nothing in this Agreement shall restrict or limit any Participating Lender from assigning all or any part of the participations acquired by it in the Loan from Lender or from Lender replacing or causing the replacement of one or more Participating Lenders. Unless Lender provides thirty (30) days prior written notice to Borrower to the contrary, no Participating Lender shall have the right to consent to any request of Borrower made pursuant to this Agreement or any Loan Document, and Borrower shall be entitled to make any such consent requests solely to Lender.
2.5    Fees
.
(h)Commitment Fee. Borrower shall pay to Lender a non-refundable Commitment Fee of $500,000 on the Closing Date.
(i)Unused Line Fee.    Borrower shall pay to Lender the Unused Line Fee that is due commencing on the first day of the first month following the Closing Date during the term of the Loan, as applicable; and which at such time shall automatically be paid from the proceeds of the Lockbox Account.
(j)Release Fee.    Borrower shall pay to Lender an administrative release fee equal to $10 (the “Release Fee”) for each Pledged Interval sold or otherwise released. Such Release Fee shall be due and payable to Lender whether or not a Release Price is due and payable to Lender and whether or not all Obligations have been paid in full.
2.6    Computation of Fees; Lawful Limits
. All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under Applicable Law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 2.6 shall control to the extent any other provision of any Loan Document is inconsistent herewith.
2.7    Late Fee
. Notwithstanding any other provision of any Loan Document, if any payment, interest, Obligation, fee, charge or other amount due under any Loan Document is not received by Lender within one (1) Business Day of its due date (other than a final payment due at maturity or upon acceleration of the Obligations), then Borrower shall pay to Lender a late charge equal to 5.0% of the amount not timely made or paid.
2.8    Taxes and Other Charges.
. All payments and reimbursements to Lender made under this Agreement or any Loan Document shall be free and clear of and without deduction for all Taxes, excluding taxes to the extent imposed on Lender's net income. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under this Agreement or any Loan Document to Lender, then the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of this Agreement or any Loan Document, if at any time after the Closing or the making of any Advance (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by Lender with any Applicable Law: (i) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to this Agreement or any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), or (ii) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.8 it shall promptly notify, in reasonable detail, Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 2.8 submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Notwithstanding the foregoing, in the event Lender requests Borrower pay the amounts required pursuant to this Section 2.8, Borrower shall have the right following ninety (90) Business Days of Borrower's receipt of such request, to prepay the Loan in whole, but not in part, and terminate this Agreement without paying any prepayment premium described in Section 2.3(c) hereof; provided Borrower shall pay to Lender within thirty (30) Business Days of Borrower's receipt of such request all such amounts required pursuant to this Section 2.8 for the period of time prior to Borrower prepaying the Loan in full and terminating this Agreement.
2.9    Payments by Lender; Protective Advances.

(k)Should any amount required to be paid under this Agreement or any other Loan Document or Existing Receivables Loan Document be unpaid beyond any applicable cure period, such amount may be paid by Lender, which payment shall be deemed a request for an Advance under the Loan as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Lender by way of direct payment of the relevant amount, interest or Obligations in accordance with this Agreement without necessity of any demand whether or not a Default or Event of Default has occurred or is continuing. No payment or prepayment of any amount by Lender or any other Person shall entitle any Person to be subrogated to the rights of Lender under any Loan Document unless and until the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and paid indefeasibly in cash and this Agreement has been terminated. Any sums expended or amounts paid by Lender as a result of Borrower's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Loan and added to the Obligations.
(l)Notwithstanding any provision of this Agreement or any Loan Document, Lender, in its sole discretion, shall have the right, but not any obligation, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (i) obtain insurance (at the Borrower's expense) covering any of the Collateral to the extent not obtained as required under any Loan Document; (ii) discharge (at the Borrower's expense) taxes or Liens affecting any of the Collateral that have not been paid in violation of any Loan Document or that jeopardize the Lender's Lien priority in the Collateral, including any underlying collateral securing any Pledged Receivable; or (iii) make any other payment (at the Borrower's expense) for the administration, servicing, maintenance, preservation or protection of the Collateral, or any underlying collateral securing any Pledged Receivable (each such advance or payment set forth in Section 2.9(a), and clauses (i), (ii) and (iii) above, a “Protective Advance”). Lender shall be reimbursed for all Protective Advances and any Protective Advances shall bear interest at the Interest Rate from the date the Protective Advance is made by Lender until it is repaid. No Protective Advance by Lender shall be construed as a waiver by Lender of any Default, Event of Default or any of the rights or remedies of Lender.
3.    COLLATERAL
3.1    Security
. For the purpose of securing the prompt and complete payment and performance by Borrower of all of the Obligations,Borrower does unconditionally and irrevocably hereby grant to Lender a first priority security interest in, and a Lien upon, the following assets of Borrower, whether now owned or hereafter acquired (such assets being herein referred to as the “Collateral”):
(m)all accounts, contract rights, general intangibles, documents, instruments, chattel paper, inventory, equipment and proceeds of Borrower related solely to the Additional Resorts and Pledged Intervals and not other Timeshare Interests or Timeshare Units;
(n)all Books and Records;
(o)all of Borrower's right, title and interest of whatever character (whether as owner, vendor, mortgagee, chattel lessee, Declarant, Timeshare Unit owner, Timeshare Interest owner or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to the Pledged Intervals and the Additional Resorts;
(p)all of Borrower's right, title and interest of whatever character (whether as owner, chattel lessee, Declarant, Timeshare Unit owner, Timeshare Interest owner, or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and any interest thereon (collectively, “Compensation”), now or hereafter made or payable in connection with (i) any casualty or other damage to all or any part of any Pledged Interval or Additional Resort, (ii) any condemnation proceedings affecting any Pledged Interval or Additional Resort or any rights thereto or any interest therein, (iii) any damage to or taking of any Pledged Interval or Additional Resort or any rights thereto or any interest therein arising from or otherwise relating to any exercise of the power of eminent domain (including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value of any Pledged Interval), or any conveyance in lieu of or under threat of any such taking, (iv) any and all proceeds of any sale, assignment or other disposition of any Pledged Interval or Additional Resort or any rights thereto or any interest therein, (v) any and all proceeds of any other conversion (whether voluntary or involuntary) of any Pledged Interval or Additional Resort or any rights thereto or any interest therein or to cash or any liquidated claim, and (vi) any and all refunds and rebates of or with respect to any Insurance Premium, any Imposition or any other charge for utilities relating to any Pledged Interval or Additional Resort (including, without limitation, any and all refunds and rebates of or with respect to any deposit or prepayment relating to any such Insurance Premium, Imposition or charge), and any and all interest thereon, whether now or hereafter payable or accruing;
(q)all of Borrower's right, title and interest in, to and under (including, without limitation, all revenues, proceeds, rents and other benefits derived from) any franchises, permits, trade names, trademarks (and goodwill associated therewith), approvals, leasehold interests (whether as lessor or lessee or sublessor or sublessee), management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, other servicing contracts, licensing contracts or other similar contracts, and all guaranties of any of the foregoing or any other guaranties issued to Lender for the direct or indirect benefit of Borrower relating, in each case, to the Additional Resorts;
(r)all of Borrower's right, title and interest of whatever character (whether as owner, vendor, mortgagee, chattel lessee, Declarant, unit owner, Timeshare Unit owner, Timeshare Interest owner or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to (i) the Additional Resorts, including, without limitation, all Timeshare Interests (now existing or hereafter created) (whether sold or unsold), (ii) all building materials, supplies and other Property now or hereafter stored at or delivered to an Additional Resort or any other location for installation in or on an Additional Resort, (iii) any and all plans, specifications, drawings, books, records, marketing materials and similar items now or hereafter relating to an Additional Resort, the operation and use thereof, any rights of Borrower thereto or any interest therein, (iv) any construction contract and the architect and engineering contracts entered into or to be entered into by Borrower in connection with the construction and development of an Additional Resort and (v) any payment, performance or other surety bonds obtained by any contractor or subcontractor in connection with the development and construction of an Additional Resort;
(s)all other “Mortgaged Property,” as such term is defined in each Mortgage and all options that Borrower may obtain;
(t)all Note Receivables and all tangible personal property related to any Note Receivables pledged to Lender, whether pursuant to this Agreement, a Master Collateral Assignment or a Supplemental Collateral Assignment, any other Loan Document or otherwise (the “Pledged Note Receivables”), including without limitation all present and future Goods, Inventory, Fixtures and Equipment (including items of equipment which are or become Fixtures), and Computer Hardware and Software related to the Pledged Receivables;
(u)all of such Borrower's intangible personal property related to the Pledged Note Receivables, including, without limitation, all present and future Accounts, securities, Contract Rights, Contracts, Permits, General Intangibles, Chattel Paper, Investment Property, Intellectual Property, Documents, Instruments, deposit accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds (including, without limitation, proceeds of any life insurance policy), now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;
(v)all Timeshare Mortgages encumbering the Timeshare Interests financed by the Pledged Notes Receivable and, to the extent of Borrower's interest as mortgagee with respect to each Timeshare Mortgage assigned to Lender, the Encumbered Timeshare Interests, together with all appurtenant rights and interests, including, without limitation, appurtenant rights and interests in and to the Common Elements, and easement, license and use rights in and to all facilities, all as described, defined and set forth in the Declaration;
(w)all Timeshare Documents and all other documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable, and related Timeshare Mortgages and the other Collateral (including the cash and non-cash proceeds thereof);
(x)all rights in, to and under all Payment Authorization Agreements signed and delivered by or on behalf of each Purchaser of an Encumbered Timeshare Interest and all accounts and proceeds relating thereto or deriving therefrom;
(y)any rights inuring to Borrower as a “preferred mortgagee” or a “mortgagee” in connection with any Encumbered Timeshare Interest as provided in the Declaration;
(z)any extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof, and all rights in or under insurance policies and to the proceeds of any insurance policies covering any of the other Collateral, all rights to unearned or refunded insurance premiums, and the proceeds of any condemnation awards or any claims regarding any of the other Collateral;
(aa)all books, records, reports, computer tapes, computer disks and software relating to all or any portion of the Collateral;
(ab)all rights of Borrower or its successors or assigns under any Timeshare Documents, relating to any Encumbered Timeshare Interest;
(ac)as the same may relate to any Pledged Note Receivable or any other Collateral, all policies of insurance (including without limitation, casualty and hazard insurance and policies of owner's or mortgagee's title insurance), or rights as loss payee or endorsee thereof, and escrow agreements, all tax, insurance, security or other deposits, including rights in respect of letters of credit evidencing or securing any such deposit, and rights acquired by reason of condemnation or exercise of the power of eminent domain;
(ad)all now existing or hereafter arising rights to service, administer and/or collect the Pledged Note Receivables or any other Collateral and all rights to the payment of money on account of such servicing, administration and/or collection activities;
(ae)the Lockbox Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Lockbox Account; and
(af)all proceeds arising from the rent or sale of unsold (i) Pledged Intervals or (ii) fee simple ownership interests of Borrower in an Additional Resort;
whether such Collateral shall be presently in existence or whether it shall be acquired or created by Borrower at any time hereafter, wherever located, together with the products and proceeds thereof, and any replacements, additions and/or accessions thereto and substitutions thereof and after-acquired property.
Borrower consents and agrees that Lender shall be under no obligation to marshal any assets (including, without limitation, any pledged membership interests or any life insurance proceeds) in favor of Borrower, or against or in payment of any or all of the Obligations.
3.2    Undertakings Regarding Collateral
.
(ag)Maintenance of Perfection. Lender shall not be required to take any steps to perfect or maintain the perfection of its first priority security interest in the Collateral and no loss of, or damage to, the Collateral shall release Borrower from any of the Obligations.
(ah)No Assumption of Obligations. The execution and delivery of this Agreement, and the granting of the Liens in and to the Collateral, shall not subject Lender to, or transfer or pass to Lender or in any way affect or modify, the liability of Borrower under any or all of the Purchase Agreements, the Property-Related Contracts or in connection with any Resort, any Declaration or any Owner's Association's Articles of Incorporation or By-Laws, it being understood and agreed that notwithstanding this Agreement, and the granting of the Liens in and to the Collateral, all of the obligations of Borrower (whether as owner, chattel lessee, vendor, mortgagee, Declarant, Timeshare Unit owner, Timeshare Interest owner or otherwise) to each and every other party under each and every one of the Purchase Agreements and the Property-Related Contracts and/or in connection with any Resort or any Declaration, the Articles of Incorporation and By-Laws of any Owner's Association shall be and remain enforceable by such other party, its successors and assigns, only against Borrower or Persons other than Lender, and Lender has not assumed any of the obligations or duties of Borrower under or with respect to any of the Purchase Agreements, or the Property-Related Contracts or otherwise in connection with any Declaration or the Articles of Incorporation and By-Laws of any Owner's Association.
(ai)No Obligation to Take Action. Borrower hereby agrees and acknowledges that neither the acceptance of this Agreement or any other Security Document by Lender nor the exercise of, or failure to exercise, any right, power or remedy in this Agreement or in any other Security Document conferred upon Lender shall be deemed or construed to obligate Lender to pay any sum of money, take any other action or incur any liability in connection with, or collect or realize upon, any of the Purchase Agreements or any other Collateral. It is further agreed and understood by Borrower that Lender shall not be liable in any way for any cost, expense or liability connected with, or any charge or liability arising from, any of the Purchase Agreements, any of the contracts of purchase in respect of the Timeshare Units, any of the Property-Related Contracts or any other Collateral.
(aj)Indemnification. Borrower hereby agrees to indemnify Lender, and hold it harmless, from any and all liability, loss or damage which it may or might incur by reason of any and all claims and demands whatsoever which may be asserted against Lender arising out of, as a result of, or otherwise connected with, the Liens hereby granted to Lender by Borrower under or in respect of any of the Purchase Agreements or any other Collateral by reason of (i) the failure by Borrower to perform any obligations or undertakings required to be performed by Borrower under or in connection with any of such Purchase Agreements, the Property-Related Contracts or any other Collateral, (ii) any failure by Borrower, in connection with any of such Purchase Agreements, the Property-Related Contracts or any other Collateral, to comply with any applicable federal, state or local consumer credit, sale rescission or usury statute, including, without limitation, any such statute of any state in which a Purchaser may reside, the Consumer Credit Protection Act, as amended, the Federal Trade Commission Act, as amended, the consumer credit laws and subdivision laws of each Applicable State, as amended, and all rules and regulations promulgated under the foregoing statutes, acts and codes, the Interstate Land Sales Full Disclosure Act, and the rules and regulations promulgated thereunder, and (iii) failure by Borrower to comply with any applicable federal, state or local statutes, ordinances or declarations and the restrictions, rules and regulations promulgated thereunder or contained therein pertaining to the use or operation of any Pledged Interval or any Resort (including, without limitation, the statutes, ordinances, declarations, restrictions, rules and regulations of any Applicable State or its agencies or municipalities), or to otherwise discharge its duties and obligations under Applicable Law, under each Declaration or any Owner's Association's Articles of Incorporation or By-Laws as Declarant, unless such claims or demands were directly a result of Lender's gross negligence or willful misconduct.
3.3    Financing Statements
. Borrower hereby authorizes Lender to file any financing statements on Borrower's behalf required by the Uniform Commercial Code together with any and all other instruments or documents and take such other action, as may be necessary to perfect, and to continue the perfection of, Lender's security interest and Liens in the Collateral. The parties agree that a legible carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.
3.4    Location of Collateral; Books and Records
. All Books and Records are to remain, at all times, on the premises of Borrower either at 1221 River Bend Drive, Dallas, Texas 75247 or at any Resort, and Borrower represents and warrants to Lender that all of the currently existing Books and Records is now located there, and Borrower will not transfer the Books and Records from such premises to other locations without the prior written approval of Lender. Borrower shall, upon receipt of a written request therefor from Lender after the occurrence of an Event of Default, deliver to Lender then current copies of all computer tapes, disks, software and micro-fiche records constituting, in whole or in part, the Books and Records. The portion of the Collateral consisting of (i) the original Pledged Notes Receivable; (ii) the original Purchase Agreements (including any addenda thereto) related to such Pledged Notes Receivable; and (iii) originals or true copies of the related Timeshare Mortgages, truth-in-lending disclosure statements and, if required by Lender, loan applications, any related Purchaser's or owner's acknowledgments and understandings, certificates of title, public offering statement and other receipts, Payment Authorization Agreements and Exchange Company applications and disclosures shall be delivered, at Borrower's expense, to Custodian to accept delivery of and maintain possession, custody, and control of all such documents and instruments on behalf of Lender during such period of time. Each original Pledged Note Receivable in favor of Borrower and delivered by Borrower to Lender shall be duly endorsed by Borrower with the words: “Pay to the order of CAPITALSOURCE FINANCE LLC, together with its successors and assigns, with recourse.”
The portion of the Collateral delivered to Lender or Custodian as described above shall be segregated by Lender or Custodian, as the case may be, and stored in a secure, fire-resistant filing cabinet, access to which is limited in a commercially reasonable manner. Borrower agrees that such storage is and shall be deemed to constitute reasonable care by Lender with respect to such Collateral. Except to the extent expressly included in the Custodian's fee as set forth in the Custodial Agreement, all insurance and other expenses of protecting the Collateral, including, without limitation, storing, warehousing, insuring, handling, maintaining, and shipping the Collateral, and any and all excise, property, intangible, sales, and use taxes imposed by any state, federal, or local governmental authority on any of the Collateral or in respect of the sale thereof shall be paid by Borrower. Provided that Lender or Custodian retains the original Pledged Notes Receivable and related Timeshare Mortgages and originals or copies of the related Timeshare Documents, delivered to it and stores it in a secure, fire-resistant filing cabinet as provided above, Lender shall not be liable or responsible in any way for the safekeeping of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, Lockbox Agent, Custodian, or any other Person whomsoever, excluding damages or losses that occur as a result of Lender's gross negligence or willful misconduct.
3.5    Insurance of Collateral.
(ak)Maintenance of Insurance.
(i)Borrower agrees to maintain or cause to be maintained or, as provided under the applicable Declaration, cause the applicable Owner's Association to maintain, insurance (with financially sound and reputable insurers) with respect to
(1)all Pledged Intervals and each Resort (including each Additional Resort),
(2)the personal property located at each Resort, including each Additional Resort (including, without limitation, the Resort Facilities and other furniture, fixtures and furnishings thereof),
(3)all other equipment and other personal property of every nature whatsoever now or hereafter located in or on, or attached to, and used or intended to be used in connection with each Resort, including each Additional Resort, and
(4)the Books and Records and other valuable papers,
against casualties, contingencies, hazards and such other risks (including, without limitation, (A) fire, hurricane, tornado, wind damage, and such other risks insured against by a standard all-risk property and fire insurance policy and endorsement for extended coverage, and (B) earthquake and flood insurance, if applicable and required by Lender); provided, however, that such casualty insurance shall (aa) in no case be in an amount less than an amount sufficient to rebuild the applicable Resort or the portions thereof which shall have suffered the loss and replace any of the personal property located therein, (bb) be sufficient to avoid any co-insurance requirements in respect of Borrower and/or any Owner's Association, and (cc) be sufficient to provide funds to fully compensate Borrower or owners of Timeshare Interests for any inability to utilize any units during any period following a loss (e.g., rent loss or business interruption insurance). With respect to such insurance, Borrower shall deliver or cause to be delivered, or cause the applicable Owner's Association to deliver (to the extent permitted by Applicable Law and the applicable Declaration), certificates of insurance to Lender, with satisfactory lender's loss payable endorsements naming Lender as loss payee to the extent of its interest and as such interest may appear on the date of the initial advance hereunder. Each policy of such insurance or endorsement with respect thereto shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or other owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower shall fail to provide and pay for such insurance, or have the same provided and paid for, Lender may, at Borrower's expense, procure the same, but shall not be required to do so.
(ii)Borrower shall maintain or cause to be maintained insurance with financially sound and reputable insurers with respect to each Resort and its business (including, without limitation, the Collateral) covering any public liability of Borrower, its officers, agents or employees (including, without limitation, damage by Borrower or its officers, agents or employees to the Resort of other Persons, any bodily injury caused by Borrower or its officers, agents or employees to any other Person, or any negligent act or other similar liability of Borrower or its officers, agents or employees) and in such amounts as are satisfactory to Lender and to which Borrower has agreed; Lender shall be named as an additional insured thereon. Borrower shall, as provided in each Declaration, cause the applicable Owner's Association to maintain insurance with financially sound and reputable insurers with respect to each Resort covering any public liability of such Owner's Association or its officers, agents or employees to each Resort of other Persons, any bodily injury caused by such Owner's Association or its officers, agents or employees to any other Person, or any negligent act or other similar liability of each Owner's Association or its officers, agents or employees and in such amounts as are provided for in each Declaration.
(iii)Borrower shall, prior to renewal, submit, or so long as Borrower is in control of an Owner's Association, cause such Owner's Association to submit, and thereafter shall use its best efforts to cause each Owner's Association to submit, to Lender insurance certificates showing the type and amounts of insurance coverage maintained in respect of each Resort. Borrower shall, to the extent permitted by Applicable Law and the applicable Declaration, cause all casualty policies of insurance provided under the each applicable Declaration to have mortgagee endorsements in respect of Lender's interests in and to the Pledged Intervals that are the subject of any Mortgage or any Timeshare Mortgage in which Lender may have a security interest and Lien hereunder or under the Receivables Loan Documentation.
(iv)Borrower shall pay, or cause each of the Silverleaf Club and the Orlando Breeze Resort Club to pay, all premiums on the aforesaid insurance policies and all other fees and charges payable in connection with such insurance policies (such premiums, fees and charges being collectively referred to herein as “Insurance Premiums”) not later than the due date thereof. If Borrower shall fail to pay, or cause each of Silverleaf Club and the Orlando Breeze Resort Club to pay, any such Insurance Premiums, Lender may (but shall not be obligated to), at Borrower's expense, pay the same. Any such payment shall be subject to Section 3.11 and Section 3.12 hereof.
(v)If the Mortgaged Property (as defined in each Mortgage) is sold at a foreclosure sale or if Lender shall acquire title to said Mortgaged Property, Lender shall have all of the right, title and interest of Borrower in and to all insurance policies required under this Section 3.6(a) and the unearned premiums thereon, related to the Mortgaged Property, and in and to the proceeds resulting from any damage to said Mortgaged Property prior to such sale or acquisition.
(vi)Anything contained in this Section 3.6(a) to the contrary notwithstanding, any of the undertakings of Borrower in this Section 3.6(a) in respect of insuring each Resort or in respect of causing each Owner's Association to perform any undertaking under this Section 3.6(a) shall be subject to any Applicable Laws and the applicable Declaration.
(al)Borrower shall in good faith cooperate with Lender (to the extent Lender's rights are not adverse to the rights of any other lender) in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to Borrower in connection with the transactions contemplated hereby and in paying any Obligation (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Property)
(am)Insurance Proceeds.
(i)Subject to Applicable Law and the provisions of each Declaration, as applicable, and any limitations thereunder, any proceeds of insurance in respect of the Pledged Intervals received by any Owner's Association or any manager retained by it and then further paid by the applicable Owner's Association or such manager to Borrower (whether as Declarant or otherwise), as provided for in the applicable Declaration, shall be promptly paid and/or turned over by Borrower to Lender as proceeds of the Collateral and, subject to Section 3.5(c) hereof, applied to the prepayment of the Loan as provided in Section 2.3(a)(ii) hereof.
(ii)Without limiting the immediately preceding paragraph, any proceeds of insurance in respect of any Pledged Interval received by Borrower at a time during which the insurance provisions of the applicable Declaration shall not be in effect as to any Pledged Interval shall be treated as provided in Section 3.6(d) of this Agreement.
(an)Miscellaneous Application of Insurance Proceeds. In connection with, and pursuant to, Section 3.6(c)(ii) hereof, Lender and Borrower agree to the following:
(i)Following the occurrence of any Default or Event of Default (provided that if such Default or Event of Default is cured by Borrower, then clause (ii) below and not this clause (i) shall thereafter apply), and subject to Applicable Law and the provisions of each Declaration, Lender may direct the proceeds from any such policies to be received and collected by Lender, Borrower, the Silverleaf Club or Orlando Breeze Resort Club, as applicable, or another third party acceptable to Lender. Following the occurrence of any Default or Event of Default, each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender, Borrower, the Silverleaf Club or Orlando Breeze Resort Club, as applicable, or such other third party as directed by Lender. Following the occurrence of any Default or Event of Default (provided that if such Default or Event of Default is cured by Borrower, then clause (ii) below and not this clause (i) shall thereafter apply), and subject to Applicable Law and the provisions of each Declaration and any limitations thereunder, and provided Lender is entitled to receive such insurance proceeds pursuant to the applicable Declaration, after deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Lender may apply the net proceeds or any part thereof, at its option (i) to payment of the Obligations, whether or not due, as provided in Section 2.3(a)(ii) hereof, (ii) to the repair and/or restoration of the Pledged Intervals, or (iii) for any other purposes or objects for which Lender is entitled to advance funds under this Agreement or any of the other Security Documents; all without affecting the Liens and security interests of this Agreement and the other Security Documents. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.
(ii)Subject to each Declaration and Applicable Law, prior to the occurrence of any Default or Event of Default and if Borrower gives Lender notice of any casualty as provided in clause (d) below, Borrower or the Silverleaf Club or Orlando Breeze Resort Club, as applicable, shall have the right to adjust and compromise losses under insurance policies and to collect and receive insurance proceeds and shall apply such insurance proceeds with respect to such losses solely and exclusively to the repair and restoration of the Pledged Intervals (and the affected Resort, as applicable) or, if consented to by Lender, to the payment of the Obligations as Borrower deems appropriate in its reasonable discretion. With respect to any such casualty loss, Borrower shall have the right to use any insurance proceeds received on account of such loss to the repair and restoration of the Pledged Intervals (and the affected Resort, as applicable).
(ao)Borrower Undertakings. In the event of any casualty or loss in respect of any Pledged Intervals or any Resort (including, without limitation, any of the Collateral) that exceeds $250,000 in damages, Borrower shall immediately notify Lender of the same.
(ap)Other Lenders. To the extent any other timeshare receivable or timeshare inventory lender of Borrower and its Affiliates has any rights to approve the form of insurance policies with respect to any Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney in fact for purposes of dealing with damage to any part of any Resort or insurance claims or matters related thereto, or any successor to such attorney in fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of a Resort to any Owner's Association, Borrower shall use its best efforts) to ensure that Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney in fact, or insurance trustee, if any, without Lender's prior written approval.
3.6    Condemnation
.
(aq)Condemnation Compensation.
(i)Subject to Applicable Law and to the provisions of each Declaration, any compensation, awards, damages, claims, rights of action, proceeds, payment and other relief (collectively, “Condemnation Compensation”) of, or on account of, any damage or taking of all or any part of any Pledged Intervals in connection with any condemnation proceedings or any exercise of the power of eminent domain (or any conveyance in lieu of or under threat of any such taking), including, without limitation, any such Condemnation Compensation for change of grade of streets or any other injury to or decrease in the value of all or any part of any Pledged Intervals or Additional Resort, payable to any Owner's Association or any manager retained by it and paid further by any Owner's Association or such manager to Borrower (whether as Declarant or otherwise), unless otherwise provided for in the applicable Declaration, shall be promptly paid and/or turned over to Lender as proceeds of the Collateral or otherwise and, applied to the prepayment of the Loan, as provided in Section 2.3(a)(ii) hereof.
(ii)Subject to Applicable Law and to the provisions of the applicable Declaration, Lender shall be entitled to receive all Condemnation Compensation in respect of the affected Pledged Intervals payable with respect to any condemnation or taking. The application of such Condemnation Compensation shall be as set forth below in clause (iii) below. Lender is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Borrower's name, any action or proceeding relating to any condemnation or taking, and to settle or compromise any claim in connection therewith. All Condemnation Compensation in respect of any Pledged Interval or Additional Resort and the rights thereto are hereby assigned by Borrower to Lender.
(iii)Subject to Applicable Law and to the provisions of the applicable Declaration, after deducting from any Condemnation Compensation in respect of the applicable Pledged Interval or Additional Resort, all of its expenses incurred in the collection and administration thereof, including attorney's fees, Lender shall, if no Default or Event of Default shall then exist, or may, in its sole and absolute discretion if a Default or Event of Default shall then exist, make the net Condemnation Compensation available to Borrower, the Silverleaf Club or the Orlando Breeze Resort Club, as applicable, to repair and/or restore the Additional Resort or the Pledged Intervals and, as applicable, the affected Resort.
If Borrower fails to comply with any of the requirements set forth in the immediately preceding sentence or if a Default or Event of Default exists and Lender shall have decided not to make such net Condemnation Compensation available to Borrower, Lender may apply such net Condemnation Compensation or any part thereof, at its option, (A) to the payment of the Obligations, whether or not due, as provided in Section 2.3(a)(ii) hereof, or (B) for any other purposes or objects for which Lender is entitled to advance funds under this Agreement, all without affecting the security interests or Liens of this Agreement or any of the other Security Documents. All net Condemnation Compensation to be disbursed by Lender pursuant to this clause (iii) shall be disbursed in a manner acceptable to Lender as the repair and/or replacement work proceeds. Lender shall not be held responsible for any failure to collect any Condemnation Compensation regardless of the reason for such failure. Borrower agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Lender may require. All repair and/or replacement work shall be diligently prosecuted to completion by Borrower and shall be completed prior to the Maturity Date.
(ar)Borrower Undertakings. In the event of any condemnation or taking in respect of any Pledged Interval or any Resort (including, without limitation, any of the Collateral), Borrower shall immediately notify Lender of the same.
3.7    Taxes Affecting Collateral

Borrower shall pay or, as provided in the applicable Declaration, cause the applicable Owner's Association to pay, on or before the last day when they may be paid without interest or penalty, all taxes, assessments, rates, dues, charges, fees, levies, excises, duties, fines, impositions, liabilities, obligations and encumbrances (including, without limitation, water and sewer rents and charges, charges for setting or repairing meters and charges for other utilities or services), general or special, ordinary or extraordinary, foreseen or unforeseen, of every kind whatsoever, now or hereafter imposed, levied or assessed by any public or quasi-public authority or instrumentality (including, without limitation, each Applicable State and its agencies, counties and municipalities), upon or against any of the Collateral or the use, occupancy or possession of any Resort, or upon or against this Agreement, the Note or the other Security Documents, the Obligations or the interest of Lender in the Purchase Agreements, any of the contracts of purchase in respect of the Timeshare Units or any Mortgage or any other item of Collateral (provided that this Section 3.8 shall not be construed to require Borrower to pay any income tax imposed upon the general income of Lender), as well as all assessments and other governmental or quasi-governmental charges imposed, levied or assessed in respect of any Collateral, and any and all interest, costs and penalties on or with respect to any of the foregoing (collectively, the “Impositions”). Upon request by Lender, Borrower shall deliver, or cause the applicable Owner's Association to deliver, to Lender receipts or other satisfactory proof of payment of any Impositions.
Borrower shall not claim, demand or be entitled to receive any reduction of, or credit toward, any Imposition on account of the Obligations. No deduction shall be claimed from the taxable value of any Collateral or by reason of the Obligations, any of the Security Documents or the interest of Lender in the Collateral.
If existing laws or procedures governing the taxation of mortgages, security documents or debts secured by deeds of trusts, mortgages or other security documents shall be changed in any manner after the date hereof so as to materially adversely impair the security of any Mortgage or the security interest herein granted or granted in any of the other Security Documents or to reduce the net income to Lender in respect of the Obligations (excluding from any such determination of net income any reduction in such net income attributable to a change in taxes imposed on, or measured by, the net income of Lender), then, upon request by Lender, Borrower shall pay to Lender or to the taxing authority (if so directed by Lender), all taxes, charges and related costs for which Lender may be liable as a result thereof.
Borrower shall pay, or cause to be paid, when due, any and all recording (mortgage or personal property), intangible property and documentary stamp taxes, all similar taxes, and all filing, registration and recording fees, which are now or hereafter may become payable in connection with the Obligations, each Mortgage, this Agreement, any of the other Security Documents, the Timeshare Mortgages or any of the other Collateral. Borrower shall pay when due any and all excise, transfer and conveyance taxes which are now or hereafter may become payable in connection with the Obligations, each Mortgage, this Agreement or any of the other Security Documents, or in connection with any foreclosure of any Mortgage, or any other foreclosure of any Collateral under this Agreement or under any of the other Security Documents, or any other transfer of any item of Collateral in extinguishment of all or any part of the Obligations or any other enforcement of the rights of Lender with respect thereto.
Borrower shall have the right, at its sole expense, to contest the validity of any such Impositions (other than ad valorem taxes addressed below) by appropriate proceedings diligently and continuously conducted in good faith to final determination, in which event Borrower shall not be required to pay or, as provided in the applicable Declaration, cause the applicable Owner's Association to pay, any such Impositions (other than ad valorem taxes addressed below) in accordance with this section if, and only so long as:
(as)no final judicial determination in respect of any foreclosure or other enforcement proceeding in respect of such Impositions (other than ad valorem taxes addressed below) shall have been rendered and no nonjudicial foreclosure proceeding or sale in respect of such Impositions (other than ad valorem taxes addressed below) shall have been commenced;
(at)no claim for liability of any kind shall have been asserted against the Lender in connection with such Impositions (other than ad valorem taxes addressed below); and
(au)if such Impositions (other than ad valorem taxes addressed below) are in an amount greater than $100,000, Borrower shall have established an escrow with the Lender, or shall have delivered to the Lender a satisfactory bond issued by a surety acceptable to the Lender or a satisfactory letter of credit for the benefit of the Lender issued by a bank acceptable to the Lender, in each case in an amount estimated by the Lender to be adequate to cover (i) the unpaid amount of such required payment, (ii) all interest, penalties and similar charges which reasonably can be expected to accrue by reason of such contest or by reason of such nonpayment, and (iii) all costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) which reasonably can be expected to be incurred in connection therewith by the Lender, which escrow, bond or letter of credit shall be maintained in effect throughout such contest and the amount of which shall be increased from time to time if reasonably required by the Lender to cover the foregoing amounts in subclause (i), subclause (ii) and subclause (iii).
Borrower shall inform the Lender, in advance and in writing, of its intention to contest any Impositions (other than ad valorem taxes addressed below) under this Section 3.8 if such required payment shall exceed $100,000.
Upon termination of any such contest (whether by final determination or otherwise), or at any time during the course of any such contest that the conditions relieving Borrower of its obligation to make such payment shall no longer be satisfied or shall be discovered not to have been satisfied, Borrower shall make such payment. Following the occurrence and continuance of a Default or Event of Default, at Lender's option, the escrow established or bond or letter of credit, as the case may be, delivered pursuant to this Section 3.8 may be, in the case of the escrow, liquidated, or, in the case of the bond or the letter of credit, drawn upon, at such time and the proceeds thereof may be applied to payment of all or any part of such required payment and the interest, penalties, charges, costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) referred to in subclause (ii) and subclause (iii) of the immediately preceding paragraph. Promptly after such payment has been made, Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that such payment has been made. Thereafter, the amount then remaining in the escrow established pursuant to this Section 3.7 or such bond or letter of credit, as the case may be, shall be returned to Borrower free and clear of the Lien of this Agreement or any other Security Document so long as no Event of Default shall have occurred and be continuing or, if an Event of Default shall have occurred and be continuing, shall be retained by the Lender as part of the Collateral.
The Borrower or the applicable Owner's Association, as the case may be, shall have the right at their respective sole expense to contest the validity of any ad valorem tax assessment related to any property owned by the Borrower and not subject to the timeshare regime established at each Resort, and in the case of each Owner's Association, to property covered by the applicable Declaration. In connection with any ad valorem tax challenge filed by either the Borrower or any Owner's Association, the Borrower or such Owner's Association, as the case may be, shall be required to deliver written notice of such intention to contest and shall make a "good faith deposit", which shall be in an amount determined in good faith either by the Borrower or such Owner's Association equal to the tax amount owed based upon the admitted fair market value by the party challenging such assessment. Such proceedings may continue if, and only so long as no final judicial determination in respect of any foreclosure or other enforcement proceedings in respect to such ad valorem taxes shall have been rendered, and no claim for liability of any kind shall have been asserted against the Lender in connection with such ad valorem taxes.
In the event the amount of the "good faith deposit" made by either the Borrower or any Owner's Association is less than the amount claimed by the Lender, the Tax Collector, the Borrower or any Owner's Association, as the case may be, Borrower or any Owner's Association shall establish an escrow arrangement reasonably satisfactory to Lender equal to the amount of any such deficiency, together with an additional amount sufficient to cover any interest which may accrue during the pendency of such proceeding. Upon the termination of any such proceeding, whether by final determination or otherwise, the Borrower or any Owner's Association, as the case may be, shall make full and final payment of the final amount of ad valorem taxes determined to be owed, together with any additional levies, charges, interest, cost or expenses which may be due. Promptly after such payment has been made, Borrower or any Owner's Association shall deliver to Lender evidence reasonably satisfactory to Lender that any such payment has been made.
3.8    Discharge of Liens Affecting Collateral

If any mechanic's, laborer's, materialman's, statutory or other Lien shall be filed or otherwise imposed upon or against any item of the Collateral or any Pledged Interval or Additional Resort, then Borrower shall, within thirty (30) days after being given notice of the filing of such Lien or otherwise becoming aware of the imposition of such Lien (but in any event not later than thirty (30) days preceding any sale date relating to such Lien), cause such Lien to be vacated or discharged of record by payment, deposit, bond, final order of a court of competent jurisdiction or otherwise.
Borrower shall have the right, at its sole expense, to contest the validity of any such Lien or of the claim evidenced or secured thereby, by appropriate proceedings commenced prior to the expiration of the aforesaid 30-day period and thereafter diligently and continuously conducted in good faith to final determination, in which event Borrower shall not be required to cause any such Lien to be vacated or discharged of record in accordance with the immediately preceding paragraph if, and only so long as:
(av)no final judicial determination in respect of any foreclosure or other enforcement proceeding in respect of such Lien or the claim evidenced or secured thereby shall have been rendered and no nonjudicial foreclosure proceeding or sale in respect of such Lien or such claim shall have been commenced;
(aw)no claim for liability of any kind shall have been asserted against Lender in connection with such Lien or the claim evidenced or secured thereby; and
(ax)if such Lien shall secure a claim of more than $100,000, Borrower shall have established an escrow with Lender, or shall have delivered to Lender a satisfactory bond issued by a surety acceptable to Lender or a satisfactory letter of credit for the benefit of Lender issued by a bank acceptable to Lender, in each case in an amount estimated by Lender to be adequate to cover (i) the unpaid amount of such claim, (ii) all interest, penalties and similar charges which reasonably can be expected to accrue by reason of such contest or by reason of such nonpayment, and (iii) all costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) which reasonably can be expected to be incurred in connection therewith by Lender, which escrow, bond or letter of credit shall be maintained in effect throughout such contest and the amount of which shall be increased from time to time if reasonably required by Lender to cover the foregoing amounts in subclause (i), subclause (ii) and subclause (iii).
Borrower shall inform Lender, in advance and in writing, of its intention to contest any Lien securing a claim, or such claim itself, under this Section 3.9 if such claim shall exceed $100,000.
Upon termination of any such contest (whether by final determination or otherwise), or at any time during the course of any such contest that the conditions relieving Borrower of its obligation to cause such Lien to be vacated or discharged shall no longer be satisfied or shall be discovered not to have been satisfied, Borrower shall cause such Lien to be vacated or discharged of record. At Lender's option, the escrow established or bond or letter of credit, as the case may be, delivered pursuant to this Section 3.9 may be, in the case of the escrow, liquidated, or, in the case of the bond or the letter of credit, drawn upon, at such time and the proceeds thereof may be applied to payment of all or any part of the claim evidenced or secured by such Lien and the interest, penalties, charges, costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) referred to in subclause (ii) and subclause (iii) of the immediately preceding paragraph. Promptly after such Lien has been vacated or discharged of record, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that such Lien has been vacated or discharged of record. Thereafter, the amount then remaining in the escrow established pursuant to this Section 3.9 or such bond or letter of credit, as the case may be, shall be returned to Borrower free and clear of the Lien of this Agreement or any other Security Document so long as no Event of Default shall have occurred and be continuing or, if an Event of Default shall have occurred and be continuing, shall be retained by Lender as part of the Collateral.
If any Lien shall not be vacated or discharged as required by this Section, then, in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge such Lien in such manner as Lender may select, and Lender shall be entitled, if Lender shall so elect, to compel the prosecution of an action for the foreclosure of such Lien by the lienor and, if Lender shall so elect, to pay the amount of any judgment in favor of such lienor with interest, costs and allowances. Upon request by Lender, Borrower shall pay to Lender, or to any other Person designated by Lender, the amount of all payments made by Lender as provided above and all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by Lender in connection therewith, together with interest thereon at the Default Rate from the date paid or incurred by Lender until the date so paid to, or as directed by, Lender. To the extent permitted by law, Lender shall thereupon be subrogated to the rights of such lienor and any such payments made by Lender pursuant to this Section 3.9 shall be secured by the Collateral.
To further secure the Obligations, Borrower grants to Lender a security interest in any cash, escrow arrangement, letter of credit, bond or other security provided pursuant to this Section 3.9.
3.9    Use of the Resorts; Voting Rights of Borrower
.
(ay)Certain Restrictions. Borrower shall not, as Declarant, Timeshare Interest owner or Timeshare Unit owner, without the prior written consent of Lender, such consent not to be unreasonably withheld,
(i)request, consent to or otherwise initiate, consent to or acquiesce in any zoning classification or reclassification of any Resort or the adoption, issuance, imposition or amendment of any other law, ordinance, rule, regulation, order, judgment, injunction or decree relating to the use, occupancy, operation, development, disposition or design of any Resort which would limit the use of the Pledged Intervals therein or reduce its or their Fair Market Value,
(ii)request, consent to or otherwise initiate, consent to or acquiesce in the annexation of any part of any Resort by or into any municipality or other governmental or quasi-governmental unit,
(iii)enter into, consent to or otherwise cause, permit or suffer to become subject to any covenant, agreement or other arrangement restricting or limiting the use, occupancy, operation, development or disposition thereof (other than any covenant of this Agreement, the other Security Documents, or any Declaration),
(iv)except as permitted in the applicable Declaration, permit the Timeshare Interests or the Timeshare Units to be used other than for nonpermanent residential purposes, or
(v)consent to any material amendment, modification, alteration or other change to any Declaration without the prior written consent of Lender, or otherwise sell Timeshare Interests not correctly set forth in the applicable Declaration.
(az)Use by Public. Borrower shall not cause, permit or suffer to be used by the public without restriction (except as required by Applicable Law or as otherwise provided in the applicable Declaration or Resort Map) or in any manner that might tend to impair Borrower's right, title and interest in and to each Resort or in any manner that might make possible any claim of adverse usage or adverse possession by the public or any claim of implied dedication of all or any part of any Resort.
(ba)Voting Rights. Except with the prior written consent of Lender, Borrower shall not propose or vote for or consent to any modification of, or amendment to, any Declaration or any Owner's Association's Articles of Incorporation or By-Laws which could have (in the reasonable sole opinion of Lender) a material adverse effect on the Collateral or the operation or prospects of any Resort. In each case under the applicable Declaration and/or the applicable Owner's Association's Articles of Incorporation or By-Laws in which the consent or the vote of a holder of a mortgage or “security interest” in respect of the Timeshare Interests and/or the Timeshare Units (including any such case in which Borrower would be considered to be a holder of a mortgage or “security interest” by virtue of any Timeshare Mortgage) is provided for or is required, or in which Borrower's consent is required (as Declarant or as an owner of a Timeshare Interest or Timeshare Unit or as a vendor or mortgagee or otherwise) for any proposed action, Borrower shall not vote or give such consent without obtaining the prior written consent of Lender if such action (in the reasonable opinion of Lender) could have an material adverse effect on the Collateral or the operation or prospects of any Resort.
3.10    Other Timeshare Covenants
.
(bb)Access. With respect to the consummation of each sale of a Pledged Interval to a Purchaser under a Purchase Agreement and in connection with the acquisition of each Additional Resort, Borrower shall cause the owner of such Pledged Interval and any purchaser of any fee simple interest in such Additional Resort to have access to a publicly dedicated road and shall cause all private roadways, parking lots and rights of way within the applicable Resort or other private areas in such Resort to be Common Elements or Resort Facilities in respect of such Pledged Interval.
(bc)Utilities. With respect to the consummation of each sale of a Pledged Interval to a Purchaser under a Purchase Agreement and in connection with the acquisition of each Additional Resort, Borrower shall cause electric, gas, sewer, and water service and other necessary utilities to be available to the Timeshare Units and to any unit in each Additional Resort in sufficient capacity to service the same and shall pay, or cause to be paid, all tap fees or other connection charges in respect thereof).
(bd)Use of Amenities. With respect to the consummation of each sale of a Pledged Interval to a Purchaser under a Purchase Agreement and in connection with the acquisition of each Additional Resort, Borrower shall cause the owner of such Pledged Interval and any purchaser of any fee simple interest in such Additional Resort to have access to, and the use of, all of the amenities and public utilities relating to the applicable Resort and such Pledged Interval (consistent with the contractual provisions and rules and regulations existing with respect to such amenities and public utilities), including, without limitation, the Resort Facilities and rights of way.
(be)Timeshare Regime. The Borrower shall do all things necessary in order to preserve the timeshare regimes in respect of all Pledged Intervals.
(bf)Local Legal Compliance. Borrower shall comply, and shall cause each Resort (including each Additional Resort), each Pledged Interval, the other Timeshare Interests and Timeshare Units to comply, with all applicable restrictive covenants, zoning, design and land use ordinances and building codes, all applicable health and environmental laws and regulations and all other Applicable Laws, rules and regulations and all approvals, consents and licenses (including, without limitation, the applicable Declaration). Borrower shall cause all Timeshare Interests (including the Pledged Intervals) and the sales thereof to comply with all Applicable Laws, rules and regulations, and all approvals, consents and licenses (including without limitation, each Declaration).
(bg)Registration Compliance. Borrower shall diligently pursue the obtaining of, and, after the obtainment thereof, shall maintain, or cause to be maintained, all necessary consents, franchises, approvals, and exemption certificates in connection with, and Borrower will make, or cause to be made, all registrations or declarations with any government or any agency or department thereof required in connection with, the occupancy, use and operation of each Resort (including each Additional Resort) and the marketing and sale of the Timeshare Interests (including all Pledged Intervals).
(bh)Records. Borrower shall maintain accurate and complete files relating to the Purchase Agreements and the other Collateral to the reasonable satisfaction of Lender, and such files will contain copies of each Purchase Agreement, the Note Receivable, Timeshare Mortgage, all relevant credit memoranda, and all collection information and correspondence in respect thereof, as the case may be.
(bi)Forms of Timeshare Documents. Instruments in substantially the form of the Purchase Agreement, the form of statement of rescission rights required by Applicable Laws, and the form of other instruments and documents related thereto, including, if applicable, any Note Receivable and/or Timeshare Mortgage, in each case in form and substance reasonably acceptable to Lender, shall be used by Borrower for all purchase and sale transactions of Pledged Intervals. Borrower shall not materially modify, amend or otherwise alter any of the terms of such forms without Lender's prior written consent, except as may be required by any regulatory agency or Applicable Law. Notwithstanding Lender's review and determination of acceptability, if any, of such forms, Borrower shall remain solely liable for all aspects of such forms and their use; any determination of acceptability, if any, by Lender relating to such forms shall only be for Lender's benefit and no other Person shall be entitled to rely thereon in any manner.
Instruments in substantially the form of the Note Receivable, the form of the Timeshare Mortgage, the form of the grant deed, the form of the Truth-in-Lending Statement and the form of the other instruments and documents related thereto set forth, in each case, in form and substance reasonably acceptable to Lender, shall be used by Borrower for all sales of Timeshare Interests which are financed by Borrower or Lender after the Closing Date and for so long as any Obligation remains outstanding. Borrower shall not materially modify, amend or otherwise alter such forms or any of the terms of such forms without Lender's prior written consent, such consent not to be unreasonably withheld, except as may be required by any regulatory agency or Applicable Law. Notwithstanding Lender's review and determination of acceptability, if any, of such forms, Borrower shall remain solely liable for all aspects of such forms and their use; any determination of acceptability, if any, by Lender relating to such forms shall only be for Lender's benefit and no other Person shall be entitled to rely thereon in any manner.
(bj)Property-Related Contracts. Except as required by Applicable Law, or if otherwise waived by Lender, and if such amendment to, modification or new Property-Related Contract described below will have, or could reasonably be expected to have a material adverse effect on Borrower's ability to pay the Loan or the value of the Collateral, or Lender's Liens on the Collateral or the priority of any such Lien, Borrower shall not modify, amend, or enter into, or (subject to the rights and obligations of any Owner's Association and its members under any Declaration or any Owner's Association's Articles of Incorporation or By-Laws) permit to be modified, amended, or enter into, any Property-Related Contract without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall perform all of its obligations in a timely fashion under each Property-Related Contract. For purposes of this Section 3.11(i), and for no other purpose, section or reference in this Agreement or any other Loan Document, the term, “Property-Related Contracts” shall not include sales and marketing agreements or contracts related to the sales of Timeshare Interests, or any employment related agreements or contracts between Borrower and either (i) any Executive Management Member and (ii) any member of senior management of Borrower.
(bk)Undertaking. Borrower shall perform each and every covenant, agreement, and undertaking applicable to Borrower (whether as Declarant, owner of a Timeshare Interest or Timeshare Unit or otherwise) under each Declaration and each Owner's Association's Articles of Incorporation or By-Laws.
3.11    Protection of Collateral; Assessments; Reimbursement
. All Insurance Premiums and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all Impositions on any of the Collateral or in respect of the sale or other disposal thereof shall be borne and paid by Borrower.
If, by reason of any suit or proceeding of any kind, nature or description against Borrower, or by Borrower or any other party against any other Person, or by reason of any other facts or circumstances, which in Lender's sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of the Collateral, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender and borne and paid by Borrower.
3.12    Interest on Lender Paid Expenses
. All sums paid or incurred by Lender under this Section 3, and any and all other sums for which Borrower may become liable hereunder, and all costs and expenses (including payments to other Lien holders and attorneys' fees, legal expenses and court costs) which Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Security Document or in respect of any of the transactions contemplated herein or therein (a) shall be considered as additional indebtedness owing by Borrower to Lender hereunder and, as such, shall be secured by all of the Collateral, and (b) shall accrue interest at the Default Rate from the date paid by Lender until paid in full by Borrower, provided that any sums paid or incurred by Lender under this Section 3 when no Event of Default shall then exist in respect of the payment of such sums and no other Event of Default shall exist hereunder shall accrue interest at the Interest Rate for the Receivables Loan and not the Default Rate and provided further that such sums paid or incurred by Lender shall accrue interest at the Default Rate when the Default Rate shall otherwise be applicable hereunder.
3.13    Lender Responsibility
. Lender shall not be (a) obligated or responsible for, the payment of any of the amounts or sums referred to in this Section 3, or (b) liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto.
3.14    Verification of Purchase Agreements
. Upon prior notification to Borrower following the continuance of an Event of Default, Lender may contact any Purchaser solely for the purpose of verifying the Purchase Agreement to which such Purchaser is a party and Borrower shall render such assistance to Lender in connection therewith as Lender may reasonably request.
3.15.    Release of Lien.
(bl)Release for Timeshare Interests. Provided no Event of Default has occurred which is continuing, Lender agrees to execute and deliver to Borrower or its escrowee the documents referred to below pursuant to which the security interest and Lien in and to any Pledged Interval constituting a Timeshare Interest (other than an Encumbered Timeshare Interest) created by this Agreement, any Mortgage or any other Security Document will be released if, but only if, all of the following conditions shall have been fully satisfied:
(i)the full Release Fee and, as applicable following any Amortization Triggering Event or in the event there is a Borrowing Base deficiency, the full Release Price, in respect of such Pledged Interval shall have been paid to and received by Lender or its agent in good, collected funds;
(ii)a request, substantially in the form of Exhibit B attached hereto, shall have been completed and executed by Borrower and submitted to Lender not less than 2 Business Days in advance of the date on which Borrower desires to consummate such release; and
(iii)a partial release of mortgage, in form and substance satisfactory to Lender, and a partial release of security interest, in form and substance satisfactory to Lender, shall have been completed by Borrower and submitted to Lender with the aforesaid request.
Borrower shall bear the responsibility of recording any and all documents executed by Lender under this Section 3.16(a). Borrower shall pay all escrow costs and recording and transfer costs in respect of such documents. Following the occurrence of an Amortization Triggering Event, if requested by Lender, Borrower shall establish an escrow in respect of any release under this Section 3.16(a). If Lender requests an Escrow Agent be established following the occurrence of an Amortization Trigger Event, Lender shall deposit the documents to be executed by it pursuant to clause (iv) above in such escrow if, but only if,
(1)the documentation establishing such escrow is in form and substance satisfactory to Lender and such documentation shall have been submitted to Lender together with the written request referred to in clause (ii) above,
(2)the escrowee under such escrow documentation is satisfactory to Lender,
(3)such escrow documentation provides that simultaneously with the release from such escrow of the documents referred to in clause (iii) above, the Release Fee, and if applicable, the Release Price, in respect of such Timeshare Interest to be so released shall have been wired via Federal Reserve Bank wire (in immediately available funds) or otherwise credited in immediately available funds to Lender and prior to Lender's authorization to file such partial releases, a confirmation of such wire shall have been obtained,
(4)such escrow documentation provides that such escrow will be consummated within five (5) Business Days of Lender's depositing of such release documents therein or such release documents shall be returned to Lender by the escrowee of such escrow, and
(5)at the time of the depositing of such documentation into such escrow, all of the conditions in clauses (ii) through (iv) above shall have been fully satisfied.
(bm)Full Release of Collateral and Deeds of Trust. Upon the full, final and indefeasible payment of all Obligations and termination of this Agreement and the Receivables Loan Agreement, Lender shall release its security interests and Liens in and to the Collateral, shall execute in favor of Borrower any UCC release or termination statement in respect thereof, shall release each Mortgage and any other recorded Security Document and shall reassign and deliver to Borrower all Purchase Agreements and the other Collateral then in the physical possession of Lender or its agent (without recourse and without representations or warranties of any kind). Borrower shall bear all out-of-pocket expenses (including, without limitation, legal fees and disbursements of Lender) in connection with such release, reassignment and delivery. All such release and/or termination documentation shall be reasonably satisfactory to Lender and its counsel.
(bn)Upon Lender's receipt of the greater of (i) 100% of the net sales proceeds of a sale of all or any portion of the Colorado Hotel to a third-party, non-Affiliate of Borrower or (ii) the sum of $3,500,000 in connection with any such sale of all or any portion of the Colorado Hotel, Lender shall release its lien (at Borrower's sole cost) on such portion of the Colorado Hotel sold. Following receipt of such proceeds of the sale of all or any portion of the Colorado Hotel or, if applicable, the sum of $3,500,000 in connection with any such sale of all or any portion of the Colorado Hotel, the definition of “Inventory Advance Maximum Amount” shall automatically be amended to reduce the applicable dollar amount in effect on such date as expressed in such definition, as well as all subsequent dollar amounts, as applicable, by the amount received by Lender pursuant to this section 3.16(c) (i.e. each applicable Inventory Advance Maximum Amount shall be reduced dollar-for-dollar by an amount equal to such amount received by Lender). Borrower shall bear all out-of-pocket expenses (including, without limitation, legal fees and disbursements of Lender) in connection with such release, reassignment and delivery. All such release and/or termination documentation shall be reasonably satisfactory to Lender and its counsel.
3.16    Cross-Collateralization and Default
. The Collateral shall secure all of the Obligations and the “Obligations” as defined in the Existing Receivables Loan Agreement. All Liens, pledges, assignments, mortgages, security interests, and other collateral granted to or for the benefit of Lender pursuant hereto or any other documents or instruments (including, but not limited to, the Existing Receivables Loan Documents) shall secure the Obligations as well as the “Obligations” as defined in the Existing Receivables Loan Agreement, and vice versa. In addition, the Loan and the Existing Receivables Loan shall be further secured by the Liens and security interests in favor of Lender in the properties and interests which serve as collateral security for any other loans or obligations now or hereafter made by Lender to Borrower or any Affiliate of Borrower (“Additional Collateral”). Borrower agrees to deliver financing statements and other documents, instruments and agreements as may be required by Lender to further evidence and perfect the Liens and cross-collateralization in favor of Lender provided for in this Agreement. In addition, the Loan, the Existing Receivables Loan and all other loans made by Lender to Borrower or any Affiliate of Borrower shall be cross-defaulted such that any event of default with respect to any such loan shall constitute an Event of Default hereunder, and vice versa. Notwithstanding the foregoing, a release of Lender's Lien on Collateral pursuant to the Existing Receivables Loan Documentation shall be deemed to also be a release of Lender's Lien on such Collateral pursuant to the Loan Documents.
3.17    Substitution of Collateral and Mortgages
. In addition to the releases pursuant to Sections 2.3 and 3.16 above and as otherwise provided in this Agreement, and subject to the compliance with the Borrowing Base, Borrower may notify Lender that it has determined, in its sole discretion, that, it wishes to substitute (a “Property Substitution”) one or more Timeshare Interests for a Pledged Interval currently included in the Collateral (the “Substituted Property”). Borrowers shall identify the new Timeshare Interest to constitute a new Pledged Interval for such Property Substitution, which Timeshare Interest shall be approved by Lender in its sole discretion. Upon Lender's approval of such Pledged Interval, and Borrower's satisfaction (or Lender's waiver) all of the conditions precedent required to be satisfied pursuant to Section 6 of this Agreement with respect to such new Pledged Interval, Lender shall release its security interests and Liens in and to the Substituted Property, shall execute in favor of Borrowers any UCC release or termination statement in respect thereof, shall release the Mortgage and any other recorded Security Document and shall reassign and deliver to Borrower all other Collateral then in the physical possession of Lender or its agent (without recourse and without representations or warranties of any kind) directly related to such Substituted Property. Borrower shall bear all out-of-pocket expenses (including, without limitation, reasonable legal fees and disbursements of Lender and its counsel) in connection with such release, reassignment and delivery.
3.18    Reassignment by Lender
. In the event (i) the obligation under a Pledged Note Receivable and the related Timeshare Mortgage has been satisfied in full by its maker or makers, (ii) Borrower replaces a Pledged Note Receivable with another Eligible Note Receivable, as applicable, in accordance with the terms of this Agreement and no Default or Event of Default exists, or (iii) another event occurs pursuant to which Lender in its Permitted Discretion agrees with Borrower that a Pledged Note Receivable shall be returned to Borrower and Lender's lien with respect to the related Timeshare Mortgage shall be released, Lender, upon receipt of a written request from Borrower, shall promptly reassign any Timeshare Mortgage and endorse the related Pledged Note Receivable to Borrower, without recourse, pursuant to documentation acceptable to Lender in its Permitted Discretion. Lender shall cause all original collateral files related thereto to be returned to Borrower.
3.19    Release and Return of Notes Receivable.
(bo)In the event that Borrower complies fully with its Obligations under Section 3.19(iii) of this Agreement with respect to any Pledged Note Receivable that ceases to be an Eligible Note Receivable, and Borrower thereafter desires to enforce such ineligible Note Receivable against the maker thereof, then provided that no Default or Event of Default then exists and no event has occurred which with notice, the passage of time, or both, would constitute a Default or an Event of Default, within sixty (60) days after its receipt of a written request from Borrower, Lender shall endorse the ineligible Note Receivable using the words “Pay to the order of Borrower, without recourse,” and deliver such ineligible Note Receivable to Borrower.
(bp)In the event that all Obligations hereunder are fully satisfied, then within a reasonable time thereafter, Lender shall endorse the Pledged Notes Receivable using the words “Pay to the order of Silverleaf Resorts, Inc., without recourse,” and deliver such Pledged Notes Receivable, together with any other non-recourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense, free and clear of any Liens or encumbrances by any Person claiming by, through, or under Lender.
(bq)With respect to any Pledged Note Receivable that is not an Eligible Note Receivable and has been endorsed back to Borrower, upon Borrower's request, Lender shall direct Custodian to return the Credit File relating to such Pledged Note Receivable to Borrower at its earliest convenience.
3.20    Increased Costs; Capital Adequacy.
(a)    If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender and the result of any of the foregoing shall be to increase the cost to Lender of making or main-taining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receiv-able by Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.
(b)    If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company, if any, as a consequence of this Agreement or the Loans made by Lender to a level below that which Lender or Lender's holding company, as applicable, could have achieved but for such Change in Law (taking into consideration Lender's policies and the policies of Lender's holding company, as applicable, with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender's holding company, as applicable, for any such reduction suffered.
(c)    A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or Lender's holding company, as the case may be, as specified in Sections 3.21(a) and (b), shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(br)(d)    Failure or delay on the part of Lender to demand compensation pursuant to this Section 3.21 shall not constitute a waiver of Lender's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 3.21 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
4.    REPRESENTATIONS AND WARRANTIES AND COVENANTS.
As an inducement to Lender to make the Loan, Borrower warrants and represents, as of the date hereof, and covenants to Lender as follows:
4.1    Subsidiaries and Capital Structure
. Except as set forth in Schedule 8, Borrower owns no Voting Equities in any Person.
4.2    Corporate Borrower
. Borrower
(bs)is a corporation duly organized and validly existing under the laws of the State of Texas,
(bt)has all requisite company power and authority and necessary licenses and permits to own, construct and operate and to carry on its business as now conducted and contemplated to be conducted in the future;
(bu)has duly qualified and is authorized to do business as a foreign company in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary or desirable; and.
(bv)has a Tangible Net Worth of not less than $150,000,000.
4.3    Financial Statements
. Borrower's consolidated financial statements dated as of December 31, 2009, and delivered to Lender are true, correct and accurate.
4.4    Full Disclosure
. Neither this Agreement nor any written statement made by Borrower or any Affiliate in connection with this transaction contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which Borrower or any Affiliate has not disclosed to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely any Pledged Interval or any Resort, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its Obligations under this Agreement, the Note or the other Security Documents or Loan Documents.
4.5    Pending Litigation
. Except as set forth in Schedule 10 to this Agreement, there are no proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower, any Affiliate or any Resort in any court or before any governmental authority or arbitration board or tribunal (a) which either involve the possibility of materially and adversely affecting any Pledged Interval or any Resort, business, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Security Documents, as applicable, or (b) in respect of which more than $100,000 is sought in damages. Neither Borrower nor any Affiliate of either nor any resort is in default with respect to any order of any court, governmental authority, quasi-governmental authority or arbitration board or tribunal.
4.6    Title to Properties
. Except as set forth on Schedule 2 to this Agreement, Borrower has good and marketable title in fee simple (or its equivalent under Applicable Law) to all Pledged Intervals and Additional Resorts which it purports to own free from Liens.
4.7    Trademarks, Licenses and Permits
. Borrower owns or possesses all of the trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto necessary for the conduct of its business as now conducted and as proposed to be conducted, without any known conflict with the rights of others. Borrower does not own any Furnishings or other tangible personal property in any Timeshare Unit located at any Resort.
4.8    Transaction Is Legal and Authorized.
(bw)The execution and delivery of this Agreement, any Note and the other Security Documents by Borrower, and the grant of the Liens to Lender with respect to the Collateral by Borrower and compliance by Borrower with all of the provisions of this Agreement, any Note and the other Security Documents are within the company powers of Borrower and are valid and legal acts and will not conflict with, or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (except Liens contemplated under this Agreement or any other Security Document) upon any Collateral under the provisions of, any agreement, articles of incorporation, by-laws or other instrument to which Borrower is a party or by which such Collateral may be bound.
(bx)The execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of a UCC-1 financing statement with the Secretary of State of the State of Texas, and the recordation (as appropriate) of the Master Collateral Assignment (with respect to the Initial Receivables Advance) and the Supplemental Collateral Assignment (with respect to all subsequent Receivables Advances) and the other Loan Documents create in favor of Lender valid and perfected first priority Liens and security interests in and to all of the Collateral other than Collateral related to Oak N' Spruce Resort. With respect to Oak N' Spruce Resort, the execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of a UCC-1 financing statement with the Secretary of State of the State of Texas, the delivery of an Assignment of Certificate of Beneficial Interest securing such Pledged Note Receivable and the filing of a UCC-1 financing statement in the state where the Purchaser is located naming Borrower as the secured party and Lender as Borrower's assignee and the other Loan Documents create in favor of Lender valid and perfected first priority Liens and security interests in and to all of the Collateral related to Oak N' Spruce Resort. The Collateral secures the full payment and performance of the Obligations.
(by)The Loan Documents constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.
(bz)To the best of Borrower's knowledge, none of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity.
(ca)There have been no material modifications or amendments whatsoever to the Pledged Notes Receivable, other than those expressly approved by Lender in writing, the originals of which have been delivered to Custodian.
(cb)To the best of Borrower's knowledge, the makers of the Eligible Notes Receivable have no defenses, offsets, claims, or counterclaims, relating thereto or to the related Timeshare Mortgages or any other related documents or instruments.
(cc)The Pledged Notes Receivable are and shall remain in full force and effect as valid and binding obligations of the respective makers thereof in favor of Lender, as the collateral assignee of Borrower's right, title, and interest therein.
(cd)The grant of the security interests described herein by Borrower in favor of Lender has not adversely affected and will not adversely affect the validity or enforceability of the obligations of the respective makers of the Pledged Notes Receivable thereunder or pursuant to their respective Timeshare Mortgages or any related documents or instruments.
4.9    No Defaults
. No Default or Event of Default exists, and there is no violation of any term of any agreement, charter instrument, bylaw or other instrument to which Borrower is a party or by which it may be bound that would have a Material Adverse Effect.
4.10    Governmental Consent
. Neither the nature of Borrower nor its business or Properties, nor any relationship between Borrower and any other Person, or any circumstance in connection with the execution or delivery of this Agreement, the Note or the other Security Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower, as a condition of the execution, delivery or performance of this Agreement, the Note or any other Security Document.
4.11    Taxes
. Borrower is not in default with respect to the payment of any taxes levied or assessed against it or any of its assets. Borrower represents and warrants that (a) all ad valorem taxes and other taxes and assessments levied against the Collateral which are due and payable have been paid in full, and Borrower knows of no basis for any additional taxes or assessments against the Resort or Collateral; and (b) it has filed all tax returns required to have been filed by it and has paid or will pay, prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes that are payable by it. No tax audit is pending or threatened with respect to Borrower.
4.12    Use of Proceeds
. The proceeds of the initial Advance hereunder will be used first to pay for any Loan Costs due on the Closing Date.
The proceeds of Subsequent Advances will be used
(i)first, to pay any Loan Costs then due at the time of the making of such Subsequent Advances, and
(ii)second, for general working capital needs of Borrower.
None of the transactions contemplated in this Agreement will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower does not intend to carry or purchase any “margin security” within the meaning of said Regulation U. None of the proceeds will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any “margin security” within the meaning of said Regulation.
4.13    Compliance with Law.
(ce)Borrower is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject (including laws, ordinances, governmental rules or regulations relating to the operation of each Resort as a hotel) which violation would materially adversely affect the business, prospects, profits, or condition (financial or otherwise) of Borrower or any Collateral.
(cf)Borrower shall, in all material respects, comply fully with all Applicable Laws in connection with the Resort, the Collateral and the sale of Timeshare Interests, including but not limited to (i) the Interstate Land Sales Full Disclosure Act; (ii) any applicable condominium and timeshare statutes, rules, and regulations, including but not limited to those governing the administration and operation of each Owner's Association and those requiring registration of the Timeshare Interests as a legal prerequisite to the marketing and sale thereof, (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board; (vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, sweepstakes, lottery, and other consumer credit and protection laws; (x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act of 1990 and all other accessibility requirements; (xii) the federal postal laws; (xiii) the Real Estate Settlement Procedures Act; (xiv) the Fair Housing Act of 1968; (xv) the FTC Privacy Act and (xvi) all amendments to and rules and regulations promulgated under the foregoing, all if and as applicable. Borrower has registered or is exempt from registration in each Applicable State. Borrower's marketing and sales practices are in compliance with all Applicable Laws including, without limitation, its lead generation techniques. Borrower has not been contacted or notified of any Federal Trade Commission or similar agency inquiry or investigation or any Department of Justice inquiry or investigation in connection with the marketing and sale of Timeshare Interests.
(cg)Borrower possesses or will possess, as applicable, and will at all times continue to possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions, and orders as are reasonably necessary or appropriate to carry on its business as it is now being conducted, without any known conflict with the rights of others and, with respect to Borrower and the Collateral, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement, or option other than the Permitted Exceptions. All such franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions, and orders are presently or will be, as applicable, in full force and effect, and there is no action currently pending or threatened effort to revoke or modify any of them.
4.14    Restrictions of Borrower
. Borrower is not a party to any contract or agreement which restricts its right or ability to incur indebtedness, or prohibits the execution of, or compliance with, this Agreement or any of the other Security Documents or Loan Documents by Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than the Liens provided for herein, in the other Security Documents and in each Declaration.
4.15    Brokers' Fees
. Except as set forth on Schedule 11 hereto, there are no brokers or finders which are entitled to receive compensation for their services rendered to Borrower with respect to the transactions described in this Agreement and with which Borrower has had dealings.
4.16    Deferred Compensation Plans
. Except as disclosed on Schedule 15 attached hereto, Borrower does not have a pension, profit sharing or other compensatory or similar plan providing for a program of deferred compensation for any employee or officer which is subject to any requirement of the Employee Retirement Income Security Act of 1974, as amended.
4.17    Labor Relations
. Except as disclosed on Schedule 15 attached hereto, Borrower is not a party to any collective bargaining agreement, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.
4.18    Validity of Liens Granted to Lender
. Except with respect to the Permitted Exceptions and as provided for in Section 3.16 hereof, all Liens granted to Lender in respect of the Collateral are, and shall continue to be, prior in right and superior to all other Liens granted to, or held by, any other Person.
4.19    Solvency
. Borrower is not entering into this Agreement and the transactions contemplated hereby, and does not intend to incur any obligations hereunder or otherwise make any transfers in connection herewith, with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this Agreement and the making of the advances hereunder, (a) the assets of Borrower at a fair valuation thereof on a going concern basis will not be less than its debts, (b) Borrower is not currently engaged in or about to engage in a business or transaction for which their remaining assets are unreasonably small in relation to such business or transaction, and (c) Borrower will be able to pay its respective debts as they become due. “Debt” for purposes of this Section 4.20 means any liability on a claim, and “claim” means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.
4.20    Timeshare Interest Regime Reports
. Borrower has furnished, or will furnish, to Lender true and correct copies of all formation and enabling documents for each resort and each Owner's Association and all filings and/or recordations in order to establish the condominium and the timeshare ownership regime in respect of each Resort have been or will be done and all Applicable Laws and statutes in connection therewith have been or will be complied with in all material respects.
4.21    Sale of Timeshare Interests
. The sale and offering of sale of Timeshare Interests (a) do not and will not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or the blue-sky securities laws of any Applicable State, (b) are done and will only be done in the Applicable States (and no solicitation and no advertising in respect of the sale of Timeshare Interests that would, in either case, be in violation of Applicable Law is done or will be done in any other States), (c) do not violate and will not violate any applicable federal, state or local consumer credit or sale rescission statute, including, without limitation, any such statute of any State in which a Purchaser may reside, and (d) do not violate and will not violate any other applicable federal, state or local law, statute or regulation (including, without limitation, any timeshare or subdivision law applicable to any Resort or to the sale of Timeshare Interests and in effect in any Applicable State or in any other State in which a Purchaser may reside or in which the sale of any such Timeshare Interest may be closed).
Without limiting the generality of the immediately preceding paragraph, Borrower has, to the extent required by its activities and businesses, fully complied with and will continue to fully comply with (1) (A) the Federal Trade Commission Act, as amended, (B) the Interstate Land Sales Full Disclosure Act, as amended, (C) all other applicable federal statutes and laws pertaining to the Resort and (D) the rules and regulations promulgated under such applicable Acts, statutes and laws and (2) all of the applicable provisions of any law of any State (and the rules and regulations promulgated thereunder) or municipality or other governmental or quasi-governmental authority relating to the operation of each Resort. The sale and offering of sale of Timeshare Interests are not effected and will not be effected by any home solicitations.
4.22    Indebtedness
. Except as described on Schedule 1 attached hereto, indebtedness owing by Borrower to Lender arising pursuant to this Agreement and the other Loan Documents, or trade payables incurred in the ordinary course of the operation and maintenance of each Resort, as of the Closing Date Borrower has no other indebtedness.
4.23    Affiliate Transactions
. Schedule 6 attached hereto contains a true, correct and complete list of all contracts, instruments and other agreements between (a) Borrower and any Affiliate of Borrower and (b) Borrower and any Executive Management Member. A true, complete and current copy of each of such agreements has been previously delivered to Lender.
4.24    Applicable Laws
. All existing Improvements at each Resort are and will be in compliance with all applicable zoning, building, and other Applicable Laws in connection with the establishment of each Resort, the operation of each Resort, the sale, use and marketing, of Timeshare Interests, and the occupancy of Timeshare Units at each Resort.
4.25    Leases
. There are no real property leases encumbering or otherwise affecting any Resort (including any Additional Resort) or encumbering any Pledged Interval.
4.26    Resorts
.
(ch)Timeshare Plan. Each Resort shall be subjected to the Declaration. Each Resort will remain a timeshare plan and project in full compliance with all Applicable Laws. All Timeshare Units and Common Elements are subject to the provisions of the Declaration. All Resort Facilities are subject to a Use Agreement. Upon filing of the Declaration, Borrower will not vote and will use its best efforts to ensure that the Timeshare Association does not vote to terminate or amend the Declaration in any material respect without the prior written approval of Lender.
(ci)Access. Each Resort and all Timeshare Units and Common Areas thereat have direct access to publicly dedicated roads, and all roadways inside each Receivables Loan Approved Resort have been completed and are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.
(cj)Utilities. Electricity, sanitary and stormwater sewer, telephone, water, and other reasonably necessary utilities are available, and there is sufficient capacity to service the Encumbered Timeshare Interests, including, without limitation, all real property and Timeshare Units not submitted to the Declaration as of the Closing Date. Any easements necessary to the furnishing of such utility services have been obtained, duly recorded, and inure to the benefit of all Purchasers.
(ck)Amenities. Each Purchaser of a Timeshare Interest has and will continue to have access to and the full use and enjoyment of all of the Common Areas and public utilities of each Resort, all in accordance with the Declaration and the other Timeshare Documents, as applicable. Any recreational or other commonly used facilities which are available for use by Purchasers or which may be made available in the future shall also be available for use by short-term renters, transient guests or users of accommodations which may be part of such Resort and such rights shall continue for the benefit of Lender and any such users in the event Lender or a successor or assign were to obtain title to all or a part of the Property.
(cl)Assessments. Each Purchaser will automatically be a member of the Timeshare Association, which shall be a non-profit corporation that has the authority to levy annual assessments to cover the costs of maintaining and operating each Resort. There are no events which currently exist or could reasonably be foreseen by Borrower that could give rise to a material increase in such costs.
(cm)Construction. All costs arising from the construction or acquisition of any Timeshare Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at or on the Resorts have been paid or will be paid when due.
4.27    Timeshare Documents and Reports
. Borrower has furnished Lender with true and correct copies of the Timeshare Documents listed on Schedule 18 hereto, the form and content of which have been submitted to all applicable governmental authorities, to the extent required, prior to the Closing Date. All such filings and/or recordations, and all joinders and consents, necessary in order to establish the plan in respect of the Receivables Loan Approved Resorts, including, without limitation, the Timeshare Units, the Timeshare Interests, and all appurtenant Common Areas, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements and arrangements, in connection therewith have been complied with.
4.28    Vacation Club
. Borrower represents and warrants that the Property is not a part of any vacation club. Prior to converting any Purchasers of a Timeshare Interest which is related to a Pledged Note Receivable to membership in a vacation club, Borrower acknowledges it is required to notify in writing and obtain the written consent of Lender to conversion to such vacation club.
4.29    Anti-Terrorism; OFAC
. Neither Borrower nor any Person controlling or controlled by Borrower, nor any Person having a beneficial interest in Borrower, nor any Person for whom Borrower is acting as agent or nominee in connection with this transaction (“Transaction Persons”) (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (2) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (3) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.
No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Borrower acknowledges by executing this Agreement that Lender has notified Borrower that, pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record such information as may be necessary to identify Borrower (including, without limitation, the name and address of Borrower) in accordance with the Patriot Act.
4.30    Pledged Receivable
s. With respect to each Pledged Note Receivable, Borrower warrants and represents to Lender that until the Maturity Date and so long as any of the Obligations remain unpaid: (i) each of the Pledged Notes Receivable constitute an Eligible Note Receivable, and (ii) in determining which Pledged Notes Receivable are “Eligible Notes Receivable,” Lender may rely upon all statements or representations made by Borrower.
5.    CONDITIONS PRECEDENT TO CLOSING
5.1    Conditions Precedent to Closing. The obligation of Lender enter into this Agreement and to make Advances in accordance with this Agreement shall be subject to the satisfaction (or waiver), as determined by Lender in its sole discretion:
(cn)Execution and Delivery. Borrower shall execute and cause to be notarized, witnessed, and attested, as appropriate, and delivered to Lender the Loan Documents, together with such additional documents and certifications as Lender and its counsel may reasonably require in order to ensure that all conditions precedent to the closing of the Loan and the making of Advances hereunder have been satisfied in all respects.
(co)Opinion of Borrower's Counsel. Lender shall have received from duly licensed outside counsel for Borrower acceptable to Lender such legal opinions, in form and substance satisfactory to Lender, covering such items as may be required by Lender, in its sole discretion, including, without limitation, that the Loan Documents are valid, binding, and legally enforceable in accordance with their terms and that they do not violate any applicable usury or other Applicable Laws, and have been properly authorized by Borrower, and the delivery and endorsement by Borrower of such Pledged Notes Receivable in the manner prescribed herein, the execution and delivery to Lender of a Master Collateral Assignment, and, with respect to Resorts other than Oak N' Spruce Resort, the recordation of such Master Collateral Assignment and a corresponding UCC Financing Statement with the Texas Secretary of State will create in favor of Lender a valid and perfected continuing first priority Lien and security interest in and to such Pledged Notes Receivable.
(cp)Warranties and Representations True as of Initial Receivables Advance Date
. The warranties and representations contained in this Agreement shall be true in all material respects on the date of the making of the Initial Receivables Advance hereunder.
(cq)Compliance with this Agreement
. Borrower shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by it before or on the date of the making of the Initial Receivables Advance hereunder and no Default or Event of Default shall exist hereunder on such date. Borrower shall have delivered to Lender executed copies of this Agreement, all Security Documents (except for any Notes) and other Loan Documents (except for any Notes), each in form and substance acceptable to Lender.
(cr)Borrower's Secretary's Certificates; Good-Standing Certificates.
(i)Lender shall have received a certificate, dated as of the date of the Initial Receivables Advance and signed by an authorized officer of Borrower, certifying that the conditions specified in Section 5.2 and Section 5.3 of this Agreement have been fulfilled.
(ii)Borrower shall have delivered to Lender its certified Articles of Incorporation and By-laws, certified by Borrower to be true and correct.
(iii)Borrower shall have delivered to Lender, in form satisfactory to Lender, a recent good standing certificate from the Secretary of State of Texas certifying Borrower's due existence in the State of Texas, and a recent certificate from each of the Secretary of State of Texas, the Secretary of State of Georgia, the Secretary of State of Massachusetts, the Secretary of State of Illinois, the Secretary of State of Florida and the Secretary of State of Missouri certifying Borrower's qualification to do business in such States.
(iv)Borrower shall have delivered to Lender a certificate of an officer of Borrower, dated as of the date of the making of the Advance, certifying (i) the due authorization of Borrower to enter into this Agreement and the other Loan Documents to which it is a party and the transactions and instruments contemplated thereby, and (ii) the authorization, incumbency and specimen signature of the authorized officer of Borrower, to execute and deliver this Agreement and the other Loan Documents to which it is a party.
(cs)Uniform Commercial Code Financing Statements
. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect Lender's security interests in and to the Collateral shall have been filed and confirmation thereof received. Uniform Commercial Code, judgment and tax lien searches shall have been performed in respect of Borrower and the results thereof shall be satisfactory to Lender.
(ct)Expenses
. Borrower shall have paid all fees and expenses required to be paid by it pursuant to Section 10.2 of this Agreement and shall have paid the commitment fee provided for in Section 2.5 hereof.
(cu)Mortgage Amendments
. Borrower and Lender shall have entered into an amendment to each Mortgage existing as of the Closing Date (other than those certain Mortgages recorded in Taney County, Missouri and Stone County, Missouri) in form and substance acceptable to Lender, and such amendments shall have been submitted for recording in the appropriate real property records for each such Mortgage on or before the Closing Date in a manner acceptable to Lender.
(cv)Insurance. Borrower shall have delivered to Lender certificates of insurance evidencing the insurance policies and endorsements required to be delivered pursuant to Section 3.6 hereof, together with copies of such insurance policies certified by Borrower to be true and correct. All premiums in respect of such insurance policies shall have been paid in full and evidence thereof shall have been delivered to Lender.
(cw)Taxes
. Borrower shall have delivered to Lender copies of the most recent tax receipts for each Additional Resort (or certificates in respect thereof) evidencing no delinquency in the payment thereof.
(cx)Inspection
. Borrower shall have permitted Lender to make an inspection/audit of its books, accounts and records and such other papers as it may desire and of its premises and each resort, as Lender may in its sole discretion determine. Such inspection/audit shall be satisfactory to Lender (in its sole determination).
(cy)Licenses. Borrower shall have delivered to Lender copies of all licenses, approvals, consents and permits required for Borrower to comply with all Applicable Laws in the operation of the Resorts.
(cz)Financial Statements. Borrower shall have delivered financial statements of Borrower showing a Tangible Net Worth of not less than $150,000,000, in form and substance acceptable to Lender. Additionally, Borrower shall have delivered to Lender a projected balance sheet, income statement, statements of cash flow projections and other financial projection reports and statements requested by Lender for the calendar years 2010, 2011, 2012, 2013 and 2014.
(da)Proceedings Satisfactory
. All actions taken in connection with the execution of this Agreement, the Note, any other Security Document and all documents and papers relating thereto and the with the making of the initial advance shall be satisfactory to Lender and its counsel.
(db)Timeshare Interest Sales
. Lender has received written evidence to the effect that Borrower has complied in all respects with all Applicable Laws relating to the marketing and sale of Timeshare Interests, including but not limited to any Encumbered Timeshare Interests, at or with respect to the Property, including but not limited to timeshare registration statutes, rules, and regulations.
(dc)Compliance with Section 6.4
. Borrower shall have satisfied all conditions set forth in Section 6.4 of this Agreement.
(dd)Delivery of Loan Documents
. Lender shall have received each of the following, duly executed by each Person party to such document and otherwise in form and substance acceptable to Lender in its sole discretion:
(i)an amendment to the Servicing Agreement;
(ii)an amendment to the Backup Servicing Agreement;
(iii)an amendment to the Custodial Agreement;
(iv)an omnibus reaffirmation of Loan Documents and the Existing Receivables Loan Documents
(v)a solvency certificate;
(vi)a certificate of an officer of Borrower regarding the satisfaction of the conditions set forth in this Section 5;
(vii)the Lockbox Agreement;
(viii)such other documentation as Lender may reasonably request.
6.    CLOSING CONDITIONS FOR EACH ADVANCE
The obligation of Lender to make the initial receivables advance hereunder (the “Initial Receivables Advance”) and each additional Advances (individually a “Subsequent Advance”) on a Business Day of any month (herein referred to as a “Subsequent Advance Date”) or permit a Property Substitution shall be subject to the satisfaction of all of the following conditions precedent (except that, to the extent (i) an Advance represents a re-borrowing under this Agreement, (ii) Borrower has previously delivered the items set forth in this Section 6 in connection with a prior Advance and (iii) such items have not been amended and no material adverse change has occurred with respect to such items, Borrowers need not re-deliver such items):
6.1    Special Submissions in connection with a Subsequent Advance under the Inventory Loan
.
(a)Amendments to Silverleaf Club. Borrower shall have submitted to Lender any material amendments and/or modifications to the Management Agreement between Borrower and Silverleaf Club and Orlando Breeze Resort Club described on Schedule 7 attached hereto (or any other management agreement related to any Resort including any Additional Resort), which amendments and modifications shall be acceptable to Lender in its reasonable discretion and not in any manner adverse to Lender or the Collateral. Borrower shall have submitted to Lender any material amendments and/or modifications to each of those certain Master Club Agreements or Silverleaf Club Agreements between Silverleaf Club and each Owners Association or between Orlando Breeze Resort Club and the Owners Association related to the Orlando Breeze Resort located in Orlando, Florida.
(b)Mortgage(s). Borrower shall have executed and delivered a Mortgage to Lender. Each Mortgage shall be recorded or delivered to a title company acceptable to Lender for recordation in the applicable public real property office, and all taxes, recording fees and other fees and charges required by Applicable Law to be paid in connection therewith shall have been duly paid in full in accordance with Lender's instructions to the title company responsible for such filing. Each Mortgage shall have created a valid Lien in and to the Pledged Intervals and Additional Resorts in respect of the Obligations subject to no other Liens except for Permitted Exceptions.
(c)Title Commitment(s). Lender shall have received not less than ten (10) Business Days prior to the making of a Subsequent Advance under the Inventory Loan or consummation of the Property Substitution, unless otherwise agreed to by Lender, a commitment for a Title Insurance Policy (to be issued to Lender and in full force and effect) in respect of each Mortgage covering Pledged Intervals constituting Collateral to secure the Obligations, together with such endorsements thereto as Lender may require, which shall (a) have been issued by a title insurance company which is satisfactory to Lender, (b) be in form and substance satisfactory to Lender and its special counsel, (c) be in such amounts as Lender may require in its sole discretion, (d) insure that the new Mortgage to be filed creates a valid first Lien in and to the applicable Pledged Intervals free and clear of all defects, encumbrances and other Liens unacceptable to Lender and (e) contain such further endorsements and affirmative coverage as Lender may request. All premiums in respect of such Title Insurance Policy shall have been paid in full and evidence thereof shall have been delivered to Lender.
(d)Inspection. Borrower shall have permitted Lender to make an inspection/audit of the additional Pledged Intervals, and such Pledged Intervals and other proposed Collateral related thereto shall be acceptable to Lender in its Permitted Discretion.
(e)Opinions of Counsel. Lender shall have received from Meadows, Collier, Reed, Cousins, Crouch & Ungerman, L.L.P., related to the due authorization, execution and delivery of the Loan Documents executed in connection with the Subsequent Advance under the Inventory Loan and, with respect to Loan Documents governed by Maryland law, the enforceability of such Loan Documents.
(f)Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any other Loan Documents to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.
(g)Events of Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Subsequent Advance under the Inventory Loan or Property Substitution requested to be made, as applicable, on such date; provided, however, that Lender, in its sole discretion, may continue to make Subsequent Advances under the Inventory Loan or allow Property Substitutions notwithstanding the existence of an Event of Default or Default and that any Subsequent Advances under the Inventory Loan so made or Property Substitutions so allowed shall not be deemed a waiver of any such Event of Default or Default.
(h)Financing Statements. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect Lender's security interests in and to the additional Collateral shall have been filed. If determined necessary by Lender in its Permitted Discretion, Uniform Commercial Code, judgment and tax lien searches shall have been performed in respect of Borrower and the results thereof shall be satisfactory to Lender.
(i)Insurance. To the extent not already delivered to Lender, Borrower shall have delivered to Lender certificates of insurance evidencing the insurance policies and endorsements required to be delivered pursuant to Section 3.6 hereof, together with copies of such insurance policies certified by Borrower to be true and correct.
(j)Certificate of Occupancy. Borrower shall have delivered to Lender a certificate of occupancy or other evidence of the completion of any construction of each Pledged Interval acceptable to Lender.
(k)Indemnity. Borrower shall have executed and delivered to Lender a Hazardous Substance Indemnity Agreement substantially in the form executed as of the Original Closing Date, acceptable to Lender.
(l)Timeshare Regime. If applicable, Borrower shall have delivered to Lender evidence that the Pledged Intervals are included in the applicable timeshare regime at each Resort and are subject to the applicable Declaration encumbering such Resort, and if requested by Lender, the Recorded Map related to such Pledged Intervals.
(m)Section 2.1 Conditions. All of the conditions to lending set forth in Section 2.1 shall have been satisfied.
6.2    Requests for Subsequent Advance under Inventory Loan
. A request for such Subsequent Advance under the Inventory Loan:
(de)shall be in writing and shall state (i) that all conditions set forth in Section 6.1 hereof have been satisfied and (ii) that all construction is competed with respect to each Pledged Interval related to each Subsequent Advance under the Inventory Loan.
(df)after giving effect to the Subsequent Advance to be made under the Inventory Loan, the aggregate Inventory Advances and Acquisition Advances shall not exceed the maximum amount of Inventory Advances and Acquisition Advances permitted under this Agreement, including Section 2.1 hereof,
(dg)shall have been delivered to the office of Lender at least 10 Business Days in advance of the Subsequent Advance Date,
(dh)shall be accompanied with an executed Borrowing Base Certificate,
(di)shall otherwise be substantially in the form of Exhibit F attached to this Agreement,
(dj)each of the representations and warranties made by Borrower in or pursuant to this Agreement and any other Loan Documents to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date,
(dk)no Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Subsequent Advances requested to be made under the Inventory Loan, on such date; provided, however, that Lender, in its sole discretion, may continue to make Subsequent Advances under the Inventory Loan notwithstanding the existence of an Event of Default or Default and that any Subsequent Advances so made under the Inventory Loan shall not be deemed a waiver of any such Event of Default or Default, and
All of the requirements in clause (a) through clause (f) shall be satisfactory to Lender. Borrower acknowledges that Lender shall not make Inventory Advances or Acquisition Advances in respect of costs which have not been approved by it.
6.3    Requests for Advance under Receivables Loan
.
(dl)A request for the Initial Receivables Advance and each Subsequent Advance under the Receivables Loan shall:
(i)Be in writing (in the form of Exhibit F);
(ii)Specify the principal amount of the Receivables Advance requested;
(iii)Confirm the amount of the then current Borrowing Base (and provide back up as requested by Lender);
(iv)Confirm that all representations and warranties of Borrower contained in this Agreement are true and correct as of the date of the Advance Request and, after giving effect to the making of the requested Receivables Advance, will be true and correct as of the date on which the Receivables Advance is to be made;
(v)State that no Default or Event of Default exists as of the date of the Advance Request and, after giving effect to the making of such Receivables Advance, no Default or Event of Default would exist as of the date on which the Receivables Advance is to be made;
(vi)Be delivered to the office of Lender as set forth in Section 10.4 hereof at least five (5) Business Days prior to the date of the requested Receivables Advance;
(vii)Be signed by a duly authorized officer of Borrower;
(viii)Be accompanied by Borrower's sworn written certificate to the effect that, to the best knowledge of Borrower and to the extent applicable, Borrower:
(A)Has received no notice of any asserted or threatened defense, offset, counterclaim, discount, or allowance in respect of each Eligible Note Receivable to be pledged to Lender through a collateral assignment of all of Borrower's right, title, and interest therein in connection with such Receivables Advance; and
(B)Has received no notice of any asserted or threatened defense, offset, counterclaim, discount, or allowance in respect of any Eligible Note Receivable or Pledged Note Receivable.
(ix)Be accompanied by such additional items as Lender shall reasonably require, including, without limitation:
(A)An aging report, in form and substance satisfactory to Lender in its sole discretion, on the applicable Pledged Notes Receivable; and
(B)A delinquency report, in form and substance satisfactory to Lender in its sole discretion, showing which Notes Receivable in connection with the receivables Advance are contractually past due and the duration of each such delinquency.
(dm)Provided that no Default or Event of Default hereunder has occurred and is continuing, each Receivables Advance shall be made within three (3) Business Days following the last to occur of (a) Lender's receipt of the Advance Request (as hereinafter defined) and all items required to be submitted to Lender hereunder, including but not limited to those items referenced in this Section 6.3 (to the extent applicable) and (b) Lender's receipt of a written certification from Custodian that confirms that Custodian has in its possession each of the documents, instruments, and other items required to be delivered to Custodian pursuant to the Custodial Agreement (unless Lender, in its sole discretion, has elected to take possession of such documents, instruments, and other items itself), without any exceptions thereto;
6.4    Receivables Loan Documents/Collateral
. Not less than five (5) days prior to the date of any Receivables Advance (unless Lender, in its sole discretion, elects to shorten such time frame), Borrower shall have:
(dn)Delivered to Lender and Custodian a list of all Eligible Notes Receivable, that are intended to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Lender may request;
(do)Delivered to Lender and Custodian (or, if Lender shall so instruct, a designee appointed by Lender in writing) all documents, instruments, and other items described in this Section 6 and described in the Custodial Agreement;
(dp)Delivered to Lender (or if Lender shall so instruct, a designee appointed by Lender in writing) for the Initial Receivables Advance only an original Master Pledge and Assignment of Notes Receivable and Timeshare Mortgages in the form attached hereto as Exhibit A, duly executed and in proper form for recording, assigning to Lender all of Borrower's right, title and interest in and to each Pledged Note Receivable identified in the exhibit or schedule thereto, together with all accounts, chattel paper and general intangibles related thereto and the cash and non-cash proceeds thereof (“Master Collateral Assignment”). Such Master Collateral Assignment shall be recorded in connection with the Initial Receivables Advance. In addition, if applicable, Borrower shall have delivered to Lender (or if Lender shall so instruct to Custodian) for each Receivables Advance subsequent to the Initial Receivables Advance a Supplemental Pledge and Assignment of Notes Receivable and Timeshare Mortgages in the form of Exhibit I hereto, duly executed and in proper form for recording, assigning to Lender all of Borrower's right, title, and interest in and to each such Pledged Note Receivable and Timeshare Mortgages identified in the exhibit or schedule thereto, together with all accounts, chattel paper, and general intangibles related thereto and the cash and non-cash proceeds thereof (“Supplemental Collateral Assignment”). Such Master Collateral Assignment (for the Initial Receivables Advance only) and such Supplemental Collateral Assignment (for each Receivables Advance subsequent to the Initial Receivables Advance) shall be recorded in the Public Records of Habersham County, Georgia; Lake County, Illinois; Comal County, Texas; Taney County, Missouri; Wood County, Texas; Smith County, Texas; Stone County, Missouri; Montgomery County, Texas; Galveston County, Texas; Jefferson County, Missouri; and Polk County, Florida, as applicable;
(dq)With respect to any Receivables Advance in connection with Pledged Notes Receivable generated at Oak N' Spruce Resort, delivered to Lender an Assignment of Certificate of Beneficial Interest securing such Pledged Note Receivable acceptable to Lender in its sole discretion and evidence satisfactory to Lender that Borrower has filed a UCC-1 financing statement in the state where the Purchaser is located naming Borrower as the secured party and Lender as Borrower's assignee (and within sixty (60) calendar days from the date of such Receivables Advance, a recorded copy of such UCC-1 financing statement and assignment);
(dr)Lender and Borrower agree that in accordance with the terms herewith, that Lender shall make Receivables Advances to Borrower upon receipt of an Receivables Advance Request without the requirement that the Borrower submit additional Notes Receivable for funding so long as there is availability under the Borrowing Base at the time of such Advance Request;
(ds)For the Initial Receivables Advance only, delivered to Lender (or if Lender shall so instruct, a designee appointed by Lender in writing) original UCC-1 financing statements covering the Collateral in general, to be recorded with the Secretary of State of the State of Texas;
(dt)The Timeshare Mortgages relating to each Pledged Note Receivable collaterally assigned to Lender must have evidence thereon of payment of all required documentary stamps and intangible taxes, if any;
(du)Other Conditions. In addition to the other conditions set forth in this Agreement, the making of any Receivables Advance shall be subject to the complete satisfaction of all of the following conditions:
(i)No Default or Event of Default exists immediately prior to the making of such requested Receivables Advance or, after giving effect thereto, immediately after the making of such requested Receivables Advance;
(ii)The Pledged Note Receivable as to which such Receivables Advance is sought is not located at a Receivables Loan Approved Resort where a Loss of License has occurred;
(iii)The Pledged Note Receivable as to which such Receivables Advance is sought is not located at a Receivables Loan Approved Resort where Borrower has received a Suspension of Sales Order or Sanction;
(iv)The date on which any Receivables Advance is to be made is a Business Day;
(v)Lender has determined that each Pledged Note Receivable as to which such Receivables Advance is sought is an Eligible Note Receivable and that such requested Receivables Advance will not be in an amount greater than the Borrowing Base;
(vi)All representations and warranties contained herein, in the other Loan Documents, and in any certificates delivered to Lender in connection with the Loan are true and correct in all material respects;
(vii)Lender has received evidence satisfactory to Lender, in its reasonable discretion, that the Receivables Loan Approved Resorts and the Silverleaf Club are affiliated with the Exchange Company; and
(viii)Lender has received evidence satisfactory to Lender, in its Permitted Discretion, that all of Borrower's interest in the Receivables Loan Approved Resort (including the marketing and sale of Timeshare Interests thereat or with respect thereto) and the Collateral is in full compliance with all Applicable Laws.
6.5    Defaults; Expenses; Miscellaneous
.
(dv)No Default or Event of Default. No Default or Event of Default shall exist immediately prior to the making of the Subsequent Advance or, after giving effect thereto, immediately after the making of such Subsequent Advance.
(dw)Fees and Expenses. Borrower shall have paid all fees and expenses required to be paid by Section 10.2 of this Agreement in connection with such requested Subsequent Advance.
(dx)Prior Advances. No other Advance shall been made during the calendar month in which such Subsequent Advance Date falls.
6.6    Disbursements
. Upon the occurrence of an Event of Default, Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Subsequent Advance to the satisfaction of any of Borrower's obligations hereunder, and any Subsequent Advance by Lender for such purpose shall be considered part of the Loan and shall be secured by the Security Documents. Borrower hereby authorizes Lender to hold, use, disburse and apply the Loan for payment of costs and expenses incident to the Loan, any Pledged Intervals or any Resort, and the payment or performance of any obligation of Borrower hereunder. Borrower hereby assigns, pledges and grants a security interest in the proceeds of the Loan to Lender for such purposes. Upon the occurrence of an Event of Default, (a) Lender may advance and incur such reasonable expenses as Lender deems necessary to preserve the Pledged Interval or any Resort, and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Security Documents, and shall be payable to Lender on demand, and (b) Lender may disburse any portion of any Subsequent Advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section 6.5 irrespective of the provisions of Section 2.1 hereof, and the amount of Subsequent Advances to which Borrower would thereafter otherwise be entitled shall be correspondingly reduced. In addition to the foregoing, and whether or not an Event of Default has occurred hereunder, Lender, whether or not requested to do so by Borrower shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Subsequent Advance to the payment of (a) the costs and fees of the Escrow Agent (if applicable); and (b) all reasonable fees and expenses of internal and external counsel to Lender.
6.7    Proceedings Satisfactory
. All actions taken in connection with the Subsequent Advance shall be reasonably satisfactory to Lender and its counsel. Lender and its counsel shall receive copies of such documents and papers as Lender or such counsel may reasonably request in connection with any such Subsequent Advance, all in form and substance satisfactory to Lender and its counsel.
6.8    Subsequent Advance to Finance Acquisition Purchase Price of Additional Resorts
. In addition to the satisfaction of the conditions precedent found in Section 6.1 (other than clauses (j) and (l) of Section 6.1), any Subsequent Advance requested to be made to finance the Acquisition Purchase Price of an Additional Resort shall be subject to the satisfaction of all of the following conditions precedent:
(dy)Lender shall be satisfied with all due diligence regarding such Additional Resort, including, but not limited to, zoning, entitlements, construction plans, licenses, permits and such other items reasonably required by Lender in its Permitted Discretion.
(dz)Borrower shall have delivered to Lender a survey of the Additional Resort showing its perimeter; such survey shall be prepared in accordance with ALTA/ACSM 1999 Minimum Survey Requirements by a licensed surveyor acceptable to Lender and shall be dated (or re-certified) as of a recent date and shall contain a certification noted thereon in form and substance satisfactory to Lender; such survey shall show all foundations currently poured for the Additional Resort, and no easements, rights-of-way, encroachments, streets or alleys which interfere with the use, enjoyment or market value of the Additional Resort. Such survey shall indicate whether or not the Project is situated within a flood zone.
6.9    Servicing of Note Receivables.

(ea)Borrower shall service the Pledged Note Receivables in accordance with the terms of the Servicing Agreement, and shall comply with all terms and obligations of Borrower pursuant to the Servicing Agreement and Backup Servicing Agreement.
(eb)Borrower shall not (i) amend or modify such Servicing Agreement or (ii) terminate such Servicing Agreement, or allow the Servicing Agreement to be terminated, in any such case without the prior written consent of Lender; (ii) except in connection with the replacement of Borrower as the servicer after the occurrence of a Default and the continuance of an Event of Default, allow Borrower to delegate any of its duties or functions under the Servicing Agreement to any Person, or otherwise engage any such Person to perform any such duties or functions for or on behalf of the Borrower; and (iii) except in connection with the replacement of the Borrower as servicer after the occurrence of a Default and the continuance of an Event of Default pursuant to the provisions of this Agreement, transfer the duties and functions of the Borrower as servicer under any Servicing Agreement to any Persons.
(ec)Borrower shall permit Lender, at Lender's sole option, to service, hire Backup Servicer to service or hire a servicing agent acceptable to Lender in its sole discretion, who shall then receive compensation from Borrower at a market rate for a servicing agent, and Borrower shall enter into a servicing agreement, in form and substance satisfactory to Lender in its sole discretion, with such servicing agent. All servicing fees, and the costs and expenses of such servicing agent shall be paid by Borrower.
(ed)Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, Lender shall have the right, at any time in its discretion, to engage Backup Servicer, and Borrower agrees to enter into a Backup Servicing Agreement upon Lender's request. In the event Lender, in its sole discretion, elects to engage a Backup Servicer, Borrower agrees not to interfere with such Backup Servicer's performance of its duties. Borrower covenants and agrees to provide any and all information and data requested by Lender to be provided promptly to such Backup Servicer in the manner and form requested by Lender. Borrower shall pay all costs and expenses of Lender entering into any Backup Servicing Agreement and any fees, expenses or costs payable to such Backup Servicer. Lender shall have the right at any time following the occurrence and the continuance of an Event of Default to immediately substitute Backup Servicer, Lender or any other third party acceptable to Lender to service, administer or collect and maintain all Pledged Receivables and any other Collateral.
7.    COVENANTS
Borrower covenants and agrees that on and after the date hereof and so long as any Obligation of Borrower to Lender exists as follows:
7.1    Payment of Taxes and Claims
. Except as otherwise provided for in Section 3.8 and Section 3.9 hereof, Borrower shall pay, or cause to be paid, before they become delinquent:
(ee)all taxes, assessments and governmental charges or levies imposed upon it, any Pledged Interval, any Resort or other real and personal property of Borrower, including, without limitation, the Collateral; and
(ef)all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any Pledged Interval or any Resort, including, without limitation, the Collateral.
7.2    Maintenance of Properties; Borrower Existence; Indebtedness; Liens; Business
. Borrower shall:
(eg)Property-maintain each Resort in good repair, working order and condition and make all necessary renewals, repairs, replacements, additions, betterments and improvements thereto and maintain, or cause to be maintained, each resort and each Pledged Interval in good repair, working order and condition and make, or cause to be made, all necessary repairs, replacements, additions, betterments and improvements to each pledged Timeshare Unit and Resort;
(eh)Insurance-maintain, or cause to be maintained, insurance as required by Section 3.6 of this Agreement;
(ei)Financial Records-(i) keep true books of records and accounts (including, without limitation, the Books and Records) in which full and correct entries will be made of all its material business transactions in accordance with GAAP, and (ii) reflect in its financial statements and in the financial statements of Borrower adequate accruals and appropriations to reserves, all in accordance with GAAP, practices and procedures at the time in effect and consistently applied or on a cash basis consistently applied;
(ej)Borrower Existence and Rights-do or cause to be done all things necessary or required to preserve and keep in full force and effect its company existence, rights, powers and franchises, including, without limitation, its authorization to do business in each Applicable State;
(ek)Compliance with Law-not be in violation of (i) any laws, ordinances, governmental rules and regulations to which it is subject, and to that end, Borrower shall not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of Borrower, including, without limitation, any zoning laws, land use, design controls, subdivision controls or Environmental Protection Laws applicable to its real property (including, without limitation, each Resort), (ii) any statutes, rules and regulations, whether now or hereafter in force, in any jurisdiction in which Borrower may make offers to sell or sales of Timeshare Interests relating to the right to do business in such jurisdiction in any material respect and (iii) any applicable federal, state or municipal statutes, rules and regulations relating to sales of Timeshare Interests and the manner of evidencing and financing the same to the end that all of the Purchase Agreements shall be valid, binding and legally enforceable in accordance with their respective terms subsequent to the assignment thereof to Lender in any material respect;
(el)Deferred Compensation Plans-to the extent that it has one or more pension, profit sharing or other compensatory or similar plans providing for a program of deferred compensation for any employee or officer, be in compliance with all requirements of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated in connection therewith;
(em)Indebtedness-not incur any Indebtedness for borrowed money secured by all or any Collateral, without Lenders' prior written consent.
(en)Liens-(i) not allow any Liens or encumbrances whatsoever to attach to the Collateral other than the Liens and security interests of Lender created by the Security Documents, any Liens in favor of any Owner's Association under a Declaration and the Permitted Exceptions set forth on Schedule 2 hereto and (ii) cause the Liens and security interests of Lender created by the Security Documents in and to the Collateral to continue to be valid, enforceable, first priority perfected Liens and security interests subject to no other Liens except as set forth in this Agreement or in any other Security Document or in Schedule 2 hereto;
(eo)Material Adverse Effect-not undertake any action that would have a Material Adverse Effect on the operation of any Resort or any of the Collateral; and
(ep)Notification of Claims-promptly notify Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or any of the security interests granted hereunder, and, at the request of Lender, appear in and defend, at Borrower's expense, any such claim, action or proceeding;
(eq)Assignment-not assign its interest in any Pledged Interval (other than sales of Timeshare Interests the ordinary course of Borrower's business) or any Pledged Note Receivable or this Agreement or any interest herein or therein, or all of any part of any disbursements to be made hereunder, voluntarily, by operation of law or otherwise;
(er)Sales-Borrower shall not intentionally or knowingly fail to offer for sale, or discourage the sale of, or not selling any of the Timeshare Interests at any Resort constituting Pledged Intervals; and
7.3    Payment of Notes and Maintenance of Office
. Borrower shall punctually pay or cause to be paid the principal, interest and all other amounts to become due in respect of the Note or hereunder according to the terms thereof and hereof (all of the terms of the Note are hereby incorporated herein by reference). All payments hereunder or under the Note shall be made in accordance with the payment instructions set forth in Schedule 12 to this Agreement. Borrower shall maintain an office at 1221 River Bend Drive, Dallas, Texas 75247, where notices, presentations and demands in respect of this Agreement, the Note or any other Security Document or Loan Document may be made upon Borrower. Such offices shall be maintained at said address of Borrower until such time as Borrower shall so notify Lender, in writing, of any change of location of such offices. The Books and Records of Borrower shall be maintained at said address. Borrower shall not change its name without 30-day prior written notice to Lender.
7.4    Sale of Properties
. Without the prior written consent of Lender, Borrower shall not sell, lease, transfer or otherwise dispose of any of the Collateral, provided that Borrower
(es)may sell the unsold Timeshare Interests in the ordinary course of its business to unaffiliated consumers, and
(et)may sell and dispose of (and receive the proceeds thereof) in the ordinary course of its business, free from any Lien created or contemplated by this Agreement, items of Collateral consisting of inventory;
and provided further that Borrower may sell Notes Receivable (other than bulk sales of such Notes Receivable and other than any Pledged Note Receivable), subject to the terms of this Agreement on the condition that all cash proceeds thereof not withheld or reserved be delivered to Lender and applied to the payment of the Loan.
7.5    Consolidation and Merger
. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it unless Borrower is the surviving entity; provided, however, that in the event Lender does not consent to such merger or consolidation and Borrower elects to close such transaction, Borrower shall have the right to refinance Lender and pay to Lender in cash in full all outstanding Obligations hereunder (including accrued and unpaid interest thereon).
7.6    Intentionally Omitted
.
7.7    Portfolio Requirements
. The portfolio of all Pledged Notes Receivable hereunder shall at all times satisfy the following additional requirements:
(eu)The average unpaid principal balance of all Pledged Notes Receivable shall not exceed $20,000, without Lender's prior written consent;
(ev)The minimum weighted average annual interest rate of all Pledged Notes Receivable shall be greater than fourteen percent (14%);
(ew)The weighted average FICO credit score for Purchasers of all Pledged Note Receivables shall not be less than 650;
(ex)No more than fifteen percent (15%) of all Pledged Notes Receivable shall have a Purchaser with a FICO credit score below 600 or no available FICO credit score;
(ey)The weighted average remaining term until maturity for all Pledged Notes Receivable shall not exceed one hundred eight (108) months;
(ez)No more than twenty percent (20%) of all Pledged Note Receivables shall have an annual interest rate less than fourteen and one half of one percent (14.50%) per annum; and
(fa)No more than ten percent (10%) of all Pledged Notes Receivable shall be more than thirty (30) days contractually past due.
7.8    Compliance with Environmental Laws
. Borrower shall comply, and shall cause each Resort and all Pledged Intervals to be in compliance, with
(fb)all Environmental Protection Laws (including, without limitation, all federal, state and local environmental or pollution-control laws, regulations, orders and decrees governing the emission of waste water effluent, the treatment, transportation, disposal, generation and storage of solid and hazardous waste, hazardous and toxic substances and air pollution, and/or setting forth general environmental conditions),
(fc)any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and/or land, and for biological toxicity of the aforesaid and
(fd)the regulations of each relevant federal, state or local authority administering environmental laws, ordinances or regulations, to the extent that the failure to so comply could have a material and adverse effect on the business, prospects, profits, any Pledged Interval or condition (financial or otherwise) of Borrower or any Resort.
Without limiting the generality of the foregoing, Borrower shall not release or otherwise dispose of any Hazardous Substance or any other substance regulated, controlled or described as hazardous under any Environmental Protection Law on or beneath any real property owned, leased or otherwise used by Borrower or allow the same to occur with respect to any Resort in violation of any Environmental Protection Law; and no asbestos, urea formaldehyde foam, polychlorinated biphenyls, aluminum wire or lead-containing paint shall be installed or used on any such Pledged Interval or any Resort. Borrower shall not take or suffer to be taken any act or omission that would subject it or any Resort to liability under any Environmental Protection Law which liability could have a material and adverse effect on the business, prospects, profits, any Pledged Interval or condition (financial or otherwise) of Borrower or any Resort.
Lender shall have the right, but shall not be obligated, to notify any state, federal or local governmental authority of information which may come to its attention with respect to Hazardous Substances on or emanating from any Resort and Borrower irrevocably releases Lender from any claims of loss, damage, liability, expense or injury relating to or arising from, directly or indirectly, any such disclosure. Lender will notify Borrower prior to or contemporaneously with any action taken by Lender pursuant to this paragraph, provided that the failure by Lender to provide such notification shall not affect any action so taken.
Without limiting the scope and the effectiveness of the foregoing undertakings in this Section 7.8, Borrower agrees to indemnify and hold Lender harmless from and against any losses, liabilities, damages, claims, causes of action, costs or expenses (including, without limitation, attorneys' fees and disbursements), arising from, incurred by, or asserted against, Lender in connection with any cleanup, removal or similar protective or remedial action that may be required or undertaken by any governmental authority as a result of the presence of any Hazardous Substances at any Resort, the release of any other Hazardous Substance on or from any Resort or the generation, treatment, storage, handling or disposal of any Hazardous Substances on or from any Resort (unless such presence, release, generation, treatment, storage, handling or disposal is directly caused by Lender or by any agent of Lender acting under Lender's direct orders). The liability of Borrower to Lender under this paragraph shall survive any assignment, transfer, discharge or foreclosure of any Mortgage or any transfer of any Pledged Interval (or any portion thereof) by deed in lieu of foreclosure or otherwise, and any one or more transfers of Pledged Intervals or any Resort (or any portion thereof) by deed or otherwise, by whosoever made.
If Borrower fails to diligently take any action required under this Section 7.8 or by any governmental entity with respect to the cleanup, control or reporting of any Hazardous Substances, materials or wastes in, on, from or under any Resort, Lender, at its option, may enter upon the Resort, retain such experts and consultants at the expense of Borrower and take such action as Lender deems advisable, and Lender may advance such sums of money as it deems necessary, with respect to the cleanup, control or reporting of any such substances, materials or wastes in, on or under any Resort. Borrower shall pay to Lender immediately and upon demand, all sums of money so advanced or expended by Lender pursuant to this paragraph, together with interest on each such advance at the Default Rate, and all such sums, and the interest thereon, shall be secured by the Collateral. Lender will notify Borrower prior to or contemporaneously with any action taken by Lender pursuant to this paragraph, provided that the failure by Lender to provide such notification shall not affect any action so taken.
7.9    Transactions with Affiliates; Principal Properties
. Borrower shall not enter into any transaction including, without limitation, the purchase, sale or exchange of real or personal property of the Borrower or the rendering of any service with any Affiliate of Borrower or any Executive Management Member (i) except in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (ii) provided such transaction will not constitute, or will not reasonably be expected to constitute, a Material Adverse Effect.
7.10    Use of Lender Name
. Borrower shall not, nor shall it permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any affiliate of Lender in connection with any of its respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies or as may be required by law.
7.11    Distributions
After the occurrence and during the continuation of any Default or Event of Default, Borrower shall not make or pay any distribution (in cash or property) for so long as any Obligations or other amounts are outstanding under this Agreement or any other Loan Document.
7.12    Notice of Legal Proceedings
. Promptly upon becoming aware of the existence thereof, Borrower shall deliver to Lender written notification of the institution of any litigation, legal proceeding or dispute with any Person, entity or governmental authority in any way involving Borrower, any Pledged Interval, any Resort, the Collateral or any of Borrower's other assets as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would materially adversely affect Borrower, any Pledged Interval, any Resort, the Collateral or any of Borrower's other assets.
7.13    Further Assurances
. Borrower shall from time to time execute and deliver to Lender such other instruments, certificates and documents and shall take such other action and do all other things as may from time to time be reasonably requested by Lender in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrower to Lender pursuant to the terms of, this Agreement, the Note or any other Security Document. Borrower agrees, in its capacity as Declarant (to the extent permitted by Applicable Law, any Declaration, and any Owner's Association's By-Laws), to cause the applicable Owner's Association to take such action and to do all other things as may from time to time be reasonably requested by Lender in order to implement or effectuate the provisions of this Agreement and the other Security Documents.
7.14    Financial Statements
. Borrower shall submit to Lender the following:
(fe)Annual Statements-As soon as practicable after the end of each fiscal year of Borrower, and in any event no later than ninety (90) days thereafter, duplicate copies of:
(i)a consolidated balance sheet of Borrower and its subsidiaries and affiliates as at the end of such fiscal year, and
(ii)a consolidated statement of income of Borrower and its subsidiaries and affiliates for such fiscal year and an annual sales report for all Pledged Intervals, and
(iii)a consolidated statement of changes in cash flows of Borrower and its subsidiaries and affiliates during such fiscal year,
(iv)a statement of material changes of accounting policies, presentations or principles during such fiscal year, and
(v)notes to such financial statements.
Each of the above shall have been audited and prepared in accordance with GAAP by an independent certified public accounting firm, selected by Borrower and acceptable to Lender, in reasonable detail and shall set forth, in each case, in comparative form the figures for the previous fiscal year, and shall be certified as complete and correct by an officer or member of Borrower. The above financial statements shall be accompanied by a certificate of an officer or member of Borrower, which certificate shall be acceptable to Lender and shall, without qualification, state that such financial statements fairly present the financial condition of Borrower and have been prepared consistently with past practices. In addition, Borrower shall, within one hundred twenty (120) days of the end of the fiscal year deliver to Lender similar annual financial statements for the Silverleaf Club and the Orlando Breeze Resort Club.
In the event that the aforesaid annual financial statements are not in form and content satisfactory to Lender, in its sole determination, Borrower shall, within ninety (90) days of the receipt of Lender's written request therefor, deliver to Lender duplicate copies of the aforesaid financial statements together with an unqualified opinion thereon of an independent certified public accounting firm, selected by Borrower and satisfactory to Lender, which opinion shall state that such financial statements present fairly the financial condition of Borrower have been prepared in accordance with generally accepted accounting principles, procedures and practices consistently applied (except for changes in application in which such accountants concur) and that the examination of such financial statements by such accountants has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. The aforesaid audited financial statements shall be in form and content satisfactory to Lender.
(ff)Monthly Statements-As soon as practicable after the end of each calendar month of Borrower, and in any event no later than thirty (30) days thereafter, duplicate copies of:
(i)a consolidated balance sheet of Borrower as at the end of such calendar month,
(ii)a consolidated statement of income of Borrower for such calendar month,
(iii)a consolidated statement of changes in cash flows of Borrower during such calendar month,
(iv)a statement of material changes of accounting policies, presentations or principles during such calendar month,
(v)a Borrowing Base Certificate,
(vi)a report showing the trial balance of the Pledged Notes Receivable;
(vii)a current aging report on the Pledged Notes Receivable;
(viii)a report detailing all amounts of every possible description received by or on behalf of Borrower with respect to each Pledged Note Receivable during the preceding calendar month and how such amounts were allocated between principal, interest, and other categories;
(ix)a delinquency report on all Pledged Notes Receivable;
(x)monthly reports from Lockbox Agent as required pursuant to the Lockbox Agreement; and
(xi)such other requests, statements, operation audits or other information as Lender may request from time to time.
Each of the above shall have been internally prepared in reasonable detail and in accordance with GAAP and shall be in form and substance acceptable to Lender, subject to changes resulting from year-end adjustments, and shall set forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, and shall be certified as complete and correct by an officer or member of Borrower.
(fg)Notice of Pending Litigation-Within thirty (30) days after the end of each calendar quarter, a statement of any litigation or legal action pending or threatened against Borrower, Silverleaf Club, Orlando Beach Resort Club or any Owner's Association, in which the disputed amount or potential damages are greater that $50,000 individually, or $100,000 in the aggregate.
(fh)Notice of Default or Event of Default-Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.
(fi)Notice of Claimed Default-Immediately upon becoming aware that the holder of any obligation or of any evidence of indebtedness or other security of Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action Borrower is taking or proposes to take with respect thereto.
(fj)Material Adverse Developments-Immediately upon becoming aware of any development or other information which may materially and adversely affect any Collateral, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Security Documents, telephonic, telefax or telegraphic notice specifying the nature of such development or information and the anticipated effect.
(fk)Financial Information-As promptly as possible after the receipt thereof, all financial statements, budgets and other information distributed by the Silverleaf Club and Orlando Breeze Resort Club. Borrower, as Declarant or otherwise, shall cause (or use its best efforts to cause, if not Declarant) the Silverleaf Club and Orlando Breeze Resort Club to prepare annual financial statements and an annual budget, and shall thereafter immediately deliver the same to Lender.
(fl)Sales Information-On or before the fifteenth (15th) day of each month, a report in a form and substance satisfactory to Lender showing the previous month's reservations and sales of, and cancellations of reservations and sales of Timeshare Interests at each Resort.
(fm)Review Meeting-If requested by Lender, Borrower shall be available in person or via teleconference on a quarterly basis for a review meeting regarding the status of sales of Timeshare Interests.
(fn)Inventory Report-On or before the thirtieth (30th) day following the end of each calendar quarter, an inventory report acceptable to Lender which sets forth each Additional Resort, the Borrower's cost basis for all Pledged Intervals, and the actual sales price for Pledged Intervals released by Lender and sold by Borrower during such calendar quarter, identified by Resort, location, type of Timeshare Interest and season.
(fo)Requested Information-With reasonable promptness, such other data and information as from time to time may be reasonably requested by Lender.
7.15    Officer's Certificate
. The financial statements delivered to Lender pursuant to Section 7.14(a) and Section 7.14(b) of this Agreement shall be accompanied by a certificate of Borrower setting forth:
(fp)Covenant Compliance-the information required in order to establish whether Borrower was in compliance with all covenants contained in Section 7 of this Agreement during the period covered by the financial statements or reports then being furnished; and
(fq)Event of Default-a statement that the signer has reviewed the relevant terms of this Agreement (and all other agreements and exhibits between the parties) and has made, or caused to be made, under his supervision, a review of the transactions and conditions of Borrower from the beginning of the period covered by the financial statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.
7.16    Inspection
. Borrower shall permit Lender or its representatives to make such inspections/audits or appraisals of its books, accounts, records, orders, original correspondence and such other papers as it may desire and of its premises, each Resort, any Pledged Interval and the other Collateral, from time to time, as Lender may in its sole discretion determine. Borrower shall supply copies of such records and papers as Lender may reasonably request, and shall permit Lender to discuss Borrower's affairs, finances and accounts with Borrower's officers, employees and independent public accountants (and by this provision Borrower hereby authorizes said accountants to discuss with Lender the finances and affairs of Borrower), all at reasonable times and as often as may be desired by Lender. Borrower further agrees to supply Lender with such other reasonable information relating to Borrower and the Collateral as Lender may request. With respect to any inspections, audits and/or appraisals referred to in this Section 7.16, Borrower shall pay for all out-of-pocket costs and expenses incurred by Lender (including, without limitation, travel expenses, but excluding salaries of employees of Lender) and shall promptly reimburse Lender therefor upon receipt by Borrower of a written demand therefor from Lender. Borrower shall, at any time and from time to time, upon reasonable notice and at the expense of Borrower, including but not limited to the reasonable travel expenses of Lender's agents, permit Lender and its agents and representatives to inspect the Property, any Collateral, or any of Borrower's assets, including but not limited to all documents, bank statements, and other records within Borrower's possession, custody, or control, and to examine and make copies and abstracts thereof; and to discuss its affairs, finances, and accounts with any of their officers, employees, Affiliates, contractors, or independent certified public accountants (and by this provision, Borrower authorizes said accountants to discuss with Lender, its agents or representatives, the affairs, finances, and accounts of Borrower). Without limiting the foregoing, Lender shall have the right to make such credit investigations as Lender may deem appropriate, in its sole discretion, in connection with its review of any Notes Receivable. Borrower shall make available to Lender all such credit and other information in its custody, possession, or control or to which it may have access with respect to any Purchasers or other obligors with respect to any Notes Receivable as Lender may request. Unless not required by Lender, Borrower agrees to meet with Lender on a quarterly basis in person or by teleconference
7.17    Sales
. The Sales and Marketing Program shall at all times be acceptable to Lender in its Permitted Discretion.
7.18    Minimum Tangible Net Worth
. Borrower shall at all times maintain a minimum Tangible Net Worth in an amount not less than (i) $150,000,000 as of December 31, 2009 and (ii) $150,000,000, plus fifty percent (50%) of Borrower's quarterly Consolidated Net Income for each calendar quarter thereafter.
7.19    Maximum Leverage Ratio
. Borrower shall maintain a Leverage Ratio of not greater than 4.50 to 1.0 at all times during the term of the Loan.
7.20    Minimum Net Income
. As of the last day of each calendar quarter, for the four (4) calendar quarter period ending on such date, Borrower and its subsidiaries shall have, on a consolidated basis, a Net Income of not less than $1.00.
7.21    Consolidated Net Income
. Borrower and its subsidiaries shall not have a Consolidated Net Income, of less than $0.00 for any two (2) consecutive fiscal quarters.
7.22    Title Insurance
. Borrower shall deliver or cause to be delivered to Lender a mortgagee's title insurance commitment within sixty (60) days after the date of each Receivables Advance covering Timeshare Mortgages which are included as part of such Receivables Advance (other than Timeshare Mortgages covering Timeshare Interests in Oak N' Spruce Resort), underwritten by a company acceptable to Lender in all respects, to insure the lien of each Timeshare Interest pledged to Lender in an amount not less than the applicable Pledged Notes Receivable balance and containing such affirmative coverage as Lender deems reasonably necessary. A mortgagee title insurance policy consistent with the subject title insurance commitment and naming Borrower, its successors and assigns as insured mortgagee shall be delivered with respect to the Timeshare Mortgages which make up each Receivables Advance (other than Timeshare Mortgages covering Timeshare Interests in Oak N' Spruce Resort) within sixty (60) days from the issuance of the related title commitment in respect to a Resort located within the State of Texas and within ninety (90) days from the issuance of the related title commitment in respect to a Resort located in a state other than the State of Texas and must insure that the applicable Timeshare Mortgage creates a first priority lien in and to the financed Timeshare Interest in favor or Lender, as assignee of Borrower, with such exceptions and conditions to title as Lender shall approve in writing. Notwithstanding the foregoing, Lender reserves the right in its sole discretion to require at any time as a condition to any Receivables Advance that Borrower deliver or cause to be delivered to Lender a mortgagee's title insurance commitment at the time of such Receivables Advance covering Timeshare Mortgages which are included as part of such Receivables Advance (other than Timeshare Mortgages covering Timeshare Interests in Oak N' Spruce Resort), underwritten by a company acceptable to Lender in all respects, to insure the lien of each Timeshare Interest pledged to Lender in an amount not less than the applicable Pledged Notes Receivable balance and containing such affirmative coverage as Lender deems reasonably necessary. If Lender requires such delivery as a condition to an Receivables Advance, a mortgagee title insurance policy consistent with the subject title insurance commitment and naming Borrower, its successors and assigns as insured mortgagee shall be delivered with respect to the Timeshare Mortgages which make up each Receivables Advance (other than Timeshare Mortgages covering Timeshare Interests in Oak N' Spruce Resort) within sixty (60) days of the date of the Receivables Advance on such Pledged Notes Receivable and must insure that the applicable Timeshare Mortgage creates a first priority lien in and to the financed Timeshare Interest in favor or Lender, as assignee of Borrower, with such exceptions and conditions to title as Lender shall approve in writing.
7.23    Marketing and Sales Expenses
. As of the last day of each fiscal quarter, Borrower will not permit the four quarter cumulative ratio of Sales & Marketing Costs to the Borrower's net proceeds from the sale of Timeshare Interests as recorded on the Borrower's financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .600 to 1; provided, however, that notwithstanding the foregoing, in the event that Borrower delivers written evidence satisfactory to Lender that the ratio in this Section 7.23 is no longer required to be tested under the Textron Facility the covenant contained in this Section 7.23 shall no longer be required.
7.24    Debt Service Coverage Ratio
. Borrower shall maintain as of the last day of any fiscal quarter a Debt Service Coverage Ratio of not less than 1.25 to 1.00 for the period of four consecutive fiscal quarters then ended on such day.
7.25    Textron Facility, Liberty Facility and Wells Fargo Capital Finance Facility
. Borrower will comply with each of the terms and conditions of the Textron Facility, the Liberty Facility and the Wells Fargo Capital Finance Facility and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the foregoing credit facilities.
7.26    Maintaining Affiliation with Exchange Companies
. Following the date hereof and thereafter until Borrower has paid to Lender all sums due under this Agreement and all documents delivered pursuant hereto, Borrower shall cause each Resort and the Silverleaf Club to maintain in good standing its membership with RCI or other major internationally recognized timeshare exchange company acceptable to Lender with its corporate headquarters in the United States.
7.27    Sales
. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Timeshare Interests except in compliance with the Timeshare Act and Applicable Laws in the states and other jurisdictions where marketing, sales or solicitation activities occur. Borrower shall not sell more than fifty-two (52) Timeshare Interests in any Timeshare Unit in the Resorts.
7.28    Registration and Regulations
.
(fr)Local Legal Compliance. Borrower will comply with all applicable servitudes, restrictive covenants, and Applicable Laws, including but not limited to, those specified in Section 4.13 hereof. All inspections, licenses, approvals, and permits required to be made or issued in respect of all or any portion of the Property have been made or issued by the appropriate governmental authorities, and the use and occupancy of the Resorts, including, but not limited, to Timeshare Interests deemed to be owned by Borrower, for their intended purposes is lawful under all Applicable Laws. The use and occupancy of the buildings and Timeshare Units on a timeshared basis will not violate or constitute a non-conforming use under any private covenant or restriction or any zoning, land use, or similar statute, ordinance, rule, or regulation.
(fs)Registration Compliance. Borrower shall at all times maintain or cause to be maintained all necessary registrations, filings, consents, franchises, approvals, and exemption certificates, and Borrower will make or pay, or cause to be made or paid, all registrations, declaration, or fees with all applicable regulatory authorities and any other governmental agencies or departments thereof, whether in the State of Texas or any other jurisdiction, required in connection with the marketing and sale of Timeshare Interests at or with respect to the Resorts and the occupancy, use, and operation thereof. All such registrations, filings, and reports will be truthfully completed, and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings, and reports will be delivered to Lender upon request. Borrower shall promptly advise Lender of any material changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the State of Texas, and at Lender's request from time to time, Borrower shall deliver to Lender (A) written statements by any applicable governmental authorities, in form acceptable to Lender, stating that no registration is necessary for the sale of Timeshare Interests in the particular state; (B) an opinion of counsel in form acceptable to Lender and rendered by counsel acceptable to Lender, stating that no such registration is necessary; or (C) such other evidence of compliance with all Applicable Laws as Lender may require.
7.29    Loan Servicing
. At Lender's sole option, Borrower shall hire a servicing agent acceptable to Lender in its sole discretion who shall then receive compensation from Borrower at a market rate for a servicing agent, and Borrower shall enter into a servicing agreement, in form and substance satisfactory to Lender in its sole discretion, with such servicing agent. All servicing fees, and the costs and expenses of such servicing agent shall be paid by Borrower.
7.30    Re-assignment of Delinquent Financed Notes Receivable
. As long as Borrower is in compliance with its obligations under this Agreement and the other Loan Documents, including the Borrowing Base, Lender shall release its security interest in the Delinquent Pledged Notes Receivable (as defined below). For purposes of this Section 7.31, the term “Delinquent Pledged Note Receivable” shall mean a Note Receivable for which a payment installment is more than one hundred twenty (120) days past due on a contractual basis.
7.31    Maintaining Affiliation with Exchange Company
. Following the date hereof and thereafter until Borrower has paid to Lender all sums due under this Agreement and all documents delivered pursuant hereto, Borrower shall cause each Resort and the Silverleaf Club to maintain in good standing its membership with the Exchange Company or other major internationally recognized timeshare exchange company acceptable to Lender with its corporate headquarters in the United States.
7.32    Timeshare Documents
. Without Lender's prior written consent, Borrower shall not in any material respect amend or modify or terminate the Declaration or other Timeshare Documents.
7.33    Maximum Delinquency
. Borrower will not permit as of the last day of each calendar month, for the immediately preceding twelve (12) calendar months, on a rolling twelve (12) month basis, its over 30-day delinquency rate on its entire Notes Receivable portfolio serviced by Borrower (including, without limitation, all Pledged Notes Receivable and all Notes Receivable pledged pursuant to the Textron Facility) to be greater than ten percent (10%).
7.34    Anti-Terrorism; OFAC
. Borrower shall not (a) be or become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engage in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (c) otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons in violation of the limitations or prohibitions under any other OFAC regulation or executive order.
8.    EVENTS OF DEFAULT
8.1    Default
. Borrower hereby covenants, agrees and acknowledges that an Event of Default shall exist under this Agreement if any of the following events or conditions (each, an “Event of Default”) shall occur and be continuing:
(ft)Payments-(i) failure to make any payment of interest on the Loan on or before the due date thereof; (ii) failure to make any payment of principal of the Loan on or before the due date thereof; or (iii) failure to make any other payment required pursuant to the terms of this Agreement, the Note or any other Loan Document on or before the due date thereof and any such failure remains uncured for three (3) calendar days after Lender has provided Borrower with written or verbal notice thereof; or
(fu)Warranties or Representations-any warranty, representation or other statement made or furnished to Lender by or on behalf of Borrower in this Agreement or any other Loan Document proves to have been false or misleading in any material respect when made or furnished; or
(fv)Other Covenants-(i) the failure by Borrower to comply with any covenant or agreement relating to such Person contained in this Agreement or any other Loan Document (other than with respect to the failure to make timely payments in respect of the Loan as provided in Section 8.1(a) hereof or a violation of the covenants and agreements set forth in Sections 7.2(g), (h), or (k), or Sections 7.4, 7.5, 7.9, 7.11, 7.16, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23 and 7.24 hereof, for which there shall be no cure period) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender, or (ii) the failure by Borrower to comply with any covenant, or agreement, or violation of any of the covenants set forth in Sections 7.2(g), (h) or (k), or Sections 7.4, 7.5, 7.9, 7.16, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23 and 7.24; or
(fw)Material Adverse Change-any Material Adverse Change; or
(fx)Insolvency-(i) a receiver, liquidator, custodian or trustee of Borrower, or of all or any of its assets, shall be appointed by court order and such order remains in effect for more than 60 days; or an order for relief shall be entered with respect to Borrower, or Borrower shall be adjudicated a bankrupt or insolvent; or any of the assets of Borrower shall be sequestered by court order and such order remains in effect for more than 60 days; or a petition shall be filed against Borrower, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing; or (ii) the Borrower shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or (iii) Borrower shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of Borrower, or of all or any part of its assets; or
(fy)Judgment-final judgment or judgments for the payment of money, the aggregate of which exceeds $50,000, shall be outstanding against Borrower and any of such judgments shall have been outstanding for more than 30 days from the date of its entry and shall not have been discharged in full, bonded against or stayed; or
(fz)Default in Lender Agreements-any default (after giving effect to the expiration of any applicable grace periods) under, and as defined in, any other agreement, now existing or hereafter entered into, between Borrower and Lender or any affiliate of Lender, including, without limitation, a default under the Existing Receivables Loan Documents; or
(ga)Default by Borrower in Other Agreements-any default by Borrower in the payment of material indebtedness for borrowed money; or any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness, whether or not such default has been waived by the holder of such indebtedness; provided, however that Borrower shall not be in default pursuant to this paragraph 8.1(h) with respect to any securitization transaction in which Borrower serves as a “servicer” rather than as a “borrower” or “issuer”, and an event of default in such securitization transaction does not result in any recourse against or direct financial liability to Borrower.
(gb)Suspension of Sales-Borrower has received a Suspension of Sales Order or Sanction with respect to all of its Resorts and such Suspension of Sales Order or Sanction shall have been outstanding for more than 60 days from the date of its entry and shall not have been discharged in full or stayed by appeal, bond or otherwise; or
(gc)Abandonment-Borrower abandons any Resort or any of the Pledged Intervals;
(gd)Liquidation, Etc.-the liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in any Applicable State or the state of its formation (or in the case of an individual, the death or legal incapacity) of Borrower or any Person obligated to pay any part of the Obligations; or
(ge)Failure to Deposit Proceeds
(gf)-If Borrower fails to deliver any payments received under any Pledged Note Receivable directly to Lender or Lockbox Agent as required by Section 2.3(b) hereof, or if Borrower takes any other action which Lender shall deem to be a conversion of all or any portion of the Collateral or fraudulent with respect to Lender.
(gg)Timeshare Documents
-If the Declaration, any of the other documents creating or governing any Resort, its timeshare regime or the Timeshare Association, or the restrictive covenants with respect to such Resort, shall be terminated, amended or modified without Lender's prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).
(gh)Loss of License
(gi)-A Loss of License shall have occurred with respect to all of the Resorts and such Loss of License shall have been outstanding for more than ninety (90) days following such occurrence.
(gj)Other Defaults-any material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents, or any other default or event of default occurs in connection with any other loans or financing arrangements that Borrower, or any of their Affiliates may have with Lender, including but not limited to the Receivables Loan.
8.2    Default Remedies
.
(gk)Acceleration of Obligations; Right To Dispose of Collateral. If an Event of Default under Section 8.1(e) of this Agreement shall occur, then the Obligations shall, automatically and without notice or demand by Lender, become at once due and payable, and Borrower will forthwith pay to Lender, in addition to any and all sums and charges otherwise due in respect of the Obligations and the entire principal of and interest accrued on the Note (calculated as of the date of such acceleration). If any other Event of Default shall occur, all of the Obligations shall, at the option of Lender, and without notice or demand by Lender, become at once due and payable, and Borrower will forthwith pay all sums and charges otherwise due in respect of the Obligations and the entire principal of and interest accrued on the Note (calculated as of the date of such acceleration). Lender shall have all the rights and remedies of a secured party under the Maryland or the Applicable State Uniform Commercial Code, all the rights and remedies under each Mortgage and all other legal and equitable rights to which it may be entitled, including, without limitation and without further notice to Borrower, the right to collect and/or continue to collect all payments being made or to be made on the Purchase Agreements and to apply such payments to the Obligations and to sue in its own name (or the name of Borrower) the Purchaser or purchaser under any Purchase Agreement. Lender shall also have the right to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place to be designated by Lender, which is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrower or wherever the Collateral shall be located, in accordance with Applicable Law, and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for storage thereof for a period of at least ninety (90) days after sale or disposition of such Collateral). Lender shall also have the right to sell the Collateral or any part thereof. Borrower and Lender agree that ten (10) days' notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as Lender shall designate in said notice. Lender shall have the right to bid at any such sale on its own behalf. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against any or Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay, or appraisal that it has or may have under any law now existing or hereafter enacted.
In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral, if comprised of Securities, may be effected after an Event of Default, Borrower agrees that, upon the occurrence and continuance or existence of an Event of Default, Lender may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, and without limiting any other means of private placement, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than 4 such investors (and otherwise acts in good faith), then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.
(gl)Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default, Lender may, at any time, appropriate and apply (as provided below) to any Obligations any and all Collateral in its possession and any and all balances, credits, deposits, accounts, reserves, indebtedness or other monies due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not.
(gm)Application of Proceeds. The proceeds of any exercise of rights with respect to Collateral or any part thereof shall be paid to and applied as follows:
First, to the payment of
(i)all costs and charges allocated by Lender in respect of the Receivables Loan, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of any Resort) provided for in any Mortgage or any other Security Document,
(ii)all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents allocated by Lender in respect of the Receivables Loan, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and
(iii)all other fees, costs and expenses as set forth in Section 10.2 of this Agreement allocated by Lender with respect to the Receivables Loan;
Second, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Receivables Loan,
Third, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Receivables Loan,
Fourth, to the payment of the principal amount of the Receivables Loan,
Fifth, to the payment of
(iv)all costs and charges allocated by Lender in respect of the Inventory Loan, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of any Resort) provided for in any Mortgage or any other Security Document,
(v)all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents allocated by Lender in respect of the Inventory Loan, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and
(vi)all other fees, costs and expenses as set forth in Section 10.2 of this Agreement allocated by Lender with respect to the Inventory Loan;
Sixth, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Inventory Loan,
Seventh, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Inventory Loan,
Eighth, to the payment of the principal amount of the Inventory Loan,
Ninth, to the payment of all other Obligations in such order as determined by Lender in its sole discretion, and
Tenth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, provided that if any Obligations shall not have been paid in full, any such surplus shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Obligations shall have been paid in full and such surplus may be used by Lender to pay any such Obligations which from time to time become due and payable.
Borrower shall remain liable hereunder for payment of any deficiency owing on the Obligations after application of such proceeds.
To the extent that any amount allocated to any of the payment categories set forth above is insufficient to fully satisfy all of the obligations referred to in said category, such amount shall be allocated ratably to each of such obligations in accordance with the ratio that the amount of such obligation bears to the aggregate amount of such obligations referred to in such category, unless Lender is permitted to determine the order of such application in its sole discretion.
(gn)Remedies Cumulative. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in this Agreement, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently or hereafter entered into, including, without limitation, each Mortgage, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers and remedies shall continue in full force and effect until the Loan and all other Obligations shall have been fully satisfied. All Liens, rights, powers and remedies herein provided for are cumulative and none are exclusive.
The acceptance by Lender at any time and from time to time of partial payments of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy hereunder or under any of the Security Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy hereunder or under any of the Security Documents or otherwise.
9.    REVIVAL OF OBLIGATIONS AND LIENS
Borrower expressly agrees that if Borrower makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made. This paragraph shall survive the repayment of the Obligations and the termination of this Agreement or any other Loan Document.
10.    MISCELLANEOUS
10.1    Governing Law.
(go)This Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties hereto shall be governed as to the validity, construction, enforcement and in all other respects by the internal laws of the State of Maryland; provided, however, that the perfection and enforcement of any security interest granted to Lender hereunder shall be governed by the laws of the State where the Collateral is located. To the extent any provision of this Agreement is not enforceable under Applicable Law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.
(gp)BY EXECUTION AND DELIVERY OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE DISTRICT COURTS OF THE STATE OF MARYLAND SITTING IN MONTGOMERY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF MARYLAND, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MARYLAND STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(gq)BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(gr)EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
10.2    Expenses and Closing Fees
. Whether or not the transactions contemplated hereunder are completed, Borrower shall pay all expenses of Lender relating to negotiating, preparing, documenting, closing, servicing and enforcing this Agreement and relating to the making by Lender of any advances hereunder to Borrower (the “Loan Costs”), including, but not limited to:
(gs)the cost of reproducing this Agreement, the Note, and the other Security Documents;
(gt)the fees and disbursements of Lender's internal and external counsel;
(gu)Lender's expenses, including, without limitation, Lender's expenses in connection with any audits in respect of Borrower and/or the Collateral conducted by Lender prior to the date hereof (but excluding salaries of employees of Lender);
(gv)all fees and expenses (including fees and expenses of Lender's internal and external counsel) relating to any amendments, waivers, consents or review of documents in connection with any subsequent closings or advances pursuant to the provisions of this Agreement;
(gw)all costs, outlays, attorneys' fees and expenses of every kind and character had or incurred in (i) the enforcement of any of the provisions of, or rights and remedies under, this Agreement, any assignment agreement, or any other Security Document and (ii) the preparation for, negotiations regarding, consultations concerning, or the defense of legal proceedings involving, any claim or claims made or threatened against Lender arising out of this transaction or the protection of the Collateral securing the Obligations, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by Lender with respect to the Obligations; and
(gx)all taxes levied against or paid by Lender (other than taxes on, or measured by, the income or profits of Lender) and all filing and recording fees, costs and expenses which may be incurred by Lender with respect to the filing or recording of any document or instrument relating to the transactions described in this Agreement.
10.3    Parties, Successors and Assign
. This Agreement and the Loan Documents shall inure to the benefit of Lender, Transferees and all future holders of any Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. This Agreement and each Loan Document shall be binding upon the Persons other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under this Agreement or any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement or any Loan Document shall be construed as a delegation to Lender of any other Person's duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT Lender at any time AFTER THE CLOSING DATE may (I) DIVIDE AND RESTATE ANY NOTE, AND/OR (II) sell, assign or GRANT PARTICIPATING INTERESTS IN OR transfer all or any part of its rights or obligations under ANY LOAN DOCUMENT, Note, the obligations AND/OR the collateral TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”). Each Transferee shall have all of the rights and benefits with respect to the Obligations, Note, Collateral, this Agreement and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided that, notwithstanding anything to the contrary in this Agreement or any Loan Document, Borrower shall not be obligated to pay under this Agreement to any Transferee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such participation, sale, assignment or transfer not been effected. Notwithstanding any other provision of this Agreement or any Loan Document, Lender may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of this Agreement or any Loan Document.
Lender may assign or pledge all or any portion of the Loan held by it to any Federal Reserve Bank or the United States Treasury as collateral security to secure obligations of Lender, including without limitation, any assignment or pledge pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided, that any payment in respect of such assigned Loans made by Borrower to or for the account of Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect to such assigned Loans to the extent of such payment.
10.4    Notices
. All notices or demands by either party to the other relating to this Agreement shall, except as otherwise provided herein (including, without limitation, Section 8.1(a)), be in writing and (i) sent by certified or registered United States mail, first class postage prepaid and return receipt requested, or (ii) by a nationally recognized overnight courier service with all delivery fees prepaid, or (iii) by facsimile or other electronic transmission (including e-mail). Notices shall be deemed received (a) on the 4th succeeding Business Day following deposit in the United States mail, certified or registered and first class postage prepaid and return receipt requested, or (b) upon delivery if sent by nationally recognized overnight courier with all delivery fees prepaid, or (c) if transmitted by facsimile, when properly transmitted, upon receipt of confirmation of transmission by the transmitter (except that, if such notice or other communication is not given during normal business hours for the recipient, such notice or other communication shall be deemed received at the opening of business the next Business Day of the recipient), or (d) if transmitted by other electronic transmission, when properly transmitted, upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not given during normal business hours for the recipient, such notice or other communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient. Notices and demands shall be addressed, if to Borrower, at the mailing address or facsimile or other electronic address set forth on Schedule 13 to this Agreement or to such other address as Borrower may from time to time specify in writing or, if to Lender, at the mailing address or facsimile or other electronic address of Lender set forth on Schedule 14 hereto or to such other address as Lender may from time to time specify in writing to Borrower.
10.5    Total Agreement
. This Agreement, including the Exhibits, the Schedules and the other agreements referred to herein, is the entire agreement between the parties hereto relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and may not be changed or terminated orally or by course of conduct. This Agreement may be modified or changed only in a writing executed by both Lender and Borrower. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, remedies, conditions or other terms hereunder or under any other agreement or instrument executed in connection herewith shall not operate as a waiver of any such rights, Liens, powers, remedies, conditions or other terms.
10.6    Survival
. All warranties, representations and covenants made by Borrower herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of this Agreement regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder.
10.7    Jury Waiver
(gy)EACH PARTY HEREBY (i) EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.
(gz)IN THE EVENT ANY SUCH CLAIM OR CAUSE OF ACTION IS BROUGHT OR FILED IN ANY UNITED STATES FEDERAL COURT SITTING IN THE STATE OF CALIFORNIA OR IN ANY STATE COURT OF THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH IN SECTION 11.13(A) IS DETERMINED OR HELD TO BE INEFFECTIVE OR UNENFORCEABLE, THE PARTIES AGREE THAT ALL CLAIMS AND CAUSES OF ACTION SHALL BE RESOLVED BY REFERENCE TO A PRIVATE JUDGE SITTING WITHOUT A JURY, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638, BEFORE A MUTUALLY ACCEPTABLE REFEREE OR, IF THE PARTIES CANNOT AGREE, A REFEREE SELECTED BY THE PRESIDING JUDGE OF THE LOS ANGELES COUNTY, CALIFORNIA. SUCH PROCEEDING SHALL BE CONDUCTED IN LOS ANGELES COUNTY, CALIFORNIA, WITH CALIFORNIA RULES OF EVIDENCE AND DISCOVERY APPLICABLE TO SUCH PROCEEDING. IN THE EVENT CLAIMS OR CAUSES OF ACTION ARE TO BE RESOLVED BY JUDICIAL REFERENCE, ANY PARTY MAY SEEK FROM ANY COURT HAVING JURISDICTION THEREOVER ANY PREJUDGMENT ORDER, WRIT OR OTHER RELIEF AND HAVE SUCH PREJUDGMENT ORDER, WRIT OR OTHER RELIEF ENFORCED TO THE FULLEST EXTENT PERMITTED BY LAW NOTWITHSTANDING THAT ALL CLAIMS AND CAUSES OF ACTION ARE OTHERWISE SUBJECT TO RESOLUTION BY JUDICIAL REFERENCE.
10.8    Power of Attorney; Substitution
. Borrower hereby makes, constitutes and appoints Lender the true and lawful agent and attorney-in-fact of Borrower, with full power of substitution, (a) during the existence of any Event of Default, to receive, open and dispose of all mail addressed to Borrower relating to the Collateral; (b) during the existence of any Event of Default, to open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments constituting Collateral, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents, and to effect the deposit and collection thereof, and Lender shall have the further right and power to endorse the name of Borrower on any documents relating to the Collateral; (c) to execute on behalf of Borrower assignments, notices of assignment, financing statements and other public records and notices in respect of the Collateral; (d) during the existence of any Event of Default, to notify Purchasers to make all payments thereunder directly to Lender at an address to be designated by Lender and to execute and send other notices to such Purchasers and obligors as Lender may deem necessary in order to protect and/or collect the same; and (e) to do any and all things necessary or take action in the name and on behalf of Borrower to carry out the intent of this Agreement, including, without limitation, the grant of the security interest provided herein and to perfect and protect the security interest granted to Lender with respect to the Collateral and Lender's rights created under this Agreement, to act on behalf of Borrower in connection with obtaining funds from any Escrow Account, if applicable, and to endorse any checks or other instruments of payment in respect of any payment, performance or other surety bond made payable to Borrower or to Borrower and Lender jointly.
Borrower agrees that neither Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney or substitution granted under this Section 10.8 except for its own gross negligence or willful misconduct. The power of attorney and substitution granted under this Section 10.8 is coupled with an interest and shall be irrevocable during the term of this Agreement.
10.9    Survival of Indemnities
. All indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement and the execution and delivery of the Note as well as the payment in full of the Obligations and the otherwise full performance of this Agreement.
10.10    Conflicting Obligations; Rights and Remedies
. To the extent that the terms of any of the Security Documents contain conflicting obligations, the terms set forth in this Agreement shall be deemed to be the controlling terms, provided that all rights and remedies of Lender under the Security Documents are cumulative and in addition to every other right or remedy, and no right or remedy is intended to be exclusive of any other right or remedy.
10.11    Duplicate Originals, Execution in Counterpart
. Two or more duplicate originals of this Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.
10.12    No Joint Venture
. The relationship of Borrower and Lender in this Agreement is one of a debtor and a creditor. It is the intention of the parties hereto that this Agreement not be construed to establish or create a partnership or joint venture between Borrower and Lender.
10.13    Indemnity.
(ha)Without limiting any other indemnification provision of this Agreement or the other Loan Documents, Borrower shall indemnify Lender and its affiliates and their respective managers, members, officers, employees, affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of any willful misrepresentation made hereunder, any acts of fraud by Borrower, any Affiliate of Borrower or any party acting on their behalf, misappropriation of funds by Borrower, any Affiliate of Borrower or any party acting on their behalf, theft by Borrower, any Affiliate of Borrower or any party acting on their behalf, disposition of the Collateral by Borrower, any Affiliate of Borrower or any party acting on their behalf, any unauthorized Change in Management, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Security Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. Lender agrees to give Borrower reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 10.14, and Lender may elect (but is not obligated) to direct the defense thereof; provided, that the selection of counsel shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral.
(hb)Borrower agrees to indemnify, defend and hold Lender free and harmless from and against any and all losses, damages, costs and expenses that Lender may suffer as a result of claims made or suits brought by any broker, finder, agent, sales person or similar individual or entity (a “Broker”) who shall claim to have introduced Borrower to this transaction or who shall claim that he or it negotiated or had discussions with Lender with Borrower's authority with respect to this transaction. Lender is not obligated to pay and has not entered into any agreement to pay any brokerage fee to any Broker with respect to the transactions contemplated by this Agreement. Lender represents and warrants to Borrower that Lender has not engaged any real estate broker, finder, agent, sales person, employee or any other individual and/or entity related to this transaction who is entitled to a commission, finder's fee or remuneration of any kind.
10.14    Release
. BORROWER, TOGETHER WITH ITS PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF ITS CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF ITS PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES LENDER AND EACH OF LENDER'S PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE HEREOF THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES (OR ANY OF THEM), IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT, ANY ORIGINAL AGREEMENT, THE EXISTING RECEIVABLES LOAN DOCUMENTATION, ANY OF THE LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY ORIGINAL AGREEMENT, ANY OF THE EXISTING RECEIVABLES LOAN DOCUMENTS OR ANY OF THE LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, ANY EXISTING RECEIVABLES LOAN DOCUMENTS AND LOAN DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED. EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.
10.15    Custodian
. Lender shall have the right, at its option and at Borrower's expense, to engage the services of a custodian acceptable to Lender for storage of the originals of this Agreement and all other Loan Documents, and all other documents, instruments, due diligence materials and other information in Lender's possession related to the transactions contemplated in this Agreement.1010
10.16    Certain Waivers
. Except as expressly provided for herein, Borrower hereby waives (a) demand, presentment, protest, all defenses and (b) any rights of rescission, setoff, counterclaim or defense to payment with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document.
10.17    Confidentiality and Publicity
.
(A) Borrower agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose provision of any Loan Document to any Person (other than to Borrower's advisors and officers on a need-to-know basis) without Lender's prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Borrower agrees to submit to Lender and Lender reserves the right to review and approve all materials that Borrower or any of its Affiliates prepares that contain Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its Affiliates to, use Lender's name (or the name of any of Lender's Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without Lender's prior written consent. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its Affiliates to contract on behalf of Lender.
(B)    Borrower hereby agrees that Lender or any Affiliate of Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes and (ii) use Borrower's or any of Borrower's Affiliate's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.
(C)    Lender shall exercise commercially reasonable efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all written non-public information of Borrower that Borrower furnishes on a confidential basis (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public or becomes available to Lender from a source other than Borrower that is not known to such recipient to be subject to confidentiality obligations; provided, that Lender and its respective Affiliates shall have the right to disclose Confidential Information to:
(i)    Borrower or its Affiliates;
(ii)    such Person's Affiliates;
(iii)    such Person's or such Person's Affiliates' lenders, funding or financing sources;
(iv)    such Person's or such Person's Affiliates' directors, officers, trustees, partners, members, managers, employees, agents, advisors, representatives, attorneys, equity owners, professional consultants, portfolio management services and rating agencies;
(v)    any Person to whom Lender offers or proposes to offer to sell, assign or transfer the Loan or any part thereof or any interest or participation therein;
(vi)    any Person that provides statistical analysis and/or information services to Lender or any of their respective Affiliates;
(vii)    any Governmental Authority to which Lender is subject at the request or pursuant to any requirement of such Governmental Authority, or in connection with an examination of Lender by any such Governmental Authority; and

(ix)    any Person (A) to the extent required by applicable law, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation, or (D) in connection with the actual or potential exercise or enforcement of any right or remedy under any Loan Document.
(D)    The obligations of Lender and its respective Affiliates under this Section 10.17 shall supersede and replace any other confidentiality obligations agreed to by Lender or any of its respective Affiliates.
(E)    Each party hereto acknowledges and agrees that the material terms hereof and of the other Loan Documents are and shall remain strictly confidential. No party hereto shall ever disclose the material terms and provisions hereof without the express prior written consent of the other parties; provided, however, material terms and provisions of this Agreement which appear in recorded or filed documents or which are disclosed to a party's shareholders, officers, directors, principals, Affiliates, attorneys, accountants, or lenders, or if required by law or subpoena, shall not constitute a breach of this Section 10.17. The parties hereto shall take all appropriate measures to prevent the inadvertent or unintentional disclosure of the material terms and provisions hereof.
10.18    Amendment and Restatement
. This Agreement consolidates, amends and restates in its entirety the Amended and Restated Agreement and the Original Agreement. This Agreement and the other Loan Documents govern the present relationship between Borrowers, Guarantors and Lender. With respect to matters relating to the period prior to the Closing Date, all of the provisions of the Original Agreement and the Amended and Restated Agreement and the security agreements, pledge agreements, guarantees, and other documents, instruments and agreements (including, without limitation, any of the Loan Documents) executed in connection therewith, are each ratified and confirmed and shall remain in full force and effect. Borrower ratifies and confirms its obligations under each of the Existing Receivables Loan Documents to which Borrower is a party, is named as a party or has joined as party thereto and further agrees all obligations in respect to the Original Agreement and/or the Amended and Restated Agreement guaranteed or secured under an Existing Receivables Loan Document shall automatically hereafter include the Obligations. This Agreement, however, is in no way intended, nor shall it be construed, to affect, replace, impair or extinguish the creation, attachment, perfection or priority of the security interests in, and other Liens on, the Collateral, which security interests and other Liens Borrower, by this Agreement, acknowledges, reaffirms and confirms to Lender. In addition, except as otherwise provided herein, all obligations and liabilities and indebtedness created or existing under, pursuant to, or as a result of, the Original Agreement and the Amended and Restated Agreement shall continue in existence within the definition of “Obligations” under this Agreement, which obligations, liabilities and indebtedness of Borrower, by this Agreement, acknowledges, reaffirms and confirms. Borrower agrees that any outstanding commitment or other obligation to make advances or otherwise extend credit or credit support to any Person pursuant to the Original Agreement and/or the Amended and Restated Agreement is superseded by, and renewed and consolidated under, this Agreement. Borrower represents and warrants that it has not assigned or otherwise transferred any rights arising under the Original Agreement and/or the Amended and Restated Agreement.
10.19    Agency
. If any of the Obligations are held at any time by any party other than CapitalSource Finance LLC (“CSF”), then each Lender and its successors and assigns hereby (i) designates and appoints CSF, to act as agent and servicer for Lender and its successors and assigns under this Agreement and all other Loan Documents, (ii) irrevocably authorizes CSF to take all actions on its behalf under the provisions of this Loan Agreement and all other Loan Documents, (iii) irrevocably authorizes CSF to exercise all such powers and rights, and to perform all such duties and obligations hereunder and thereunder, (iv) irrevocably agrees not to take any such action or exercise any such powers or rights individually or otherwise other than through CSF in its capacity as agent hereunder and (v) agrees that any right to control or replace CSF in its capacity as such agent shall be exercised by at least a majority in interest of the holders of the Obligations. CSF, on behalf of and for the pro rata benefit of each of the holders of the Obligations, shall hold all Collateral and receive all payments of principal and interest, fees, charges and collections received pursuant to this Agreement and all other Loan Documents. Borrower acknowledges that each Lender and its successors and assigns transfers and assigns to CSF the sole and exclusive right to act as Lender's agent, to hold, possess and/or prefect security interests in all Collateral, enforce all rights, receive all payments and perform all obligations of each Lender contained herein and in all of the other Loan Documents. Borrower shall within ten (10) Business Days after CSF's reasonable request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, amendments, assignments, instructions or documents as CSF may request to further evidence the appointment and designation of CSF as agent for each Lender and any other holders of the Obligations.
10.20    Treatment of Fees
. The parties hereto agree that all fees due and payable by the Borrower under this Agreement, including, without limitation, pursuant to Sections 2.3 and 2.5 hereof, shall be deemed to be and shall be treated as interest in respect of the outstanding principal amount of the Loan; provided, however, that nothing in this Section 10.20 shall in any way modify or reduce the obligations of the Borrower under Section 2.2(f) of this Agreement.
10.21    Appointment of Servicer.
(hc)Lender may from time to time, at no cost or expense to Borrower, enter into a servicing agreement (a “Loan Servicing Agreement”) with an Affiliate of Lender (a “Loan Servicer”) to service and enforce the Loan Documents and collect the Obligations on Lender's behalf. Pursuant to the Loan Servicing Agreement, Lender may authorize the Loan Servicer to take certain actions, perform certain duties and exercise certain powers on Lender's behalf under the provisions of the Loan Documents and any other instruments and agreements referred to in this Agreement, all of to which Borrower hereby consent.
(hd)The Loan Servicer shall have no duties or responsibilities to Borrower, but only to Lender and then only as expressly set forth in the Loan Servicing Agreement. Without limiting the generality of the foregoing, the Loan Servicer shall have no obligation to make any loans or advances to Borrower. Neither the Loan Servicer nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them under this Agreement or in connection herewith, unless caused by its or their willful misconduct. The Loan Servicer's duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Loan Servicer any rights or obligations with respect to the Loan Documents except as expressly set forth herein. Neither Borrower nor any Guarantor shall in any way be construed to be a third party beneficiary of any relationship between the Loan Servicer and Lender.
(he)The Loan Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(hf)Borrower shall be entitled to rely upon any communication whether written or oral sent or made by the Loan Servicer for and on behalf of Lender with respect to all matters pertaining to the Loan Documents and Borrower' duties and obligations hereunder, unless and until Borrower receive written notice from Lender that the Loan Servicer is no longer servicing the Loan.
(e)    The Loan Servicing Agreement may be terminated at any time without prior notice to or consent of Borrower, and Lender will notify Borrower within a reasonable period of time thereafter of such termination. Upon termination of the Loan Servicing Agreement and failure to replace the Loan Servicing Agreement with a new servicing agreement, all references herein to the Loan Servicer shall thereafter mean and refer to Lender.
10.22    Right of Lender to Extend Time of Payment, Substitute, Release Security, Etc.
Without affecting the liability of any Person for the payment of any of the Obligations and without affecting or impairing Lender's Lien and other rights in and to the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Lender may from time to time, without notice: (a) release any Person liable for the payment of the Loan; (b) extend the time or otherwise alter the terms of payment of the Loan; (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements; (d) alter, substitute, or release any property securing the Obligations; (e) realize upon any Collateral for the payment of all or any portion of the Loan as provided herein in such order and manner as it may deem fit; and/or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.
10.23    Notice to Purchaser
. Borrower hereby authorizes Lender and Lockbox Agent (but neither Lender nor Lockbox Agent shall be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of the Lender thereon and any other matter relating thereto, and by no later than the Closing Date, Borrower shall deliver to Lender notifications to the Purchasers executed in blank by Borrower and in form acceptable to Lender, pursuant to which such Purchasers (or other obligors) are directed to remit all payments in respect of the Collateral to Lockbox Agent or as Lender may otherwise require.
10.24    Collection of Pledged Notes Receivable
. Borrower hereby directs and authorizes each Purchaser and any other Person liable for the payment of any Pledged Note Receivable, and promptly after the Closing Date, shall direct in writing each such Person, to pay each installment due thereon directly to Lockbox Agent, pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Lender or, at Lender's direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Lender. Following the occurrence of a Default or Event of Default, Lender shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Lender, and Lender is hereby authorized to receive, collect, hold, and apply the same in accordance with the provisions of this Agreement but shall provide Borrower with accountings of all such activity on at least as frequent a basis as Lockbox Agent was obligated to provide accountings to Lender and Borrower, pursuant to the Lockbox Agreement. In the event that following the occurrence of a Default or an Event of Default, Lender or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Lender may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such event of default to the defaulting party or parties, and Lender shall have the right (but not the obligation), subject to the terms of such instruments, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default to foreclose each of the Timeshare Mortgages securing the payment thereof and to enforce any other remedies available to the holder of such Pledged Notes Receivable, with respect to such event of default. Borrower hereby further authorizes, directs, and empowers Lender (and Lockbox Agent or any other Person as may be designated by Lender in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and, upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts had been endorsed by Borrower.
10.25    Power of Attorney
. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower, and in Borrower's name, place, and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 10.24 above; (b) to demand and receive from time to time any and all property, rights, titles, interests, and Liens (which are related to Lender's Collateral) hereby sold, assigned, and transferred, or intended so to be, and to give receipts for same; (c) upon a Default or an Event of Default, to collect all rent, revenues, and income, pursuant to the terms of any Pledged Note Receivable and relocated Timeshare Mortgage; (d) from time to time, to institute and prosecute, in Lender's own name, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and Liens hereby sold, assigned, or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the said property, rights, titles, interests, and Liens; (e) upon a Default or an Event of Default, to change Borrower's post office mailing addresses in connection with the Collateral; and (f) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable, subject to the terms, provisions, and conditions hereof. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 10.25 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason.
10.26    Taxes
.     (a)     Any and all payments by or on account of any obligations of Borrower to Lender under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including penalties, interest and additions to tax), imposed by any Governmental Authority, excluding, in the case of Lender, (i) such taxes (including income taxes or franchise taxes) as are imposed on or measured by the net income, overall receipts or total capital of Lender by the jurisdiction in which Lender is organized or maintains a Lending Office or any political subdivision thereof, and (ii) any branch profits taxes imposed by the United States of America (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).
(b)    In addition, Borrower shall pay to the relevant Governmental Authority any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

(c)    Borrower shall indemnify and hold Lender harmless for the full amount of any and all Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.26) paid or payable by Lender and any liability (other than any penalties, interest, additions, and expenses that accrue both after the one hundred eightieth (180th) day after the receipt by Lender of written notice of the assertion of such Taxes or Other Taxes and before the date that Lender provides Borrower with a certificate relating thereto) pursuant to Section 10.26(i) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payments under this indemnification shall be made within ten (10) days from the date Lender makes written demand therefor.

(d)    If Borrower shall be required by applicable law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

(i)    the sum payable shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.26), Lender receives an amount equal to the sum it would have received had no such deductions been made;

(ii)    Borrower shall make such deductions; and

(iii)    Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(e)    Within ten (10) days after the date of any payment by Borrower of Taxes or Other Taxes to a Governmental Authority, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

(f)    If Borrower is required to pay additional amounts to or for the account of Lender pursuant to this Section 10.26, then Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by Borrower or to designate a Lending Office from a different jurisdiction (if such a Lending Office exists) so as to eliminate or reduce any such additional payments by Borrower which may accrue in the future if such filing or changes in the reasonable judgment of Lender, would not require Lender to disclose information Lender deems confidential and is not otherwise disadvantageous to Lender.

(g)    If Lender, in its reasonable judgment, receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 10.26, it shall promptly pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 10.26 with respect to the Taxes or Other Taxes giving rise to such refund) and any interest paid by the relevant Governmental Authority with respect to such refund, provided, that Borrower, upon the request of Lender, shall repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay the applicable refund to such Governmental Authority.

(h)    Notwithstanding anything herein to the contrary, if Lender is required by law to deduct or withhold any Taxes or Other Taxes or any other taxes from or in respect of any sum payable to Lender by Borrower, Lender shall not be required to make any gross-up payment to or in respect of Lender, except to the extent that a corresponding gross-up payment is actually received by Lender from Borrower.

(i)    Any Lender claiming reimbursement or compensation pursuant to this Section 10.26 shall deliver to Borrower (with a copy to Lender) a certificate setting forth in reasonable detail the amount payable to Lender hereunder and such certificate shall be conclusive and binding on Borrower in the absence of manifest error.

(j)    The agreements and obligations of Borrower in this Section 10.26 shall survive the payment of all other Obligations.
[Remainder of page intentionally left blank.
Next page is signature page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Lender:
CAPITALSOURCE FINANCE LLC,
a Delaware limited liability company, as agent,
By:	/S/ HEATHER E. MURPHY
Name:	Heather E. Murphy
Title:	Senior Counsel

Borrower:
SILVERLEAF RESORTS, INC.,
a Texas corporation
By:	/S/ HARRY J. WHITE, JR.
Name:	Harry J. White, Jr.
Title:	Chief Financial Officer

Index of Exhibits to Agreement not Filed Herewith
Exhibit A    -    Form of Master Collateral Assignment
Exhibit B    -    Form of Request for Release
Exhibit C    -    Intentionally Omitted
Exhibit D    -    Intentionally Omitted
Exhibit E    -    Form of Initial Advance Request
Exhibit F    -    Form of Subsequent Advance Request
Exhibit G    -    Form of Borrowing Base Certificate
Exhibit H    -    Form of Promissory Note
Exhibit I    -    Form of Supplemental Pledge and Assignment of Notes Receivable and Timeshare Mortgages